EXHIBIT 10.6

MORGAN STANLEY 401(k) PLAN

Amended and Restated Effective as of January 1, 2013

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SECTION 7. INVESTMENT AND VALUATION OF THE TRUST FUND	51
(a) The Trust Agreement	51
(b) Investment of the Trust Fund	51
(c) Valuation of the Trust Fund	54
(d) Investment Option Elections	54
(e) Investment Committee	58

SECTION 8. EMPLOYEE STOCK OWNERSHIP PLAN	61
(a) ESOP Designation	61
(b) Cash Dividends on Morgan Stanley Stock	61
(c) Non-cash Dividends	63
(d) Tenders and Voting	63

SECTION 9. ACCOUNTS	70

SECTION 10. PLAN BENEFITS	71
(a) Amount of Benefit	71
(b) Forfeitures	72
(c) Payee’s Location Not Ascertainable for 60 Months	73

SECTION 11. DISTRIBUTION OF PLAN BENEFITS	75
(a) Form of Distribution	75
(b) Time of Distribution	76
(c) Right to Deferred Distribution	77
(d) Death of Participant	78
(e) Designation of Beneficiary	79
(f) Administrative Procedures	80
(g) Optional Direct Rollover of Eligible Rollover Distributions	81

SECTION 12. WITHDRAWALS AND LOANS	83
(a) General Rule	83
(b) Limitations on Withdrawals	83
(c) Source and Amount of Withdrawals	84
(d) Time of Payment of Withdrawals	84
(e) Form of Payment of Withdrawals	84
(f) Hardship	85
(g) Loans	88
(h) Qualified Reservist Distribution	92

SECTION 13. INCORPORATION OF CERTAIN CODE REQUIREMENTS BY REFERENCE	93
(a) Incorporation of Code Section 401(a)(9)	93

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(b) Incorporation of Code Section 415 Limitations	95
(c) Military Service	97

SECTION 14. FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION	98
(a) General	98
(b) Procedure and Performance of Duties; Delegation	98
(c) General Powers of Plan Administrator	99
(d) Rules and Regulations	99
(e) Conversion of Amounts of Earnings	100
(f) Indemnification	100
(g) Quorum	100
(h) Action Without Meeting	101
(i) Meeting by Telephone Conference	101

SECTION 15. INVESTMENT POLICY	102

SECTION 16. CLAIMS PROCEDURE	103
(a) Claims	103
(b) Denial of Claims	104
(c) Small Claims	104
(d) Authority to Terminate Committee Member	105

SECTION 17. BENEFIT PLAN APPEALS COMMITTEE	106
(a) Establishment of Benefit Plan Appeals Committee	106
(b) Appeals from Claim Denials	106
(c) Decision on Review	107
(d) Exhaustion of Administrative Remedies	108
(e) Authority of Benefit Plan Appeals Committee	108
(f) Authority to Terminate Committee Member	109

SECTION 18. EXPENSES OF PLAN AND TRUST FUND	110

SECTION 19. AMENDMENT AND TERMINATION	111
(a) Amendment of Plan	111
(b) Termination of Plan	111
(c) Amendment Required for Qualification	112
(d) No Reversion of Funds	112
(e) Full Vesting Upon Termination	113

SECTION 20. MISCELLANEOUS	114
(a) Inalienability of Rights	114

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(b) Plan Mergers	115
(c) Payments to and From the Plan	115
(d) No Right in Trust Fund or to Employment	115
(e) Competency to Handle Benefits	116
(f) Governing Law	116
(g) Costs of Legal Action	116

SECTION 21. EXECUTION	117

APPENDIX A. IIG PARTICIPATING COMPANIES	A-1

APPENDIX B. MORGAN STANLEY PARTICIPATING COMPANIES	B-1

SUPPLEMENT A. TOP-HEAVY PROVISIONS	AA-1

SUPPLEMENT B. PARTICIPANTS RESIDING IN PUERTO RICO	BB-1

SUPPLEMENT C. PROVISIONS RELATING TO DPSP PARTICIPANTS	CC-1

SUPPLEMENT D. PROVISIONS RELATING TO MORGAN STANLEY ESOP PARTICIPANTS	DD-1

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MORGAN STANLEY 401(k) PLAN

Amended and Restated Effective as of January 1, 2013

SECTION 1. INTRODUCTION

The Morgan Stanley 401(k) Plan (the “Plan”), as set forth in this document, constitutes a restatement of the Plan, effective as of January 1, 2013. This restatement of the Plan applies to Participants who retire or otherwise terminate employment on or after January 1, 2013. This restatement of the Plan also applies to Participants who retired or whose employment otherwise terminated prior to January 1, 2013, provided that any provisions of the restatement applicable only to active Participants (e.g., the contribution provisions for active Participants in Sections 5 and 6) shall not apply to such Participants.

The Plan is subject to further amendment in accordance with Section 19, including amendments required to meet applicable rules and regulations of the Internal Revenue Service or the United States Department of Labor.

The Plan is intended to be a profit-sharing plan for purposes of Code section 401(a)(27). The Plan is also an eligible individual account plan (within the meaning of ERISA section 407(d)(3)) and shall be interpreted accordingly. The Plan provides for the acquisition and holding of “qualifying employer securities” as defined in ERISA section 407(d)(5). Up to 100% of the Plan’s assets may be invested in qualifying employer securities. Effective June 30, 2009, the portion of the Plan’s assets invested in the Morgan Stanley Stock Fund with respect to those Participants for whom Morgan Stanley Stock constitutes “employer securities” within the meaning of Code section 409(l) (i.e., Participants employed or deemed to be employed by a corporate employer for federal tax purposes) is designated as an “employee stock ownership plan” under Code section 4975(e)(7).

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SECTION 2. DEFINITIONS

When used herein, the following terms shall have the following meanings unless the context clearly indicates a different meaning:

“Accounts” means any or all of the Accounts maintained for a Participant pursuant to Section 9.

“Affiliated Group” means any trade or business (including any Participating Company), whether or not incorporated, which at the time of reference controls, is controlled by or under common control with a Participating Company, within the meaning of Code section 414(b) or 414(c), or is a member of an affiliated service group which includes a Participating Company, within the meaning of Code section 414(m). To the extent required by law, all employees of all corporations which are members of a controlled group of corporations (as defined in Code section 414(b)) and all employees of all trades and businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c)) will be treated as employed by a single employer.

“After-Tax Contributions” means the contributions so described in Section 5(a)(ii).

“Applicable Disaster Date” means the day or days on which the event (such as a storm, tornado or flooding) giving rise to a presidentially-declared disaster takes place.

“Authorized Absence” means an absence authorized by a Participating Company without loss of employment status, including absence on account of parental leave, family leave, illness, business of the Participating Company, vacation, jury duty and military or governmental service, whether or not salary shall be paid during such absence.

“Beneficiary” means the person or persons (which may include one or more trusts) designated by a Participant pursuant to Section 11(e).

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“Board of Directors” shall mean the Board of Directors of the Company, or any committee of such Board of Directors to the extent expressly authorized by resolutions of the Board of Directors to exercise the powers of the Board of Directors in respect of the Plan. The Board of Directors has authorized the Executive Committee of the Board of Directors to exercise such powers.

“Broker-Dealer Merger” means the merger of Morgan Stanley DW Inc. with and into Morgan Stanley & Co. Incorporated as of April 1, 2007.

“Business Unit” means Morgan Stanley, in whole or in part, and any subsidiary, group of subsidiaries, divisions, departments, units, business activity or group of business activities of Morgan Stanley, as determined by the Company for each Plan Year.

“Citigroup Transferee” shall have the meaning given in Appendix B.

“Citi Pension Transition Contributions” means contributions made to the Plan pursuant to Section 6(e).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Morgan Stanley Domestic Holdings Inc., a Delaware corporation, which shall be the Plan’s sponsor. Prior to June 1, 2011, “Company” meant Morgan Stanley & Co. Incorporated, a Delaware corporation.

“Company Contributions” means contributions made by a Participating Company under Section 6 of the Plan and any matching or profit-sharing contributions transferred from the Morgan Stanley ESOP in connection with the ESOP Merger.

“Delayed Transfer Individual” means an Employee who is a Citigroup Transferee and who is transferred from Citigroup to a Participating Company after June 1, 2009; provided that such terms shall not include an individual who was on a bona fide leave of absence on the date such individual’s employment with such Participating Company was scheduled to have begun.

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“DPSP” means the Morgan Stanley & Co. Incorporated Deferred Profit Sharing Plan, as in effect prior to the DPSP Merger.

“DPSP Merger” means the merger of the DPSP with and into the START Plan, effective as of October 1, 2002.

“Earnings” means base salary, cash bonuses, commissions, incentive compensation, overtime and other cash compensation paid by a Participating Company to a Participant for services rendered as an Eligible Employee. Earnings also include any salary reduction amounts elected by a Participant pursuant to an arrangement maintained by a Participating Company under Code section 401(k), 125 or 132(f)(4). Earnings exclude, without limitation: (a) earnings paid for any period prior to the date an Employee becomes an Eligible Employee or during a period the Employee is not an Eligible Employee, (b) non-cash compensation, (c) imputed income, (d) cash payments made to or on behalf of a Participant for an employment-related expense or in the nature of an allowance, such as medical or expense reimbursements, cost of living, relocation or transition allowances, tax equalization or gross-up payments and employee referrals, (e) amounts payable under continued service bonus agreements (generally payable by the fourth anniversary of hire), (f)(1) for a Participant whose employment with the Affiliated Group terminates on or after January 1, 2010, amounts otherwise described in this Section but paid after the later of 30 days after the date on which the Participant’s employment with the Affiliated Group terminates or the 10th day of the month following the month in which the Participant’s employment with the Affiliated Group terminates; (2) for a participant whose employment with the Affiliated Group terminates on or before December 1, 2009, amounts paid more than 30 days after the date on which the

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Participant’s employment with the Affiliated Group terminates; and (3) for a participant’s whose employment terminates within the 30 days prior to January 1, 2010, the provision in (f)(1) or (f)(2) that results in the larger amount of Earnings for such Participant, (g) any amounts paid as severance award or settlement in connection with an Employee’s termination of employment, and (h) any amounts paid under any plan or payroll practice on account of retirement, disability or death of an Employee or his/her dependents. In addition, with respect to deferred (other than under Code section 401(k)) or executive compensation, Earnings (i) will not include any such amount when awarded, contributed or deferred, (ii) will not include periodic distributions of earnings or dividend equivalents, such as dividend equivalent payments under the Morgan Stanley Equity Incentive Compensation Plan, (iii) will not include amounts that are paid in settlement of an award or deferral, except to the extent that they met the definition of Earnings applicable to the Participant under this Plan for periods prior to January 1, 2004, and (iv) will not include any payment or deferral in respect of a carried interest plan or a profits participation plan maintained by Morgan Stanley Real Estate Funds. Notwithstanding the foregoing, in no event will Earnings include amounts that are not considered “compensation” for purposes of Code section 415 and the regulations promulgated thereunder. Earnings include the amount of any differential wage payments made by a Participating Company to a Participant in accordance with Code sections 3401(h) and 414(u)(12).

Earnings also shall exclude, even if includable in gross income: (1) any amount includable in gross income attributable to the exercise of a stock option, or attributable to the vesting of, or a Code section 83(b) election with respect to, an award of restricted stock; (2) reimbursements or other expense allowances including car allowances; (3) cash and non-cash fringe benefits; (4) moving expenses; (5) severance pay; (6) tuition reimbursements; (7) pay in lieu of unused vacation; (8) deferred compensation; (9) welfare benefits; (10) any sign-on

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bonuses; (11) any retention bonuses; (12) the portion of any incentive bonus or commissions paid in the form of an award of restricted stock and/or stock options during such Plan Year; and (13) any extraordinary payments, including, but not limited to, special one-time compensation arrangements, payments related to settlements, or forgivable loans.

If any person should receive Earnings during the same payroll period from a Participating Company and also from a Foreign Subsidiary, and if such person is considered an Eligible Employee, the aggregate amount so received shall be treated as his or her Earnings.

Notwithstanding the foregoing, the annual Earnings of each Participant taken into account under the Plan, including in determining the Pre-Tax Contributions, After-Tax Contributions and Roth Elective Deferrals a Participant may elect to contribute and, except as otherwise provided below, in determining Company Contributions, shall not exceed the compensation limit under Code section 401(a)(17), pro-rated for any short plan year to the extent required by the regulations thereunder, and adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). The annual Earnings taken into account in determining allocations of Fixed Contributions and Firm Contributions to an eligible Participant for any given Plan Year shall not exceed $100,000.

“Elective Deferrals” means elective deferrals within the meaning of Code section 402(g). Elective Deferrals shall also include any Roth Elective Deferrals made pursuant to Section 5(i).

“Eligible Employee” means any person who receives regular and stated compensation from, and is treated as an employee for wage withholding purposes by, a Participating Company, other than a pension, retainer or remuneration in the nature of a consulting fee, and shall not include any person who is classified by a Participating Company as (a) a leased employee of any Participating Company (including without limitation a Leased

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Employee), an independent contractor or a consultant; (b) a provider of services to a Participating Company pursuant to a contractual arrangement, such as under the PAL or CHIMES systems, either with that person or with a third party, other than one specifically providing for an employment relationship with a Participating Company; (c) a non-resident alien who receives no earned income from a Participating Company which constitutes U.S. source income (within the meaning of Code section 861(a)(3)); (d) an intern or a summer associate; or (e) covered by a collective bargaining agreement with respect to which a member of the Affiliated Group is a party, except to the extent that such agreement provides that Employees covered thereby shall be considered to be Eligible Employees. The Plan Administrator may, in its sole discretion and on the basis of uniform rules applicable to all persons in similar circumstances, consider as an Eligible Employee any person who is a United States citizen and who is employed outside the continental limits of the United States by a Foreign Subsidiary. An individual’s status as an Eligible Employee shall be determined by the Plan Administrator and such determination shall be conclusive and binding upon all persons. If any person excluded as an Eligible Employee pursuant to the preceding sentence shall be determined by a court or a federal, state or local regulatory or administrative authority to have served as a common law employee of a Participating Company, such determination shall not alter this exclusion as an Eligible Employee for purposes of this Plan.

Notwithstanding the foregoing, the term “Eligible Employee” shall not include any Employee coded and paid as an hourly employee who is first hired by or first transferred to a Participating Company on or after July 1, 2004, except as otherwise provided in Appendix B.

“Eligible IIG Employee” means an Eligible Employee who is employed by a Participating Company listed on Appendix A or who is otherwise designated in writing by the Plan Administrator as an Eligible IIG Employee. Notwithstanding anything herein to the

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contrary, to the extent an Eligible Employee is an Eligible IIG Employee due to employment by Morgan Stanley DW Inc. or a subsidiary thereof prior to the Broker-Dealer Merger, such Eligible Employee shall not cease to be treated as an Eligible IIG Employee, nor become treated as an Eligible MS Employee, after the effective date of the Broker-Dealer Merger solely as a result of such merger.

“Eligible MS Employee” means an Eligible Employee who is employed by a Participating Company listed on Appendix B or otherwise designated in writing by the Plan Administrator as an Eligible MS Employee.

“Employee” means any individual employed by any member of the Affiliated Group or any other employer required to be aggregated with any member of the Affiliated Group under Code section 414(b), (c), (m) or (o). The term Employee shall also include any Leased Employee deemed to be an employee of any such employer as provided in Code section 414(n) or (o) to the extent required by Code section 414(n).

“Employment Commencement Date” means Employment Commencement Date as defined in Section 4(b) or Section 4(c), as applicable.

“Entry Date” means:

(a) with respect to an Eligible Employee, other than a Part-time Employee who is not regularly scheduled to work at least one half of the standard work week at his or her Business Unit, as determined by the Plan Administrator, either the first practicable pay date following such Eligible Employee’s Employment Commencement Date or any pay date thereafter; or

(b) with respect to a Part-time Employee who is not regularly scheduled to work at least one half of the standard work week at his or her Business Unit, as determined by the Plan Administrator, either the first practical pay date following such Eligible Employee’s completion of the applicable participation requirements set forth in Section 3 of the Plan or any pay date thereafter.

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For purposes of this definition, a pay date is each date on which an Employee is scheduled to be paid regular cash compensation (including bonuses) under the payroll system of the Participating Company that employs such Employee.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ESOP Merger” means the merger of the Morgan Stanley ESOP into the Plan, effective at the end of August 31, 2008.

“Excess Aggregate Contributions” means the aggregate amount by which the amount of contributions made by or on behalf of Highly Compensated Employees which are taken into account for purposes of the ACP test exceeds the maximum amount of such contributions permitted under Code section 401(m)(2), as set forth in Section 5(g)(i). The maximum amount of such contributions shall be determined by hypothetically reducing the contributions made by or on behalf of Highly Compensated Employees in order of their actual contribution ratios, as described in Section 5(g)(i), beginning with the highest of such actual contribution ratios. Excess Aggregate Contributions for a Plan Year shall be allocated to Highly Compensated Employees in accordance with Code section 401(m)(6)(C), on the basis of the largest dollar amounts of such contributions taken into account for purposes of the ACP test for the Plan Year, beginning with the Highly Compensated Employee with the highest such dollar amount for the Plan Year and continuing in descending order until the total amount of the Excess Aggregate Contributions has been allocated.

“Excess Contributions” means the aggregate amount by which the amount of contributions made by or on behalf of Highly Compensated Employees which are taken into

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account for purposes of the ADP test exceeds the maximum amount of such contributions permitted under Code section 401(k)(3), as set forth in Section 5(e)(i). The maximum amount of such contributions shall be determined by hypothetically reducing the Contributions made by or on behalf of Highly Compensated Employees in order of their actual deferral ratios, as described in Section 5(e)(i), beginning with the highest of such actual deferral ratios. Excess Contributions for a Plan Year shall be allocated to Highly Compensated Employees in accordance with Code section 401(k)(8)(C), on the basis of the largest dollar amounts of such contributions taken into account for purposes of the ADP test for the Plan Year, beginning with the Highly Compensated Employee with the highest such dollar amount for the Plan Year and continuing in descending order until the total amount of the Excess Contributions has been allocated.

“Excess Elective Deferrals” means those Elective Deferrals that are includible in a Participant’s gross income under Code section 402(g) to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section.

“Fiduciary Responsibility” means those operational and administrative duties required to be performed by fiduciaries pursuant to the provisions of Part 4 of Title I of ERISA.

“Financial Advisor” means a Participant whose job title includes Financial Advisor, Producing Assistant Branch Manager, Producing Branch Manager, Producing Sales Manager or any equivalent title.

“Firm Contributions” means discretionary profit sharing contributions made to the Plan pursuant to Section 6(b). Firm Contributions also shall include any profit sharing contributions transferred to the Plan in connection with the ESOP Merger.

“Fixed Contributions” means contributions made to the Plan pursuant to Section 6(c).

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“Fixed Contribution Earnings” means a Participant’s Earnings for the Plan Year; provided, however, that Fixed Contribution Earnings shall exclude amounts paid before the first day of the month following the Participant’s completion of any applicable age and service requirements for participation in the Plan.

“Foreign Subsidiary” shall mean a foreign affiliate (as defined in Code section 3121(1)(6)) of a Participating Company if such Participating Company has entered into an agreement under Code section 3121(l) (relating to Social Security Taxes) which applies to such foreign affiliate.

“Full-time Employee” means an Eligible Employee who is not a Part-time Employee.

“Highly Compensated Active Employee” means any Employee who (a) was a 5% owner (as defined in Code section 416(i)(1)) during the calendar year or the preceding calendar year or (b) for the preceding calendar year had compensation (within the meaning of Code section 414(q) as in effect for the year of determination) from the Participating Company or an Affiliated Group member in excess of $80,000, as adjusted by the Secretary of the Treasury or a delegate thereof in accordance with Code section 414(q), and was in the Top Paid Group of Employees for such preceding calendar year. For purposes of the definition of “Highly Compensated Active Employee,” Employee shall not include a non-resident alien who receives no earned income from sources within the United States.

“Highly Compensated Employee” means a Highly Compensated Active Employee or a Highly Compensated Former Employee.

“Highly Compensated Former Employee” means a former Employee who was a Highly Compensated Active Employee at the time of his or her Severance Date or was a Highly Compensated Active Employee at any time after attaining age 55. For these purposes, the “Severance Date” means the date the Employee separates from service within the meaning of Code section 414(q)(6)(A).

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“Hour of Service” means an Hour of Service as defined in Section 4(b) or Section 4(c), as applicable.

“IIG Participant” means an Eligible IIG Employee who has become a Participant in the Plan in accordance with Section 3(a) and whose participation has not terminated pursuant to Section 3(c).

“Investment Committee” means the committee established to manage assets of the Trust Fund in accordance with Sections 7 and 15.

“Investment Funds” means the Morgan Stanley Stock Fund and such Investment Funds as may be designated by the Investment Committee pursuant to Section 7.

“Leased Employee” means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person, has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and whose services are performed under the primary direction and control of the recipient within the meaning of Code section 414(n)(2)(C). Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A leased employee shall not be considered an employee of the recipient if:

(a) such employee is covered by a money purchase pension plan providing:

(i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code section 125, 402(a)(8), 402(h) or 403(b),

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(ii) immediate participation and

(iii) full and immediate vesting; and

(b) leased employees do not constitute more than 20% of the recipient’s non highly compensated workforce.

“Make-up Contributions” means contributions made to the Plan pursuant to Section 6(f).

“Matched Contributions” means Pre-Tax Contributions and Roth Elective Deferrals.

“Matching Contributions” means contributions allocated to a Participant’s Account by reason of his or her Matched Contributions, including any matching contributions transferred to the Participant’s Account in connection with the ESOP Merger.

“Morgan Stanley ESOP” means the Morgan Stanley Employee Stock Ownership Plan, as in effect prior to the ESOP Merger.

“Morgan Stanley Stock” means the common stock of Morgan Stanley, a Delaware corporation, par value $.01 per share. Shares of Morgan Stanley Stock are “qualifying employer securities” as defined in ERISA section 407(d)(5).

“Morgan Stanley Stock Fund” means that part of the Trust Fund invested as provided in Section 7(b)(ii).

“MS Participant” means an Eligible MS Employee who has become a Participant in the Plan in accordance with Section 3(a) and whose participation has not terminated pursuant to Section 3(c).

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“MS Transition Contributions” means contributions made to the Plan pursuant to Section 6(d).”

“One Year Break” means a One Year Break as defined in Section 4(b).

“Participant” means an Eligible Employee who has become a Participant in the Plan in accordance with Section 3(a) and whose participation has not terminated pursuant to Section 3(c).

“Participating Company” means the Company and any member of the Affiliated Group that has been designated in writing as a Participating Company by the Company and has accepted such designation in writing, to the extent its employees are eligible for the Plan. The Participating Companies are listed in Appendices A and B attached hereto.

“Part-time Employee” means, effective June 1, 2009, an Eligible Employee who is regularly scheduled to work less than the standard work week at his or her Business Unit, as determined by the Plan Administrator.

“Period of Service” means a Period of Service, as defined under Section 4(b) or Section 4(c), as applicable.

“Period of Severance” means a Period of Severance as defined in Section 4(b).

“Pension Plan” means the Morgan Stanley Employees Retirement Plan, as amended from time to time.

“Plan” means this Morgan Stanley 401(k) Plan, including all Appendices and Supplements hereto, as amended from time to time.

“Plan Administrator” means a Global Director of Human Resources or his or her delegate. Any action to be taken by the Plan Administrator hereunder may be taken by any one person in such position.

“Plan Benefit” means the amount so described in Section 10.

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“Plan Year” means the 12-month period ending December 31.

“Pre-Tax Contributions” means the contributions so described in Section 5(a)(i).

“Qualified Disaster Recovery Assistance Distribution” means, effective September 1, 2008, a distribution made to an individual after an Applicable Disaster Date, and before January 1, 2010, whose principal residence on the Applicable Disaster Date is located in an area declared to be a disaster area and who sustained an economic loss as a result of such disaster. A Qualified Disaster Recovery Assistance Distribution is limited to a maximum of $100,000 and shall be subject to such other conditions and limitations as may be provided by statute or in other applicable guidance or as may be determined by the Plan Administrator on a nondiscriminatory basis.

“Qualified Hurricane Sandy Distribution” means a distribution for any hardship as permitted under Announcement 2012-44, made on or after October 26, 2012 and no later than February 1, 2013, to a Participant whose (a) principal residence on October 26, 2012 was located in one of the counties or tribal nations identified as a covered disaster area because of the devastation caused by Hurricane Sandy, (b) place of employment was located in such counties or tribal nations on such date, or (c) lineal ascendant or descendant, dependent or spouse had a principal residence or place of employment in such counties or tribal nations on such date.

“Qualified Matching Contributions” means contributions to the Plan made by any Participating Company and allocated to a Participant’s Account by reason of his or her Matched Contributions that are nonforfeitable when made and designated by the Plan Administrator as Qualified Matching Contributions.

“Qualified Non-Elective Contributions” means contributions made by any Participating Company on behalf of any or all Eligible Employees that are nonforfeitable when made and designated by the Plan Administrator as Qualified Non-Elective Contributions.

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“Qualified Reservist Distribution” means, a distribution under Section 12(h) made to a Participant who is on active duty in the uniformed services for a period of more than 30 days that is a “qualified reservist distribution” under Code section 72(t)(2)(G)(iii).

“Release” means any termination of a Participant’s employment which is initiated by the Participating Company employing the Participant or an Affiliated Group member by reason of its decision to close permanently a branch office or other facility, or to reduce permanently the number of employees which it employs due to a substantial change in economic conditions and designated by the Plan Administrator as a Release.

“Retirement” means termination of a Participant’s employment with a Participating Company and all members of the Affiliated Group on or after the date he or she has both (a) attained age 55 and (b) completed five years of service under the qualified defined benefit plan of the Company or Affiliated Group member covering such Participant, or, in the case of a Participant who is not covered by any such plan, completed five years of service as determined under the Pension Plan.

“Retirement Contributions” means contributions made to the Plan as “Retirement Contributions” with respect to a Plan Year beginning before January 1, 2011.

“Rollover Contributions” means cash contributions to the Plan made by a Participant pursuant to Section 5(j) which qualify for rollover treatment under Code section 402(c)(1), 403(a)(4) or 408(d)(3)(A)(ii).

“Saxon Participant” means on and after May 2, 2011, a Participant who was (a)(i) an Eligible Employee on December 31 of the Plan Year (including any Participant on an Authorized Absence) or (ii) an Eligible Employee immediately prior to his termination of employment during such Plan Year as a result of death, Total and Permanent Disability, Retirement or Release during such Plan Year, and (b) employed by SCI Services, Inc., Saxon

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Mortgage, Inc., America’s Moneyline, Inc., Saxon Mortgage Services, Inc. or Saxon Funding Management, Inc., or any successors thereto, on the dates referenced in either (a)(i) or (a)(ii) above.

“START Plan” means the Dean Witter START Plan (Saving Today Affords Retirement Tomorrow), as in effect prior to the DPSP Merger.

“Testing Compensation” means the total compensation actually paid to an Eligible Employee for a Plan Year by the Affiliated Group member that employs the Eligible Employee, as reported on the Internal Revenue Service Form W-2 (or its equivalent) issued with respect to the Eligible Employee, plus any elective deferrals or contributions made with respect to the Eligible Employee as described in Code section 415(c)(3)(D), including elective deferrals or contributions under Code section 401(k), 125 or 132(f)(4) under a plan of the Affiliated Group member, provided that, to the extent applicable, the annual compensation of an Eligible Employee taken into account shall not exceed the $200,000 compensation limit under Code section 401(a)(17), as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Any base salary, cash bonuses, commissions, overtime or other compensation paid after a Participant’s severance from employment may be included in Testing Compensation to the extent permitted by Code section 415(c) and the regulations thereunder and designated by the Plan Administrator on a nondiscriminatory basis.

“Top Paid Group” means those Employees who are included in the group consisting of the top 20% of the employees of the Company and its Affiliated Group members when ranked on the basis of compensation paid during the calendar year, as determined in accordance with Code section 414(q)(3). For these purposes, (a) employees of an Affiliated Group member shall include employees of any entity that would be taken into account pursuant to Code section 414(q)(7); and (b) the number of employees in the Top Paid Group of

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Employees shall be determined by excluding a person who has not completed at least six months of service, normally works less than 17 1/2 hours each week, normally works less than six months during any year, has not attained age 21, is a non-resident alien and receives no earned income from sources within the United States or except to the extent required to be included by Code section 414(q), who is included in a unit of employees covered by a collective bargaining agreement.

“Total and Permanent Disability” (or “Totally and Permanently Disabled”) means the inability to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment which is reasonably expected to last for a continuous period of not less than 12 months or to result in death. A Participant shall be considered to be Totally and Permanently Disabled if (a) he or she has been determined to be totally and permanently disabled by the Company’s U.S. long-term disability administrator and (b) he or she has terminated employment with the Company and all of its affiliates on account of disability, as determined by the Plan Administrator.

“Trust Agreement” means any trust agreement entered into between the Company and a Trustee, as amended from time to time.

“Trustee” means one or more persons appointed by the Company to act as a trustee under the Plan (provided each person so appointed accepts such appointment pursuant to a Trust Agreement) and any successor trustee or trustees appointed from time to time who so accept such appointment.

“Trust Fund” means the trust fund or trust funds established pursuant to the Trust Agreement to hold and reflect all assets of the Plan (and the income, gains or losses attributable thereto).

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“Valuation Date” means each day on which the New York Stock Exchange is open and/or such other dates as the Plan Administrator shall determine.

“Year of Service” means a Year of Service as defined in Section 4(b) or 4(c), as applicable.

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SECTION 3. PARTICIPATION

(a) Commencement of Participation.

(i) Each individual who is a Participant in the Plan on December 31, 2012 shall continue as a Participant in the Plan on January 1, 2013.

(ii) Any other Full-time Employee or Part-time Employee who is regularly scheduled to work at least one half of the standard work week at his or her Business Unit, as determined by the Plan Administrator, may elect to become a Participant on any Entry Date coincident with or following his or her Employment Commencement Date. Any Part-time Employee who is not regularly scheduled to work at least one half of the standard work week at his or her Business Unit, as determined by the Plan Administrator, may elect to become a Participant as of the first Entry Date following the date on which he or she has completed one Year of Service and has attained the age of 21. An individual shall become eligible to receive Company Contributions, subject to Section 6, on the first day he or she may elect to become a Participant pursuant to the foregoing provisions.

(iii) If a Participant who severs employment is an Eligible Employee at the time of such severance and such Participant is later rehired as an Eligible Employee, he or she may elect to resume participation immediately upon such rehire or upon any Entry Date thereafter, regardless of the employee status into which he or she has been rehired. Such Participant also shall become eligible to receive Company Contributions, subject to Section 6, on the first day he or she is rehired as an Eligible Employee.

(b) Enrollment Process. Notwithstanding the foregoing, no Eligible Employee shall become a Participant in the Plan until such individual has completed the enrollment process established by the Plan Administrator.

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(c) Termination of Participation. A Participant’s participation shall terminate on the date no amount is payable to the Participant hereunder.

(d) Non-Duplication of Benefits. In no event shall an Eligible Employee be eligible to make or receive contributions hereunder based on base salary, bonuses, commissions or other forms of compensation with respect to which the individual is making or receiving contributions (whether or not vested) under another funded defined contribution plan maintained by a member of the Affiliated Group.

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SECTION 4. PERIOD OF SERVICE

(a) Application of Provisions. The service of all Employees hired on or after January 1, 2004 shall be determined under Section 4(b) and, to the extent applicable, the additional service rules set forth in Appendices A and B. The service of an Employee hired before January 1, 2004 by a Participating Company listed on Appendix A also shall be determined under Section 4(b), subject to any service crediting rules set forth in the START Plan for periods prior to the DPSP Merger that have continuing applicability. The service of an Employee hired by a Participating Company listed on Appendix B prior to January 1, 2004 shall be determined under Section 4(c) and, to the extent applicable, the additional service rules set forth in Appendix B.

(b) Service Rules for Post-2003 Hires and IIG Employees. For purposes of the Plan, an Employee whose service is determined under this Section 4(b) shall have a “Year of Service” for each Period or Periods of Service, whether or not consecutive, equal to 12 months. An Employee’s “Period of Service” shall be determined under the following rules:

(i) In General. An Employee’s Period of Service shall begin on the Employee’s Employment Commencement Date or Reemployment Commencement Date and end on the Employee’s Severance Date. An Employee’s Period of Service also includes any other period which constitutes a “Period of Service” under written rules or regulations adopted from time to time by the Plan Administrator. An Employee’s Period of Service for eligibility and vesting purposes shall include such periods as the Plan Administrator determines are required to be taken into account in order to comply with Code section 414(n)(4).

(ii) Service of Rehired Employees. An Employee’s Period of Service shall include any period following the Employee’s Severance Date and prior to the Employee’s

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first Reemployment Commencement Date following such Severance Date if such Reemployment Commencement Date occurs no later than 12 months after such Severance Date. For vesting purposes only, an Employee’s Period of Service shall not include any period prior to a One Year Break unless the Employee completes an Hour of Service after returning to employment.

(iii) Aggregation of Periods of Service. An Employee shall receive credit for Periods of Service of less than 12 consecutive months, by aggregating all non-successive Periods of Service and all Periods of Service which are fractional years or which do not constitute a whole 1-year Period of Service, whether or not consecutive. Fractional periods of a year are expressed in terms of days, on the basis that a day of service is credited if an Employee completes an Hour of Service during such day, and on the basis that 365 days of service equals a 1-year Period of Service.

(iv) Definitions. For purposes of the foregoing rules, the following terms have the following meanings unless the context clearly indicates a different meaning:

“Affiliated Group” means Affiliated Group as defined in Section 2 and any other entity required to be aggregated with any Participating Company pursuant to Code section 414(o) and the regulations thereunder.

“Employment Commencement Date” means the date on which an Employee first is credited with an Hour of Service.

“Hour of Service” means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Company or for any member of the Affiliated Group.

“One Year Break” means a Period of Severance of 12 consecutive months.

“Period of Severance” means each period from an Employee’s Severance Date to the Employee’s next Reemployment Commencement Date.

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“Reemployment Commencement Date” means the date on which an Employee first is credited with an Hour of Service after a Severance Date.

“Severance Date” means the earlier of the date on which an Employee quits, retires, is discharged or dies; or the first anniversary of the first date of a period in which an Employee remains continuously absent from service with an employer (with or without pay) for any reason other than quit, retirement, discharge or death. Notwithstanding the foregoing, an Employee shall not have a Severance Date when the Employee:

(1) Takes a leave of absence without pay approved by the appropriate member of the Affiliated Group. In the case of an approved leave of absence without pay for a period in excess of 12 months, the Employee shall be deemed to have a Severance Date as of the end of such 12-month period if the Employee fails to abide by the terms and conditions of such leave, which may include a requirement to return to active employment.

(2) Enters the military service of the United States, provided the Employee returns to active employment with any member of the Affiliated Group within the time the Employee’s reemployment rights are protected under applicable law. If the Employee does not so return, the Employee shall be deemed to have a Severance Date as of the date of entry into military service.

(3) Is unable to work due to disability or sickness. If the Employee does not return to employment with a member of the Affiliated Group before the second anniversary of the beginning of an absence due to disability, the Employee shall have a Severance Date on such second anniversary.

(4) Is on jury duty, a leave of absence with pay, an approved vacation or a holiday.

(5) Is absent from work:

(A) by reason of the pregnancy of the individual,

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(B) by reason of a birth of a child of the individual,

(C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

(D) for purposes of caring for such child for a period beginning immediately following such birth or placement. If the Employee does not return to employment with a member of the Affiliated Group before the second anniversary of the beginning of such absence the Employee shall have a Severance Date on such second anniversary.

Notwithstanding the foregoing, if an Employee quits, is discharged, dies or retires while on leave, vacation, holiday or jury duty, the Employee shall have a Severance Date on the earlier of the date of such quit, discharge, death or retirement, or 12 months after the commencement of such leave, vacation, holiday or jury duty. An Employee shall be deemed to have been discharged as of the earlier of the date the Employee received oral or written notice of discharge or the date a written notice of discharge is deposited in the United States mail (on a registered or certified basis) to the Employee’s last known address.

(c) Service Rules for Morgan Stanley Employees Hired Before 2004. For purposes of the Plan, an Employee whose service is determined under this Section 4(c) shall have a “Year of Service” for each a Period of Service of one year. An Employee’s “Period of Service” shall be determined under the following rules:

(i) In General. An Employee’s Period of Service shall begin on the Employee’s Employment Commencement Date or Reemployment Commencement Date and end on the date the Employee terminates qualifying service under the rules in this Section 4(c)(i). An

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Employee’s Period of Service shall include employment by the Company and any predecessor thereto, and by a Participating Company listed on Appendix B, including periods of employment with a Foreign Subsidiary that are considered service as an Eligible Employee. An Employee’s Period of Service also shall include employment with any member of the Affiliated Group and employment with any parent or subsidiary of the Company, or any subsidiary of any parent, to the extent recognized by the Plan Administrator in its sole discretion, on the basis of uniform rules applicable to all persons in similar circumstances. An Employee’s Period of Service for eligibility and vesting purposes shall include such periods as the Plan Administrator determines are required to be taken into account in order to comply with Code section 414(n)(4).

(ii) Service of Rehired Employees. An Employee’s Period of Service shall include the period commencing on the date an Employee terminates qualifying service under Section 4(c)(i) and ending on his or her next Reemployment Commencement Date, but only if such period does not exceed 12 months.

(iii) Aggregation of Periods of Service. For the purpose of determining the length of an Employee’s Period of Service, all nonsuccessive Periods of Service shall be aggregated.

(iv) Prior Service. Effective as of the merger of Morgan Stanley Group Inc., a Delaware corporation, with and into Dean Witter, Discover & Co., on May 31, 1997 (the “Merger Date”), an Employee’s Period of Service shall include all service with Dean Witter, Discover & Co. and its subsidiaries on, prior to or after the Merger Date.

(v) Definitions. For purposes of the foregoing rules, the following terms have the following meanings

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“Employment Commencement Date” means the first day in respect of which an Employee is entitled to be credited with an Hour of Service for the performance of services for a Participating Company or member of the Affiliated Group.

“Hour of Service” means:

(1) each hour for which an Employee is paid, or entitled to payment, for the performance of services for a Participating Company or member of the Affiliated Group, credited for the Plan Year in which such services were performed;

(2) each hour of a period during which no duties are performed due to holiday, incapacity, layoff, or Authorized Absence, determined in accordance with the following rules:

(A) if the Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or member of the Affiliated Group on account of such period of absence -

(I) he or she shall be credited with Hours of Service during the entire period of absence in accordance with paragraphs (5) and (6) of this definition, if he or she returns to the employ of a Participating Company or member of the Affiliated Group at the conclusion of such period; and

(II) he or she shall be credited with Hours of Service in accordance with paragraphs (5) and (6) of this definition, up to a maximum of 501 Hours of Service in each such period of absence, if he or she does not return to the employ of a Participating Company or member of the Affiliated Group at the conclusion of such period;

(B) if the Employee is not paid, or entitled to payment, by a Participating Company or member of the Affiliated Group on account of such period of absence -

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(I) he or she shall be credited with 40 Hours of Service for each week, or eight Hours of Service for each week day, of the period of absence, if he or she returns to the employ of a Participating Company or member of the Affiliated Group at the conclusion of such period; and

(II) he or she shall be credited with no Hours of Service in respect of such period of absence, if he or she does not return to the employ of a Participating Company or member of the Affiliated Group at the conclusion of such period;

(3) each hour during the Employee’s period of service in the Armed Forces of the United States, credited on the basis of 40 Hours of Service for each week, or eight Hours of Service for each week day, of such service, if the Employee retains re-employment rights under the Military Selective Service Act (or similar legislation) and is re-employed by a Participating Company or member of the Affiliated Group within the period provided by such Act (or legislation); and

(4) each hour for which an Employee has been awarded, or is otherwise entitled to, back pay from a Participating Company or member of the Affiliated Group, irrespective of mitigation of damages, if he or she is not entitled to credit for such hour under any other paragraph of this definition.

(5) The number of an Employee’s Hours of Service and the Plan Year or other computation period to which they are to be credited shall be determined in accordance with Section 2530.200b-2 of the Rules and Regulations for Minimum Standards for Employee Pension Benefit Plans, which Section and any successor thereto is hereby incorporated by reference into this Plan.

(6) In the case of an Employee whose compensation is not determined on the basis of certain amounts for each hour worked, such Employee’s Hours of

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Service need not be determined from employment records, and such Employee may, in accordance with uniform and nondiscriminatory rules adopted by the Plan Administrator, be credited with 45 Hours of Service for each week in which he or she would be credited with any Hours of Service under the foregoing provisions of this definition.

“Reemployment Commencement Date” means, in the case of a former Employee who returns to the employ of a Participating Company or member of the Affiliated Group after a period of absence which is not included in his or her Period of Service, the first day in respect of which, after such period of absence, he or she is entitled to be credited with an Hour of Service for the performance of services for a Participating Company or member of the Affiliated Group.

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SECTION 5. EMPLOYEE CONTRIBUTIONS

(a) Pre-Tax, After-Tax and Catch-Up Contributions. A Participant who is an Eligible Employee may elect to make contributions to the Plan from cash Earnings pursuant to the following provisions of this Section 5.

(i) Pre-Tax Contributions. A Participant may make Pre-Tax Contributions to the Plan for any year equal to any whole percentage from 1% to 30% of his or her Earnings for such year. The Plan Administrator may at any time and from time to time limit the amount of Pre-Tax Contributions allowed to be made by some or all Eligible Employees to ensure compliance with applicable nondiscrimination or other rules, provided however, that in no event shall any such limitation restrict employees that are not Highly Compensated Employees to any greater extent than similarly situated individuals that are Highly Compensated Employees.

(ii) After-Tax Contributions. A Participant who is not a Highly Compensated Employee may make After-Tax Contributions to the Plan for any year equal to any whole percentage from 1% to 30% of the Participant’s Earnings for such year regardless of whether the Participant is making any Pre-Tax Contributions. The Plan Administrator may at any time and from time to time limit the amount of After-Tax Contributions, or the combined amount of Pre-Tax and After-Tax Contributions, allowed to be made by some or all eligible Participants to ensure compliance with applicable Code requirements.

(iii) Catch-Up Contributions. Effective July 1, 2002, a Participant who shall have attained age 50 before the end of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code section 414(v). A Participant’s catch-up contributions for a year shall be determined at the end of such year. Such

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contributions shall not be taken into account for purposes of the provisions of the Plan implementing the limitations of Code sections 402(g) and 415, including Sections 5(c) and 13(b). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code section 401(k)(3) or 416, including Section 5(e) and Supplement A, by reason of the making of such contributions. Effective December 23, 2009, to the extent permitted by the Plan Administrator, catch-up contributions made by a Participant may be designated as Roth catch-up contributions, which shall be separately accounted for by the Plan Administrator. Catch-up contributions shall not be treated as Matched Contributions for purposes of determining the amount of matching or other employer contributions that may be made on behalf of such Participant under this Plan.

(b) Changing the Rate and Suspension of Employee Contributions. A Participant may elect as of any Valuation Date to change the Participant’s rate of Pre-Tax Contributions and/or After-Tax Contributions to any other rate that is within the applicable limitations described in Section 5(a). The Participant may elect to discontinue all Pre-Tax Contributions and/or After-Tax Contributions at any time. Such election shall take effect as soon as administratively practicable after receipt by the Plan Administrator.

(c) Maximum Amount of Elective Deferrals. Notwithstanding anything to the contrary herein, the amount of Elective Deferrals made with respect to any individual during a calendar year under the Plan and all other plans, contracts or arrangements of any member of the Affiliated Group may not exceed the amount of the limitation in effect under Code section 402(g)(1) for taxable years beginning in such calendar year, except to the extent permitted under Section 5(a)(iii) and Code section 414(v).

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(d) Distribution of Excess Elective Deferrals. No later than the date determined by the Plan Administrator that follows the close of a Participant’s tax year, the Participant may notify the Plan Administrator of the amount of the Excess Elective Deferrals received by the Plan for the Participant’s tax year. A Participant shall be deemed to have notified the Plan of the amount of any such Excess Elective Deferrals to the extent the Participant has Excess Elective Deferrals for the taxable year calculated by taking into account only Elective Deferrals under the Plan and any other Plan maintained by a member of the Affiliated Group. No later than the first April 15 following the close of such taxable year, the Plan shall distribute to the Participant the amount designated as an Excess Elective Deferral under this section (adjusted for any income or loss allocable through the end of the tax year for which such Excess Elective Deferral was made). The amount of Excess Elective Deferrals that may be distributed with respect to a Participant for a taxable year shall be reduced by any Excess Contributions previously distributed under Section 5(f)(i) with respect to the Participant for the Plan Year beginning with or within the Participant’s taxable year for which such Excess Elective Deferrals have been made. In the event that a Participant’s Elective Deferrals and his elective deferrals (as defined by Code section 402(g)) to all plans other than this Plan exceed the limit set forth in Code section 402(g) and the Plan Administrator cannot reasonably distribute such Excess Elective Deferrals prior to the April 15 next following the close of the taxable year in which the excess deferrals were made, then such Participant’s Excess Elective Deferrals shall remain in the Trust Fund on the same terms and subject to the same distribution rules as other Elective Deferrals.

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(e) Actual Deferral Percentage Test.

(i) Elective Deferrals hereunder shall satisfy one of the following actual deferral percentage tests (referred to as the “ADP test”) for the Plan Year in accordance with the provisions of Code section 401(k)(3) and the applicable regulations thereunder:

(1) the actual deferral percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(2) the actual deferral percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year multiplied by two; provided that the actual deferral percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the actual deferral percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year by more than two percentage points.

For purposes of this provision, the actual deferral percentage for a group of Eligible Employees for a Plan Year is the average of the actual deferral ratios of the employees in the group. An Eligible Employee’s actual deferral ratio is a fraction with a numerator equal to the Elective Deferrals made by the Eligible Employee for the Plan Year, plus any additional amounts provided for below in this Section 5(e), and a denominator equal to the Eligible

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Employee’s Testing Compensation for the Plan Year. The actual deferral percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year shall be determined in accordance with applicable rules and regulations issued by the Secretary of the Treasury under Code section 401(k).

(ii) All or part of the Qualified Matching Contributions and Qualified Non-Elective Contributions made pursuant to Section 6(g) with respect to any or all Eligible Employees may be treated as Elective Deferrals for purposes of the ADP test provided that each of the requirements under Treas. Reg. section 1.401(k)-2(a)(6) is met, including the following:

(1) the amount of nonelective contributions, including the Qualified Non-Elective Contributions treated as Elective Deferrals for purposes of the ADP test, satisfies the requirements of Code section 401(a)(4);

(2) the amount of nonelective contributions, excluding those Qualified Non-Elective Contributions treated as Elective Deferrals for purposes of the ADP test and those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the ACP test (described in Section 5(g) below), satisfies the requirements of Code section 401(a)(4);

(3) all such Qualified Non-Elective Contributions and Qualified Matching Contributions are nonforfeitable when made and subject to the same distribution restrictions that apply to Elective Deferrals, without regard to whether such Qualified Non-Elective Contributions or Qualified Matching Contributions are actually taken into account as Elective Deferrals;

(4) all such Qualified Non-Elective Contributions and Qualified Matching Contributions are allocated to the Accounts of Eligible Employees as of a date within the applicable year, as defined in Treas. Reg. section 1.401(k)-2(a)(2)(ii) (pursuant to Treas. Reg. section 1.401(k)-2(a)(4)(i)). Consequently, such contributions must be contributed no later than the end of the 12-month period immediately following the applicable year; and

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(5) if the Plan uses the provisions of this Section 5(e)(ii) for purposes of the ADP test, then, for purposes of Code section 410(b) (other than the average benefit percentage test), the Plan may be aggregated with other plans of the Affiliated Group to which qualified nonelective contributions and qualified matching contributions are made. If the Plan Year is changed to satisfy the Code section 410(b) requirement that aggregated plans have the same plan year, this Section 5(e)(ii) may apply during the resulting short plan year only if such contributions could have been taken into account under an ADP test for a plan with that same short plan year;

(6) The contributions comply with the restrictions on disproportionate contributions under Treas. Reg. section 1.401(k)-2(a)(6)(iv).

(f) Distribution of Excess Contributions.

(i) Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of any Plan Year to Participants to whose Accounts Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions were allocated for the preceding Plan Year. The Excess Contributions shall be adjusted for income or loss through the end of the tax year in which such Excess Contribution is made. The income or loss allocable to Excess Contributions shall be determined by multiplying the income or loss allocable to the Participant’s Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution for the preceding Plan Year allocated to the Participant and the denominator of which is the sum of the Participant’s Account balances

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attributable to Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions on the last day of the preceding Plan Year. Amounts distributed under this Section 5(f) shall be made from amounts attributable to the Participant’s Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions in proportion to the Participant’s Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions for the Plan Year.

(ii) The amount of Excess Contributions to be distributed under Section 5(f)(i) shall be reduced by Excess Elective Deferrals previously distributed under Section 5(d) for the Participant’s taxable year ending with or within the Plan Year for which such Excess Contributions have been made.

(g) Actual Contribution Percentage Test.

(i) Matching Contributions shall satisfy one of the following actual contribution percentage tests (referred to as the “ACP test”) for the Plan Year in accordance with the provisions of Code section 401(m) and the applicable regulations thereunder:

(1) the actual contribution percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the actual contribution percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(2) the actual contribution percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the actual contribution percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year multiplied by two; provided that the actual contribution percentage for the Plan Year for the group of

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Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the actual contribution percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year by more than two percentage points.

For purposes of this provision, the actual contribution percentage for a group of Eligible Employees for a Plan Year is the average of the actual contribution ratios of the employees in the group. An Eligible Employee’s actual contribution ratio is a fraction with a numerator equal to the Matching Contributions made by and on behalf of the Eligible Employee for the Plan Year, plus any additional amounts provided for below in this Section 5(g), and a denominator equal to the Eligible Employee’s Testing Compensation for the Plan Year. The actual contribution percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year shall be determined in accordance with applicable rules and regulations issued by the Secretary of the Treasury under Code section 401(m).

(ii) All or part of the Qualified Non-Elective Contributions made pursuant to Section 6(g) and Elective Deferrals made with respect to any or all Eligible Employees may be treated as Matching Contributions for purposes of the ACP test provided that each of the requirements under Treas. Reg. section 1.401(m)-2(a)(6) is met, including the following:

(1) the amount of nonelective contributions, including the Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the ACP test, satisfies the requirements of Code section 401(a)(4);

(2) the amount of nonelective contributions, excluding those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the ACP test and those Qualified Non-Elective Contributions treated as Elective Deferrals under Treas. Reg. section 1.401(k)-2(a)(6) for purposes of the ADP test satisfies the requirements of Code section 401(a)(4);

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(3) all Elective Deferrals, whether or not treated as Matching Contributions hereunder, satisfy the ADP test.

(4) the Qualified Non-Elective Contributions are allocated to the Accounts of Eligible Employees as of a date within the applicable year, as defined in Treas. Reg. section 1.401(m)-2(a)(2)(ii) (pursuant to Treas. Reg. section 1.401(k)-2(a)(4)(i)(A)) and the Elective Deferrals satisfy Treas. Reg. section 1.401(k)-2(a)(4)(i) for the Plan Year. Consequently, such contributions must be contributed no later than the end of the 12-month period immediately following the applicable year; and

(5) if the Plan uses the provisions of this Section 5(g)(ii) for purposes of the ACP test, then for purposes of Code section 410(b) (other than the average benefit percentage test), the Plan may be aggregated with other plans of the Affiliated Group to which qualified nonelective contributions and elective contributions are made. If the Plan Year is changed to satisfy the Code section 410(b) requirement that aggregated plans have the same plan year, this Section 5(g)(ii) may apply during the resulting short plan year only if such contributions could have been taken into account under an ADP test for a plan with that same short plan year;

(6) The contributions comply with the restrictions on disproportionate contributions under Treas. Reg. section 1.401(m)-2(a)(6)(v).

(iii) Participating Companies may, in their sole discretion, satisfy the ACP test either by making additional Qualified Non-Elective Contributions or Qualified Matching Contributions pursuant to Section 6(g) or by distributing Excess Aggregate Contributions pursuant to Section 5(h). The determination of Excess Aggregate Contributions shall be made after first determining the Excess Elective Deferrals and then determining the Excess Contributions for the Plan Year.

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(h) Distribution of Excess Aggregate Contributions.

(i) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions allocated to Highly Compensated Employees plus any income or minus any loss allocable through the end of the tax year in which such Excess Aggregate Contribution is made shall be forfeited, if forfeitable, or, if not forfeitable, distributed not later than the last day of each Plan Year on the basis of the respective portions of such Excess Aggregate Contributions allocated to Highly Compensated Employees whose Contributions for the preceding Plan Year must be reduced under Section 5(g) and Code section 401(m)(6)(C), to enable the Plan to satisfy the ACP test.

(ii) The income or loss allocable to a Highly Compensated Employee’s Excess Aggregate Contributions shall be determined by multiplying such income or loss by a fraction, the numerator of which is the Excess Aggregate Contribution for the preceding Plan Year allocated to the Highly Compensated Employee and the denominator of which is the sum of the Highly Compensated Employee’s Account balances attributable to contributions taken into account for purposes of the ACP test on the last day of the preceding Plan Year.

(iii) Amounts distributed under this Section 5(h) shall be withdrawn from amounts attributable to Matching Contributions made on behalf of the Participant.

(iv) In the event that any Matching Contributions made on behalf of a Highly Compensated Employee for a Plan Year relate to Excess Elective Deferrals or Excess Contributions, such Matching Contributions shall be forfeited. The actual contribution test for this Plan for a Plan Year shall not take into account any Matching Contributions forfeited in accordance with the preceding sentence.

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(i) Roth Elective Deferrals.

(i) General Application.

(1) This Section 5(i) will apply to contributions beginning November 13, 2007.

(2) As of the date specified in subparagraph (1), the Plan will accept Roth Elective Deferrals (as defined herein) made on behalf of Participants. A Participant’s Roth Elective Deferrals will be allocated to a separate Account maintained for such deferrals as described in Section 5(i)(ii).

(3) Unless specifically stated otherwise, Roth Elective Deferrals will be treated as elective deferrals for all purposes under the Plan.

(ii) Separate Accounting.

(1) Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral Account maintained for each Participant.

(2) The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant’s Account.

(3) Gains, losses and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Account and the Participant’s other Accounts under the Plan.

(4) No contributions or other amounts other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account.

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(iii) Direct Rollovers.

(1) Notwithstanding Section 11(g), a direct rollover of a distribution from a Roth Elective Deferral Account under the Plan will only be made to another Roth Elective Deferral account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A, and only to the extent the rollover is permitted under the rules of Code section 402(c).

(2) Notwithstanding Section 5(j), prior to September 2, 2008, the Plan will not accept a rollover contribution to a Participant’s Roth Elective Deferral Account. Effective September 2, 2008, the Plan will accept a rollover contribution to a Participant’s Roth Elective Deferral Account, provided it is a direct rollover in cash from another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code section 402(c). Notwithstanding anything herein to the contrary, the Plan shall not accept any Rollover Contribution from another plan sponsored or maintained by the Company or any member of the Company’s Affiliated Group.

(3) A Participant’s Roth Elective Deferral Account and the Participant’s other Accounts shall be aggregated for purposes of determining whether the total amount of the Participant’s Account balances under the Plan exceeds $1,000 for purposes of Section 11(c).

(4) The provisions of Section 11(g) of the Plan that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 are applied by aggregating any amount distributed from the Participant’s Roth Elective Deferral Account with any amount distributed from the Participant’s other Accounts in the Plan.

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(iv) Distribution of Excess Elective Deferrals.

(1) In the case of a distribution of Excess Elective Deferrals, Roth Elective Deferrals made by the Participant shall be distributed first, to the extent of such Roth Elective Deferrals for the year. To the extent necessary, Pre-Tax Contributions for the year will be distributed after Roth Elective Deferrals.

(2) Any distribution of Excess Elective Deferrals shall be made in accordance with Section 5(d), but also taking into account the Participant’s Roth Elective Deferrals and the provisions of this Section 5(i)(iv) and the applicable Treasury regulations.

(v) Correction of Excess Contributions.

(1) In the case of a distribution of Excess Contributions, Roth Elective Deferrals made by a Highly Compensated Employee shall be distributed first, to the extent of such Roth Elective Deferrals for the year. To the extent necessary, Pre-Tax Contributions for the year will be distributed after Roth Elective Deferrals.

(2) Any distribution of Excess Contributions shall be made in accordance with Section 5(f), but also taking into account the Participant’s Roth Elective Deferrals and the provisions of this Section 5(i)(v) and the applicable Treasury regulations.

(vi) Definition of Roth Elective Deferrals. A Roth Elective Deferral is an Elective Deferral that is:

(1) Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the Pre-Tax Contributions the Participant is otherwise eligible to make under the Plan; and

(2) Treated by the Participating Company as includible in the Participant’s income at the time the Participant would have received the amount in cash if the Participant had not made a cash or deferred election.

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If a Participant does not designate an Elective Deferral as a Roth Elective Deferral at the time of the cash or deferred election, then the Elective Deferral will be treated as a Pre-Tax Contribution.

(j) Rollover Contributions. A Participant may at any time make a Rollover Contribution to the Trust Fund if he or she provides satisfactory evidence to the Plan Administrator that the amount to be contributed qualifies as a Rollover Contribution and the Plan Administrator determines that such Rollover Contribution will not impose a substantial administrative burden on the Trust Fund or the Plan. Unless the Plan Administrator determines otherwise on a nondiscriminatory basis, no Participant may make a Rollover Contribution to the Plan consisting of after-tax contributions to a tax-qualified plan or the proceeds thereof. Rollover Contributions must be made solely in cash. Notwithstanding anything herein to the contrary, the Plan shall not accept any Rollover Contribution from another plan sponsored or maintained by the Company or any member of the Company’s Affiliated Group.

(k) Salary Reduction and Tax Status of Pre-Tax Contributions. For Federal tax purposes (and, wherever permitted, for state and local tax purposes), Pre-Tax Contributions and catch-up contributions (other than Roth catch-up contributions) shall be deemed to be Company Contributions to the Plan, and a Participant’s election to make such contributions shall constitute an election to have the amount of his or her compensation that otherwise would have been reported as taxable compensation on Form W-2 (or its equivalent) reduced by the amount of such contributions.

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(l) Administrative Procedures. The Plan Administrator may require Participants to complete such process as may be established by the Plan Administrator before any election under this Section 5 may take effect.

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SECTION 6. COMPANY CONTRIBUTIONS

(a) Matching Contributions. Effective January 1, 2011, before the end of each Plan Year, each eligible Participant shall be allocated a Matching Contribution with respect to such Plan Year at the discretion of the Company with a value as of that date up to the dollar amount of the Participant’s Matched Contributions for such Plan Year, up to 4 percent of Earnings. For this purpose, a Participant shall be eligible to receive an allocation of Matching Contributions for a Plan Year only if the Participant (i) is an Eligible Employee on December 31 of such Plan Year (including any Participant on an Authorized Absence) or (ii) was employed as an Eligible Employee immediately prior to his or her termination of employment during such Plan Year as a result of death, Total and Permanent Disability, Retirement or Release during such Plan Year.

(b) Firm Contributions.

(i) Eligibility for Firm Contributions. Before the end of each Plan Year, each Business Unit may determine whether a Firm Contribution shall be made for such Plan Year on behalf of the eligible Participants employed in such Business Unit, and, if a Firm Contribution shall be made, the amount of such contribution. For this purpose, a Participant shall be eligible to receive an allocation of Firm Contributions for a Plan Year only if (1) the Participant’s base salary, bonus and commissions for the Plan Year (prior to any salary reduction amounts or deferrals) are less than $200,000 and (2) the Participant (A) is employed as an Eligible Employee in such Business Unit on December 31 of such Plan Year (including any Participant on an Authorized Absence) or (B) was employed as an Eligible Employee in such Business Unit immediately prior to his or her termination of employment during such Plan Year due to death, Total and Permanent Disability, Retirement or Release during such Plan Year.

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(ii) Allocation of Firm Contributions. The Firm Contribution with respect to each Business Unit for each Plan Year shall be allocated among all eligible Participants in such Business Unit (in accordance with Section 6(b)(i)). An eligible Participant’s share of the Firm Contribution for a Plan Year shall be that amount which bears the same relationship to such Firm Contribution as the Earnings (up to $100,000) received during such Plan Year by such eligible Participant bears to the aggregate of the Earnings (up to $100,000 per eligible Participant) received during such Plan Year by all eligible Participants entitled to share in such Firm Contribution (disregarding for this purpose the Earnings of Participants not entitled to share in such Firm Contribution pursuant to Section 6(b)(i)).

(c) Fixed Contributions.

(i) Eligibility for Fixed Contributions. Effective January 1, 2011, a Participant shall be eligible to receive a Fixed Contribution for a Plan Year if the Participant (1) has Fixed Contribution Earnings and annualized base salary of less than or equal to $100,000 for the Plan Year, (2) is not employed as a Financial Advisor, Senior Advisor, Advisory Director or any equivalent title to the foregoing on December 31 of the Plan Year, (3) is not a Saxon Participant and not employed by SCI Services, Inc., Saxon Mortgage, Inc., America’s Moneyline, Inc., Saxon Mortgage Services, Inc. or Saxon Funding Management, Inc., or any successors thereto, and (4) (A) is an Eligible Employee on December 31 of the Plan Year (including any Participant on an Authorized Absence) or (B) was an Eligible Employee immediately prior to his or her termination of employment during such Plan Year as a result of death, Total and Permanent Disability, Retirement or Release during such Plan Year.

(ii) Allocation of Fixed Contributions. The amount of the Fixed Contribution allocated to an eligible Participant for a Plan Year shall be equal to 2% of such Participant’s Fixed Contribution Earnings for the Plan Year.

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(d) MS Transition Contributions.

(i) Eligibility for MS Transition Contributions. Effective January 1, 2011, a Participant shall be eligible to receive an allocation of MS Transition Contributions for a Plan Year if the Participant (1) (A) was accruing benefits under the Pension Plan as of December 31, 2010 or (B) was eligible to receive a Retirement Contribution for the 2010 Plan Year under this Plan as then in effect, (2) was at least age 45 with at least five Years of Service as of December 31, 2010, (3) (A) is an Eligible Employee on December 31 of such Plan Year (including any Participant on an Authorized Absence) or (B) was an Eligible Employee immediately prior to his or her termination of employment during such Plan Year due to death, Total and Permanent Disability, Retirement or Release during such Plan Year.

(ii) Amount of MS Transition Contributions. The amount of the MS Transition Contributions allocated to a Participant described in Section 6(d)(i) for a Plan Year shall be determined by (1) calculating 80% of the sum of the value at the end of the Plan Year of the employer-provided benefit such Participant would have accrued under the Pension Plan for the Plan Year and the maximum Company Matching Contributions available under this Plan for the Plan Year, determined under the benefit structures in effect under the Pension Plan and this Plan on December 31, 2010, and based on the Participant’s Eligible Earnings for the Plan Year of determination and, with respect to the deemed Pension Plan benefit, using the following assumptions: (A) the benefit at age 65, (B) an interest rate of 6% and (C) the mortality table issued by the Internal Revenue Service in Revenue Ruling 2007-67 projected to 2020 using projection scale AA, except that no mortality is assumed prior to age 65, and (2) subtracting the total of the maximum Company Matching Contributions available under this Plan for the Plan Year of determination (regardless of the amount of the Participant’s actual contributions) and the amount of the Participant’s Fixed Contribution pursuant to Section 6(c) from the amount determined under Section 6(d)(ii)(1), if any.

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(iii) Duration of MS Transition Contributions. Notwithstanding anything herein to the contrary, no MS Transition Contributions shall be made for any Plan Year beginning after December 31, 2020. Nothing in this Section shall supersede the Company’s right to amend or terminate the Plan as provided in Section 19.

(iv) Limitation on MS Transition Contributions. If a Participant receives a Citi Pension Transition Contribution under Section 6(e), he will not be eligible for an MS Transition Contribution under this Section 6(d).

(e) Citi Pension Transition Contributions.

(i) Eligibility for Citi Pension Transition Contributions. A Participant shall be eligible to receive an allocation of Citi Pension Transition Contributions for a Plan Year if the Participant (1) received a Citi Pension Transition Contribution for the 2010 Plan Year under the Morgan Stanley 401(k) Savings Plan as then in effect (or would have received a Citi Pension Transition Contribution for the 2010 Plan Year under the Morgan Stanley 401(k) Savings Plan as then in effect but for the fact that he is a Delayed Transfer Individual), (2) was at least age 45 and had been credited with five or more Years of Service on December 31, 2010, and (3) (A) is an Eligible Employee on December 31 of such Plan Year (including any Participant on an Authorized Absence) or (B) was an Eligible Employee immediately prior to his or her termination of employment during such Plan Year as a result of death, Total and Permanent Disability, Retirement or Release during such Plan Year; provided, however, that a Participant who is receiving salary continuation pay or other severance pay on December 31 of such Plan Year shall not be eligible to receive a Citi Pension Transition Contribution for such Plan Year. In addition, notwithstanding the foregoing, a Participant who terminates employment with a Participating Company and is subsequently rehired shall not be eligible to receive a Citi Pension Transition Contribution for any period following his or her rehire.

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(ii) Allocation of Citi Pension Transition Contributions. The amount of the Citi Pension Transition Contribution allocated to an eligible Participant for a Plan Year shall equal a specified percentage of the Participant’s Earnings, which shall be the same as the percentage that previously applied for purposes of calculating the Participant’s Citi Pension Transition Contributions under the Citigroup 401(k) Plan.

(iii) Duration of Citi Pension Transition Contributions. Notwithstanding anything herein to the contrary, no Citi Pension Transition Contributions shall be made for any Plan Year beginning after December 31, 2020. Nothing in this Section shall supersede the Company’s right to amend or terminate the Plan as provided in Section 19.

(f) Make-up Contributions for Delayed Transfer Individuals.

(i) Eligibility for Make-up Contributions. A Participant who is a Delayed Transfer Individual shall be eligible to receive a Make-Up Contribution for the Plan Year in which his or her employment transfers to a Participating Company if the Participant is (1) a Citigroup Transferee who was eligible to participate in the Citigroup 401(k) Plan immediately prior to his or her transfer to such Participating Company and (2) (A) is an Eligible Employee on December 31 of the Plan Year of such transfer (including any Participant on an Authorized Absence) or (B) was an Eligible Employee immediately prior to his or her termination of employment during such Plan Year as a result of death, Total and Permanent Disability, Retirement or Release during such Plan Year.

(ii) Allocation of Make-up Contributions. The amount of the Make-up Contribution for Delayed Transfer Individuals allocated to an eligible Participant for a Plan Year shall equal the excess, if any, of (1) the amount of the matching contribution the Participant

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would have received for the year under the Citigroup 401(k) Plan had all elective deferrals made by the Participant for the year to both the Citigroup 401(k) Plan, this Plan and any other Affiliated Group 401(k) plan (subject to all applicable Plan and Code limits) been made solely to the Citigroup 401(k) Plan over (2) the total amount of matching contributions actually made to the Participant’s accounts for the year under the Citigroup 401(k) Plan, this Plan and any other Affiliated Group 401(k) plan. For purposes of calculating the amount in (1) above, the Participant’s earnings for the year shall be deemed to equal the actual earnings taken into account under the Citigroup 401(k) Plan for the year plus the Participant’s Earnings under this Plan.

(g) Qualified Non-Elective and Qualified Matching Contributions. The Participating Companies may, in their sole and absolute discretion, make Qualified Non-Elective or Qualified Matching Contributions to the Plan for a Plan Year. Any such Qualified Matching Contributions may be made with respect to any or all Participants as determined by the Company and shall be allocated in proportion to each such Participant’s Matched Contributions for the Plan Year. Qualified Non-Elective Contributions may be made with respect to any or all Participants, as determined by the Company, and shall be allocated in a manner determined by the Company.

(h) Form of Contributions. Company Contributions to the Plan for a Plan Year shall be made in the form of cash, unless the Company determines that any or all such contributions shall be made in the form of Company Stock.

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SECTION 7. INVESTMENT AND VALUATION OF THE TRUST FUND

(a) The Trust Agreement. The Company shall enter into a Trust Agreement which shall contain such provisions as shall render it impossible for any part of the corpus of the trust or income therefrom to be at any time used for, or diverted to, purposes other than for the exclusive benefit of Participants or as provided in Section 18. Any or all rights or benefits accruing to any person under the Plan with respect to any contributions deposited under the Trust Agreement shall be subject to all the terms and provisions of the Trust Agreement.

(b) Investment of the Trust Fund.

(i) All of the assets of the Trust Fund shall be invested in the Investment Funds as described below. The Investment Funds shall consist of the Morgan Stanley Stock Fund and such other investment options as shall be designated by the Investment Committee from time to time. The Investment Funds designated hereunder may include, but are not limited to, registered investment companies for which the Company or an affiliate of the Company acts as investment adviser, administrator or transfer agent. Except with respect to the Morgan Stanley Stock Fund, the Investment Committee may, from time to time, establish additional Investment Funds, liquidate, remove or close Investment Funds, limit the amounts or contributions that may be made to an Investment Fund, change the permissible investments of or investment guidelines applicable to an Investment Fund or reopen an Investment Fund to new investments by Participants, direct the vote of securities constituting an Investment Fund, or take such other action with respect to such Investment Fund as the Investment Committee determines to be appropriate.

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(ii) The Morgan Stanley Stock Fund shall be invested and reinvested exclusively in Morgan Stanley Stock, except that to facilitate liquidity in the Morgan Stanley Stock Fund, certain amounts held in the Morgan Stanley Stock Fund may be invested and reinvested in interest-bearing short-term investments, including (without limitation) savings accounts, certificates of deposit, money market instruments, United States treasury bills and such group annuity contracts, insurance company pooled separate accounts, bank common or collective trust funds, mutual funds and other pooled investment funds as the Trustee deems suitable for temporary investments of the Morgan Stanley Stock Fund. The Morgan Stanley Stock Fund shall consist of all Morgan Stanley Stock Fund investments held by the Trustee and all cash held by the Trustee which is derived from dividends, interest or other income from Morgan Stanley Stock Fund investments, from any Company Contributions invested in the Morgan Stanley Stock Fund, from any other contributions directed by the Participants to be invested in the Morgan Stanley Stock Fund, and from the proceeds of the sale or redemption of Morgan Stanley Stock Fund investments. Any cash held by the Trustee shall be invested as provided in this Section 7(b)(ii). Notwithstanding any provision of the Plan or the Trust Agreement to the contrary, the continued availability and maintenance of the Morgan Stanley Stock Fund, including its removal, closure or liquidation, shall be changed or implemented only by amendment to the Plan adopted in accordance with Section 19(a).

(iii) Pending investment and reinvestment or pending payments as provided herein, the Trustee may invest temporarily all or any part of the Trust Fund comprising any one or more of the Investment Funds, in securities or other property of a fixed-income nature, including but not limited to commercial paper and notes of finance companies, or part interest therein, or in obligations issued or guaranteed as to interest and principal by the United States Government or any instrumentality or agency thereof, excluding the notes or other securities of any Participating Company under the Plan.

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(iv) The Trustee may invest and reinvest all or any part of the Trust Fund comprising any one or more of the Investment Funds through the medium of any one or more common, collective or commingled trust funds maintained by it or by an investment manager (as defined in ERISA section 3(38)) appointed by the Investment Committee for the purpose, each of which is invested principally in property of the kind authorized for that Investment Fund, and each of which is qualified under the provisions of Code section 401(a) and exempt under the provisions of Code section 501(a) and during such period of time as an investment through any such medium exists, the declaration of trust of such trust fund shall constitute a part of the Trust Agreement.

(v) All interest, dividends, other income and cash received from the sale or exchange of securities or other property of each Investment Fund shall be reinvested in that Investment Fund (except as otherwise provided in Section 8(b) with respect to dividends on Morgan Stanley Stock).

(vi) The Trustee shall transfer money between Investment Funds in accordance with the direction of the Investment Committee or its delegate, subject to the provisions of Section 7(d).

(vii) The Trustee may retain in cash and keep unproductive of income such amount of the Trust Fund, or of any Investment Fund, as it deems advisable. The Trustee shall not be required to pay interest on such cash balances or on cash pending investment or disbursement.

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(viii) The Trustee is specifically authorized to permit assets of the Trust Fund to be held outside the United States in accordance with Labor Department Regulation § 2550.404b-1.

(c) Valuation of the Trust Fund. As of the Valuation Date and as of any other date determined by the Plan Administrator, the Trust Fund shall be valued on the basis of current market or fair value as determined by the Trustee in accordance with the provisions of the Trust Agreement, or in the case of a stable value fund, to the extent determined appropriate by the Trustee, at book value.

(d) Investment Option Elections.

(i) Each Participant may elect to invest contributions made by or on behalf of such Participant, in whole percentage increments, in one or more of the Investment Funds available from time to time, provided that (1) any Company Contributions made on behalf of a Participant to the Plan in the form of cash shall be invested in accordance with the Participant’s investment election and (2) any Company Contributions made to the Plan in the form of Morgan Stanley Stock shall be invested in the Morgan Stanley Stock Fund, subject to the Participant’s right to transfer investments pursuant to Sections 7(d)(ii) and 7(d)(iii), as applicable. A Participant’s election pursuant to this Section 7(d)(i) shall remain in effect and shall apply to all contributions made by or on behalf of such Participant (other than contributions invested in the Morgan Stanley Stock Fund as described above) unless and until a new election is filed. An election or change of election pursuant to this Section 7(d)(i) shall be subject to such process, conditions or limitations as the Plan Administrator shall determine. To the extent the Participant does not make an election pursuant to this Section 7(d)(i), contributions made by or on behalf of such Participant (other than contributions invested in the Morgan Stanley Stock Fund as described above) shall be invested in one or more funds as determined by the Plan Administrator from time to time each of which shall be intended to be a “qualified default investment alternative” within the meaning of Labor Department Regulation § 2550.404c-5.

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(ii) Each Participant shall have the right to elect that as of any Valuation Date all or any whole percentage of his or her interest in any Investment Fund shall be liquidated and the proceeds thereof transferred to any other available Investment Fund, subject to (1) the limitations on dispositions of Morgan Stanley Stock set forth in Section 7(d)(iii), (2) any other conditions or limitations as the Investment Committee or Plan Administrator shall determine (in accordance with Section 7(d)(iv) or (v) or otherwise), and (3) any restrictions (including any redemption fees) imposed by the issuer, underwriter or distributor of such Investment Funds. The Plan Administrator is specifically authorized to impose transfer restrictions or redemption fees, and to enforce transfer restrictions or redemption fees of the Investment Fund, where the Plan Administrator determines such restrictions or fees to be in the interests of Participants and Beneficiaries or required by law. Assets shall be transferred from the Participant’s Accounts in the order determined by the Plan Administrator or Investment Committee.

(iii) (1) Each eligible Participant shall have the right to elect that the portion of his or her Account invested in the Morgan Stanley Stock Fund that is attributable to Qualified Non-elective or Qualified Matching Contributions, or any other Company Contributions made in the form of Morgan Stanley Stock or directed by the Company to be invested in the Morgan Stanley Stock Fund (with the investment units held in such portion of the Participant’s Account referred below to as “Mandatory Units”), be disposed of and the proceeds thereof transferred to another available investment under the Plan. For this purpose, prior to September 1, 2008, an eligible Participant means any Participant who has attained age 55 or, after December 31, 2006, is credited with at least three Years of Service, and on and after September 1, 2008, an eligible Participant means any Participant.

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(2) Prior to September 1, 2008, the number of Mandatory Units that an eligible Participant may elect to dispose of at any time is equal to the excess of (A) or (B), as applicable, over (C) as follows:

(A) prior to January 1, 2007, 50% of the total number of Mandatory Units that have ever been allocated to such Participant’s Account as of the date of such Participant’s election; provided that “75%” shall be substituted for “50%” for any eligible Participant who has attained age 60; and

(B) on and after January 1, 2007, subject to the transition rule described in paragraph (D) of this Section 7(d)(iii)(2), the total number of Mandatory Units credited to such Participant’s Account; and

(C) the number of Mandatory Units alternatively invested by the Participant pursuant to his or her prior elections under this Section 7(d)(iii)(2).

(D) Transition Rule. In the case of the portion of a Participant’s account to which paragraph (B) of this Section 7(b)(iii)(2) applies and which consists of Mandatory Units that were acquired by the Participant’s Account prior to January 1, 2007, paragraph (B) shall apply to the following percentages of such portion of the Participant’s account beginning in the following fiscal quarters of the Company’s 2007 fiscal year (with specific effective dates to be determined by the Plan Administrator):

Quarter	Applicable Percentage
1st quarter (ending February 28, 2007)	25%
2nd quarter (ending May 31, 2007)	50%
3rd quarter (ending August 31, 2007)	75%
4th quarter (ending November 30, 2007)	100%

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Notwithstanding the foregoing, in the case of a Participant who attained age 55 and completed at least three Years of Service before January 1, 2006, this paragraph (D) shall not apply.

(iv) The Plan Administrator may require Participants to complete such process as may be established by the Plan Administrator before any election under this Section 7(d) may take effect. The Plan Administrator shall adopt such rules, restrictions and procedures as it deems advisable with respect to all matters relating to the election and use of the Investment Funds. The Plan Administrator shall have the right, without prior notice to any Participant, to suspend transfers between and among Investment Funds, to delay effecting transfers between and among Investment Funds or to limit the frequency or amount of transfers between and among Investment Funds, if the Plan Administrator determines that such action is necessary or advisable, including without limitation: (1) in light of unusual market conditions, (2) in response to technical or mechanical problems with the Plan’s record keeping or administrative systems, (3) in connection with any suspension of normal trading activity on the New York Stock Exchange or other applicable exchange or automated trading system or (4) in connection with any restrictions on trading that are contained in Morgan Stanley’s Code of Conduct or Code of Ethics, or that are imposed by the issuer, underwriter or distributor of an Investment Fund, from time to time.

(v) Notwithstanding anything in this Section 7(d) or any other provision of the Plan to the contrary, any election by a Participant involving an acquisition or disposition of an interest in any Investment Fund shall be subject to such conditions and restrictions as the Plan Administrator determines to be necessary or advisable to ensure compliance with all applicable securities laws and Morgan Stanley’s policies regarding the trading of investments by employees. Without limiting the generality of the foregoing, (1) the Plan Administrator may

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from time to time prescribe rules of uniform application to those Participants subject to Section 16 of the Securities Exchange Act of 1934, as amended, to ensure compliance with the conditions for exemption in Rule 16b-3 under such Section, and (2) except as the Plan Administrator may otherwise provide in its sole discretion, in accordance with Section 7(d)(iv) no transaction in any Investment Fund may be effected at the direction of a Participant or Beneficiary unless such Participant or Beneficiary would be permitted, under Morgan Stanley’s policies regarding trading of investments by employees, to effect such transaction on his or her account other than under the Plan.

(vi) The provisions of Sections 7(d)(iv) and (v) shall be interpreted in a manner that is consistent with the requirements of Code section 401(a)(35)(D)(ii)(II).

(e) Investment Committee.

(i) The management of the Investment Funds shall be placed in the Investment Committee. The members of the Committee shall be appointed from time to time by, and shall serve during the pleasure of, the Board of Directors. The Investment Committee shall consist of no fewer than three persons, who may (but need not) be employees of the Company.

(1) The Investment Committee shall be a “Named Fiduciary” with respect to the Plan, as such term is defined in ERISA section 402(a).

(2) Each person who has Fiduciary Responsibilities with respect to the Plan shall be bonded if and as required by ERISA.

(ii) Members of the Investment Committee shall make reasonable efforts to meet a minimum of three times per year. A majority of the members of the Investment Committee at the time in office shall constitute a quorum for the transaction of its business. All resolutions or other actions taken by the Investment Committee at any meeting shall be by the vote of a majority of those present at any such meeting.

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(iii) (1) The members of the Investment Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Investment Committee; may appoint from their number such subcommittees with such powers as the Investment Committee shall determine; may authorize one or more of their number or any agent to take any action or to execute or deliver any instructions on behalf of the Investment Committee; and may employ such counsel and agents, and obtain such clerical services, as the Investment Committee may require in carrying out the provisions of the Plan.

(2) The Fiduciary Responsibilities of the Investment Committee may be allocated among its members or delegated to persons who are not members of the Investment Committee as the Investment Committee in its sole discretion shall decide. Upon an allocation or delegation of Fiduciary Responsibilities, the person or persons to whom such Fiduciary Responsibilities are allocated or delegated shall be solely responsible for the performance of such Fiduciary Responsibilities, and the members of the Investment Committee to whom such Fiduciary Responsibilities have not been allocated shall not in any respect be responsible for the performance of such Fiduciary Responsibilities, except as provided by law. The Investment Committee shall perform its allocation and delegation functions in the same manner as it performs all of its other Fiduciary Responsibilities pursuant to paragraph (3) below.

(3) The Investment Committee shall perform only its Fiduciary Responsibilities as provided in the Plan except those Fiduciary Responsibilities which are delegated pursuant to paragraph (2) above, if any, and except those Fiduciary Responsibilities which are to be performed by the Trustee pursuant to the Trust Agreement.

(iv) To the fullest extent permitted by law, the Company will indemnify and save harmless each member of the Investment Committee and each other person to whom Fiduciary Responsibilities are delegated under Section 7 against any cost or expense (including

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attorneys’ fees) or liability (including any sum paid in settlement of the claim with the approval of the member’s employer) arising out of any act or omission to act as a member of the Investment Committee or as delegate, except in the case of willful misconduct or lack of good faith. This Section 7(e)(iv) shall not supersede any separate agreement or contract between the Company or the Plan and any person to whom Fiduciary Responsibilities are delegated.

(v) Any action required or permitted to be taken at any meeting of the Investment Committee may be taken without a meeting if a written consent thereto is signed by all members of the Investment Committee and such written consent is filed with the records of the proceedings of the Investment Committee.

(vi) Members of the Investment Committee may participate in a meeting of the Investment Committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

(vii) The Board of Directors shall have the express authority to terminate the appointment of any member of the Investment Committee provided for in this Section 7(e) through written action of the Board of Directors or its delegate.

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SECTION 8. EMPLOYEE STOCK OWNERSHIP PLAN

(a) ESOP Designation. Effective June 1, 2009, the portion of the Plan invested in the Morgan Stanley Stock Fund with respect to those Participants for whom Morgan Stanley Stock constitutes “employer securities” within the meaning of Code section 409(l) (i.e., Participants employed or deemed to be employed by a corporate employer for federal tax purposes) is designated as the employee stock ownership plan (“ESOP”) component of the Plan, as provided in Code section 4975(e)(7) and Treas. Reg. section 54.4975-11(a)(2). The ESOP is designed to invest primarily in qualifying employer securities and is intended to meet the other applicable requirements for an ESOP, as set forth in this Section 8 and other applicable provisions of the Plan.

Participants’ interests in the Morgan Stanley Stock Fund are denominated in “investment units” that represent Morgan Stanley Stock and other investments of the Morgan Stanley Stock Fund. Set forth below in this Section 8 are various provisions relating to Morgan Stanley Stock represented by investment units credited to Participants’ Accounts.

Effective at the end of May 31, 2011, sponsorship of the Plan was transferred from Morgan Stanley & Co. Incorporated to Morgan Stanley Domestic Holdings, Inc. Such transfer of sponsorship is not intended to affect the continuing status of the ESOP component of the Plan as an ESOP within the meaning of Code section 4975(e)(7) and Treas. Reg. section 54.4975-11(a)(2).

(b) Cash Dividends on Morgan Stanley Stock.

(i) Dividend Options. In accordance with such procedures and subject to such conditions as the Plan Administrator may provide, a Participant may elect to have cash

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dividends that are paid on Morgan Stanley Stock represented by investment units credited to his Account (as such dividends may be adjusted for any investment losses while held in the Trust Fund or reduced for any withholdings) and, effective June 1, 2009, held as part of the ESOP, either: (1) paid to the Trust Fund and reinvested in the Morgan Stanley Stock Fund, (2) paid directly to the Participant in cash, or (3) paid to the Trust Fund and distributed by the Trustee in cash to the Participant not later than 90 days after the close of the Plan Year in which paid to the Trust Fund (provided that the Plan Administrator may determine that only one of option (2) or option (3), but not both, shall be available to Participants).

(ii) Participant Elections. In accordance with such procedures as the Plan Administrator may provide, a Participant shall be given a reasonable opportunity to make an election under this Section 8(b) before the beginning of each quarter of Morgan Stanley’s taxable year with respect to dividends paid in such quarter. A Participant may have only one election in effect for his or her Account at any time (and may not make separate elections with respect to the different portions of his or her Account). If a Participant who has previously made a timely election under this Section 8(b) does not make a new election with respect to dividends paid in a subsequent period, the Participant’s prior election shall remain in effect for such subsequent period (and, effective June 1, 2009, shall apply to all dividends paid on Morgan Stanley Stock held as part of the ESOP during such period with respect to which an election is offered). In the absence of a timely election, the Participant shall be deemed to have elected to have the dividends with respect to which an election is offered accumulated in his or her Account and reinvested in the Morgan Stanley Stock Fund.

(iii) Payment of Dividends. Any dividends that are the subject of an election by a Participant to receive such amounts in cash shall be distributed to the Participant as soon as practicable following payment. The amount distributed to the Participant shall be the

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lesser of (1) the original amount of the dividends attributable to that Participant and (2) the amount of such dividends as adjusted for any investment losses while held in the Trust Fund or reduced for any withholdings. Any dividends that are the subject of an election (or deemed election) by a Participant to have such amounts reinvested in the Morgan Stanley Stock Fund shall be so reinvested as soon as practicable following payment.

(c) Non-cash Dividends. Any non-cash dividends or distributions on or in respect of Morgan Stanley Stock held in the Trust Fund shall be held or disposed of by the Trustee in the manner directed by the Plan Administrator in its sole discretion.

(d) Tenders and Voting.

(i) Tenders for Morgan Stanley Stock.

(1) Notwithstanding other provisions of this Plan to the contrary, in the event an offer shall be received by the Trustee (including but not limited to a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect) to acquire any shares of Morgan Stanley Stock held by the Trustee in the Trust Fund (hereinafter referred to as an “Offer”), the Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such Offer except in accordance with the provisions of this Section 8(d)(i). The Trustee shall solicit instructions from each Participant, as named fiduciary, with respect to the sale, exchange or transfer of any Morgan Stanley Stock held by the Trustee subject to such Offer and represented by investment units credited to the Participant’s Account, and, subject to the provisions of Sections 8(d)(i)(5) and (6) and to the provisions of Section 8(d)(iii)(2), will follow any instructions timely received from such Participants with respect to such Morgan Stanley Stock. A merger or similar transaction with respect to Morgan Stanley Stock that is presented to Morgan Stanley stockholders for a vote shall not be considered an Offer for purposes of this Section 8(d)(i), but shall be subject to the provisions of Section 8(d)(ii).

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(2) The failure of any Participant, as named fiduciary, to instruct the Trustee in a timely manner with respect to Morgan Stanley Stock represented by investment units credited to the Participant’s Account shall be deemed to constitute instructions to the Trustee not to sell, exchange or transfer any of such shares. The Trustee shall communicate or cause to be communicated to each Participant the provisions of this Plan relating to the right of such Participant to direct the Trustee with respect to Morgan Stanley Stock subject to the Offer that is represented by investment units credited to the Participant’s Account. Such communication shall also discuss the consequences of any such failure to timely instruct the Trustee.

(3) In the event that, under the terms of an Offer or otherwise, any shares of Morgan Stanley Stock tendered for sale, exchange or transfer pursuant to such Offer may be withdrawn from such Offer, the Trustee shall follow such instructions respecting the withdrawal of such securities represented by investment units credited to the Account of any Participant from such Offer as shall be timely received by the Trustee from the respective Participants, as named fiduciaries therefor.

(4) In the event that an Offer for fewer than all of the shares of Morgan Stanley Stock held by the Trustee in the Trust Fund shall be received by the Trustee, each Participant whose Account holds investment units representing any Morgan Stanley Stock subject to such Offer shall first be entitled to direct the Trustee as to the acceptance or rejection of such Offer (as provided by Section 8(d)(i)(1)) with respect to the largest portion of such Morgan Stanley Stock as may be possible given the total number or amount of shares of Morgan Stanley Stock the Plan may sell, exchange or transfer pursuant to the Offer based upon the

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instructions received by the Trustee from all other Participants who shall timely instruct the Trustee pursuant to this Section 8(d)(i) to sell, exchange or transfer such shares pursuant to such Offer, each on a pro rata basis in accordance with the number or amount of such shares represented by investment units credited to their respective Accounts.

(5) In the event an Offer shall be received by the Trustee and instructions shall be solicited from Participants pursuant to this Section 8(d)(i) regarding such Offer, and prior to termination of such Offer, another Offer is received by the Trustee for the securities subject to the first Offer, the Trustee shall, if practicable, make a reasonable effort under the circumstances to solicit instructions from the Participants to the Trustee (A) with respect to securities tendered for sale, exchange or transfer pursuant to the first Offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second Offer and (B) with respect to securities not tendered for sale, exchange or transfer pursuant to the first Offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second Offer. The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner as provided in Section 8(d)(i)(1). With respect to any additional Offer received by the Plan and subject to any earlier Offer (including successive Offers from one or more existing offerors), the Trustee shall act in the same manner as described above.

(6) In the event an Offer for any Morgan Stanley Stock held by the Trustee in the Trust Fund shall be received by the Trustee and the Participants shall be entitled to determine to accept, reject or withdraw an acceptance of such Offer pursuant to paragraphs (1) through (5) of this Section 8(d)(i), neither the Company nor the Trustee shall improperly interfere in any manner with the decision of any Participant regarding the action of the Participant with respect to such Offer and the Trustee shall arrange for such action to be taken on a confidential basis.

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(ii) Voting Morgan Stanley Stock.

(1) Notwithstanding any other provision of this Plan to the contrary, the Trustee shall have no discretion or authority to vote Morgan Stanley Stock held in the Trust Fund by the Trustee on any matter presented for a vote of the stockholders of Morgan Stanley except in accordance with the provisions of this Section 8(d)(ii). The Trustee shall solicit instructions from each Participant, as named fiduciary, as to the manner in which Morgan Stanley Stock represented by investment units credited to such Participant’s Account shall be voted. Subject to the provisions of this Section 8(d)(ii) and of Section 8(d)(iii)(2), the Trustee shall follow any such directions that are timely received with respect to such Morgan Stanley Stock.

(2) With respect to any Morgan Stanley Stock held by the Trustee and represented by investment units credited to Participants’ Accounts for which no voting directions were timely received, the Trustee shall vote all such shares in favor of or against the matter being voted upon in the respective amounts determined by multiplying the total number of such shares of Morgan Stanley Stock by a fraction, the numerator of which is the number of shares of Morgan Stanley Stock represented by investment units credited to the Accounts of Participants directing a vote in favor of and against the matter, respectively, and the denominator of which in both cases is the total number of shares of such Morgan Stanley Stock represented by investment units credited to the Accounts of all such Participants who have provided directions to the Trustee to vote either for or against such matter. The Trustee shall communicate or cause to be communicated to each Participant the provisions of this Plan relating to the right of such Participant to direct the Trustee with respect to the voting of Morgan Stanley Stock represented by investment units credited to such Participant’s Account and the consequences of any failure to timely provide voting directions.

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(iii) Trustee’s Responsibilities.

(1) The Trustee shall distribute or cause to be distributed any and all communications required by this Section 8(d). Morgan Stanley shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants.

(2) If, following a change in applicable law (as described below), the Trustee shall determine, based on the opinion of counsel for the Trustee, that such change invalidates under ERISA or other applicable federal law, in all circumstances or in any particular circumstances, any provision or provisions of Section 8(d)(i) regarding the determination to be made as to whether or not Morgan Stanley Stock held by the Trustee shall be tendered pursuant to an Offer, or any provision or provisions of Section 8(d)(ii) regarding the manner in which Morgan Stanley Stock held in the Trust Fund shall be voted, or causes any such provisions or provision to conflict with ERISA or other applicable federal law, then, upon notice thereof to the Company and the Plan Administrator, such invalid or conflicting provisions of Section 8(d)(i) or Section 8(d)(ii) shall be given no further force or effect. In such event, the Trustee shall exercise its residual fiduciary responsibility with respect to such matters, unless the Trustee shall have received timely written directions from the Plan Administrator, acting as a named fiduciary of the Plan, with respect to such matters. For these purposes, the phrase “change in applicable law” shall mean any amendment to ERISA, any enactment or amendment of any other applicable federal law, any court opinion interpreting ERISA or such other applicable federal law, or any regulation issued under, or ruling or interpretation issued with respect to, ERISA or such other applicable federal law by an appropriate governmental agency.

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To the extent that the Trustee is required to render any residual fiduciary responsibility with respect to the sale, exchange, transfer or vote of Morgan Stanley Stock, the Trustee shall, unless it is clearly imprudent to do so, take full recognition of any directions timely received from Participants in exercising its fiduciary judgment, as such directions are most indicative of what is in the best interest of Participants. In addition the Trustee shall take into consideration any relevant financial factors bearing on such decision as well as, to the extent permissible under applicable law, any other relevant factors bearing on such decision, including but not limited to the prospect of the Participants and prospective Participants for future benefits under the Plan.

(3) In the event that any option, right, warrant or similar property derived from or attributable to the ownership of the Morgan Stanley Stock shall be granted, distributed or otherwise issued, such property shall be held in the Morgan Stanley Stock Fund. In the event any such property is or shall become exercisable, the Trustee may, in its sole discretion, unless otherwise directed by the Plan Administrator, sell, exercise or retain and keep unproductive of income any such option, right, warrant, or similar property. In the event of a discretionary decision by the Trustee to exercise, the Trustee shall be deemed to be authorized to accumulate the amount equal to the consideration necessary to exercise from any of the sources specified herein and to hold such acquired securities in the Trust Fund as specified herein. In connection with any discretionary decisions by the Trustee to sell, exercise or retain and keep unproductive of income any such option, right, warrant, or similar property, the Trustee shall consider, in addition to any relevant financial factors bearing on such decision, any relevant non-financial factors or other factors as the Trustee may deem relevant.

(4) Notwithstanding anything elsewhere in this Plan to the contrary, any proceeds received by the Trustee as a result of the sale, exchange or transfer of Morgan Stanley Stock pursuant to an Offer or any proceeds received as a result of a transaction

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presented to a vote of Morgan Stanley stockholders shall, unless otherwise directed by the Plan Administrator, be reinvested in the Morgan Stanley Stock Fund by the Trustee. To the extent Morgan Stanley Stock is not available for purchase, the balance of the proceeds, if any, shall be invested in the discretion of the Trustee in fixed-income investments issued or guaranteed by the United States of America or any agency or instrumentality thereof having a maturity of not more than one year from the time such investment is made until the Trustee is otherwise directed by the Plan Administrator or, until the Participants whose Accounts are invested in the Morgan Stanley Stock Fund shall be entitled to receive distributions from the Trust Fund in accordance with the Plan.

(iv) Shareholder Communications. Notwithstanding anything to the contrary in this Section 8(d), the Trustee shall make any and all communications or distributions required under the Shareholder Communications Act of 1985 and any rules thereunder.

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SECTION 9. ACCOUNTS

The Plan Administrator shall cause to be maintained on behalf of each Participant such Accounts as may be required by applicable law or deemed appropriate by the Plan Administrator to reflect the Participant’s interest under the Plan and in each of the applicable Investment Funds. Each of a Participant’s Accounts shall be revalued at each Valuation Date. By this revaluation, the balance in each of the Participant’s Accounts will be increased or decreased by such Participant’s proportionate share of any realized investment income, gains and losses of the applicable Investment Funds, and by any increase or decrease in the fair market value of the assets of such Investment Funds, which has occurred since the immediately preceding Valuation Date. At least annually the Plan Administrator shall furnish to each Participant having an interest in the Trust Fund a summary statement of the transactions of the Trust Fund since the date of the last previous statement so furnished and of his or her interest in the Trust Fund. Any such Participant who does not notify the Plan Administrator as to any objection which he or she may have with respect to any such statement within 90 days after the date of such distribution thereof shall be conclusively presumed to have approved the transactions reflected therein.

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SECTION 10. PLAN BENEFITS

(a) Amount of Benefit. A Participant’s Plan Benefit shall be the vested interest of the Participant in his or her Accounts. Notwithstanding anything in this Section 10(a) to the contrary, vesting is provided under the Plan to the extent required under Code section 411(a). A Participant shall have a fully vested interest in his or her Accounts at all times, except as otherwise provided below.

(i) Vesting for Participants Hired on or After January 1, 2004. Amounts attributable to Matching Contributions, Firm Contributions, Fixed Contributions, Citi Pension Transition Contributions, Make-up Contributions and Retirement Contributions made on behalf of a Participant hired by a Participating Company on or after January 1, 2004 shall vest in accordance with the following vesting schedule:

Years of Service	Vested Percentage

Less than 3	0%

3 or more	100%

Notwithstanding the foregoing, such a Participant shall have a fully vested interest in amounts attributable to such contributions if the Participant reaches age 65 (or any later age) and has completed at least three years of service while employed by a Participating Company or member of the Affiliated Group, or as required under Code section 411(a), or if the Participant terminates employment as a result of Retirement, death, Total and Permanent Disability or Release.

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(ii) Vesting for IIG Participants Hired Before January 1, 2004. An IIG Participant hired by a Participating Company before January 1, 2004 shall vest in Company Contributions allocated to his or her Accounts as follows:

(1) Amounts attributable to Firm Contributions or any Retirement Contributions or other types of Company Contributions listed above in Section 10(a)(i), other than Matching Contributions, made on behalf of such a Participant shall vest in accordance with the vesting schedule set forth above in Section 10(a)(i), except as otherwise set forth in paragraph (3) below.

(2) Amounts attributable to any Matching Contributions made on behalf of such a Participant for Plan Years beginning before January 1, 2002 shall vest in accordance with the vesting provisions set forth in the START Plan prior to the DPSP Merger.

(3) Amounts attributable to any Matching Contributions made on behalf of such a Participant for Plan Years beginning on or after January 1, 2002, and any profit sharing contributions transferred from the Morgan Stanley ESOP in connection with the ESOP Merger, shall vest in accordance with the vesting schedule set forth above in Section 10(a)(i), but no later than the time provided by the vesting provisions set forth in the START Plan prior to the DPSP Merger, to the extent applicable.

(iii) Vesting in Cash Dividends. Notwithstanding the foregoing, a Participant shall fully vest in any cash dividends on Morgan Stanley Stock without regard to whether the Participant is offered an election under Section 8(b) (i.e., as to whether the dividends will be distributed or reinvested in Morgan Stanley Stock), without regard to whether the Participant is vested in the Morgan Stanley Stock with respect to which such dividends are paid (with separate accounting for vested and unvested amounts allocated to the Participant’s Account).

(b) Forfeitures. (i) If a Participant terminates employment before fully vesting in his or her Account, any non-vested amounts attributable to the Participant’s Company Contributions shall be forfeited upon the earlier of a

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Participant (i) requesting a distribution from the vested portion of his or her Account or (ii) incurring five consecutive One-Year Breaks. Notwithstanding the foregoing, if a Participant who terminates employment shall subsequently be rehired before incurring five consecutive One Year Breaks, the amount so forfeited shall be restored to such Participant’s Accounts without adjustment for income, gains or losses as provided herein. If the Participant is rehired before incurring a One Year Break, his Accounts shall be restored as soon as administratively feasible after his return to employment. If the Participant is rehired after incurring a One Year Break, but before incurring five consecutive One Year Breaks, his Accounts shall be restored as soon as administratively feasible after the date he is credited with one Year of Service after his return to employment. All such restorations shall be made from forfeitures arising in the Plan Year in which the restoration occurs and, to the extent necessary, from a special employer contribution which shall be made for that purpose. The foregoing forfeiture provisions shall only apply to the extent permitted by applicable law.

(ii) Any forfeitures remaining after restoration payments are made may be applied to pay Plan expenses, reduce future Company Contributions to Participants’ Accounts pursuant to Section 6, or as otherwise determined by the Plan Administrator.

(iii) In the event a profit sharing plan utilizing a graded vesting schedule (a “Merged Plan”) is merged into the Plan, the time at which amounts credited to accounts in the Merged Plan (immediately prior to such merger) are forfeited will be determined pursuant to the terms of the Merged Plan and any forfeitures attributable to accounts in the Merged Plan shall be disposed of as provided by the terms of this Plan.

(c) Payee’s Location Not Ascertainable for 60 Months. In the event any Plan Benefit has been due and payable under the Plan for a period of more than 60 months and cannot be paid because the

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location of the payee cannot be ascertained, the entire amount of such Plan Benefit shall be forfeited; provided, that in the event the location of such payee is ascertained, the Plan Benefit forfeited shall be restored, without adjustments for income, gains or losses and shall be paid to such payee in a single lump sum payment; and provided, that such restoration shall be made out of forfeitures arising in the Plan Year in which the restoration occurs and, to the extent necessary, out of a special employer contribution which shall be made for that purpose.

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SECTION 11. DISTRIBUTION OF PLAN BENEFITS

This Section 11 sets forth the rules governing distributions under the Plan. Additional distribution forms not explicitly provided for in the Plan also shall be available to the extent required by Code section 411(d)(6).

(a) Form of Distribution.

(i) Following a Participant’s termination of employment with all members of the Affiliated Group, the Participant may request a distribution of all or any portion of his or her Plan Benefit, in accordance with procedures specified by the Plan Administrator. Distributions shall be made in the form of a lump sum consisting of, at the election of the Participant, either a check for the entire value of the Participant’s Accounts or (1) a certificate or certificates (which may be in the form of a book-entry notation in the transfer agent’s records) for whole shares of stock representing the portion of the Participant’s Accounts invested in the Morgan Stanley Stock Fund, plus (2) a check for any fractional share of stock and uninvested cash in the portion of the Participant’s Accounts invested in the Morgan Stanley Stock Fund, and for the entire value of the portions of the Participant’s Accounts invested in all other Investment Funds. Effective September 2, 2008, a Participant may not receive more than eight distributions in any calendar year, provided that a Participant may receive more than eight distributions in a calendar year if, after requesting eight partial distributions in a calendar year, the Participant elects a lump sum distribution of the total value of his or her interest in the Trust Fund. A Participant may not receive any distribution which is less than $500 or, if less, the amount of the Participant’s remaining Plan Benefit. In the case of a distribution which is less than the entire amount of a Participant’s Plan Benefit, the Plan Administrator shall withdraw assets from the Participant’s Accounts in the order determined by the Plan Administrator on a uniform and nondiscriminatory basis in accordance with applicable law.

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(ii) Shares of Morgan Stanley Stock distributed pursuant to this Section 11(a), or pursuant to Section 12(e), that at the time of such distribution are not readily tradable on an established market shall be subject to a put option which shall permit the Participant or Beneficiary to sell such stock to the Company (or other Participating Company that employs or employed the Participant) at any time during two option periods, at the fair market value of such shares (as of the most recent Valuation Date). The first period shall be for at least 60 days beginning on the date of distribution. The second period shall be for at least 60 days beginning on the first Valuation Date in the calendar year following the year in which the distribution was made. The Company or the Plan Administrator may direct the Trustee to purchase shares tendered under a put option. Payment for any shares of stock sold under a put option shall be made in a lump sum or in substantially equal annual installments over a period not exceeding five years, with interest payable at a reasonable rate (as determined by the Plan Administrator). Except as may be permitted under applicable law or regulations, the rights of a distributee of Morgan Stanley Stock under this Section 11(a) shall survive the termination of the Plan and any amendment of the Plan.

(b) Time of Distribution. Subject to Section 11(c), a Participant’s Plan Benefit shall be distributed as soon as practicable after the date as of which the Participant’s employment with all members of the Affiliated Group terminates. Any allocation of contributions and forfeitures made subsequent to the distribution of a Participant’s Account in a lump sum shall be paid as soon as practicable after the date of such allocation.

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(c) Right to Deferred Distribution. If a Participant whose vested Accounts exceed $5,000 on the date the distribution would commence under Section 11(b) does not consent to such distribution, then payment of the Participant’s Plan Benefit shall, subject to Section 13(a), be deferred to such date as the Participant shall elect. Effective September 1, 2002, if a Participant whose vested accounts under this Plan, the Morgan Stanley ESOP, and, prior to the DPSP Merger, the DPSP exceed $5,000 on the date the distribution would commence under Section 11(b) does not consent to such distribution, then payment of the Participant’s Plan Benefit shall, subject to Section 13(a), be deferred to such date as the Participant shall elect. Effective March 28, 2005, if the total value of a Participant’s vested Accounts under this Plan (and, prior to the ESOP Merger, the Morgan Stanley ESOP) is $1,000 or less on the date distribution would commence under Section 11(b), then payment of the Participant’s Plan Benefit shall be made as soon as practicable after the date as of which the Participant’s employment with all members of the Affiliated Group terminates. If such value is more than $1,000, but less than the limit in Code section 411(a)(11) (currently $5,000), no distribution shall occur, subject to Section 13(a), without an election by the Participant. Prior to the merger of the Morgan Stanley 401(k) Savings Plan into this Plan on December 31, 2012, a Participant’s accounts under this Plan and the Morgan Stanley 401(k) Savings Plan were aggregated for purposes of applying the above limits. For purposes of applying the above limits, the value of a Participant’s Accounts shall be determined without regard to any rollover contributions made to the Plan. Distributions hereunder shall be subject to the Participant’s rights under Code section 409(h), to the extent applicable.

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Notwithstanding anything to the contrary herein, unless a Participant otherwise elects, the distribution of a Participant’s Plan Benefit shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(i) Effective January 1, 2009, the Participant attains normal retirement age by meeting the age and service requirements set forth in Section 10(a)(i);

(ii) The 10th anniversary of the date on which the Participant commenced participation in the Plan; or

(iii) The termination of the Participant’s employment with the Affiliated Group.

If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treas. Reg. section 1.411(a)-11(c) is given, provided that:

(x) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(y) the Participant, after receiving the notice, affirmatively elects a distribution.

Accounts pending distribution shall continue to share in the investment experience of the Trust Fund until the Valuation Date as of which distributed.

(d) Death of Participant. If a Participant dies prior to receiving the Participant’s entire Plan Benefit, the remaining portion of the Participant’s Plan Benefit shall be paid to the Participant’s surviving spouse, but if there is no surviving spouse, or, if the surviving spouse consents in a manner conforming to a qualified election under the Retirement Equity Act of 1984, as amended, then to the Participant’s Beneficiary; provided that, following the death of a Participant on or after January 1, 2001, any amount distributed pursuant to this Section 11(d) shall be distributed no later than December 31st

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of the calendar year which contains the fifth anniversary of the Participant’s death. Subject to the provisions of the foregoing sentence, upon the death of a Participant, the Participant’s Beneficiary, if any, shall be entitled to make such elections or decisions as the Participant was authorized to make under this Section 11, and any provision as to deferrals and elections shall be made with reference to the date of death of the Participant (instead of the date he or she terminated employment), provided, that upon the death of a MS Participant who had elected to receive payment of his or her Plan Benefit pursuant to an installment payment option previously available under the Plan for distributions commencing prior to March 1, 2001, the remaining value of the Participant’s Plan Benefit shall be paid to his or her Beneficiary in a single lump sum. Notwithstanding the foregoing, if prior to being notified of the death of a Participant the Plan Administrator has made a distribution or instructed the Trustee to make a distribution to any such Participant, the provisions of this Section 11(d) shall not be applicable and such distribution shall be considered to have been made in accordance with the other provisions of this Section 11.

(e) Designation of Beneficiary.

(i) Any designation of a Beneficiary shall be made in writing and filed with the Plan Administrator. A Beneficiary designation may be revoked by the Participant at any time without notice to or consent of any previously designated Beneficiary; provided, that any new designation of Beneficiary must comply with any applicable spousal consent requirement; and provided further, that no designation shall be effective unless filed with and accepted by the Plan Administrator prior to the death of the Participant. If no Beneficiary is designated, or the designated Beneficiary does not survive the Participant and no alternative Beneficiary is designated, the Beneficiary shall be the Participant’s surviving spouse, or, if none, the Participant’s estate. Whether a person is a spouse or a surviving spouse will be determined using the eligibility standards for U.S. Social Security benefits. If the designated Beneficiary cannot

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be located by the Plan Administrator for a period of one year following death, despite mailing to such Beneficiary’s last known address, and the Beneficiary has not made written claim within such period to the Plan Administrator, the Beneficiary shall be treated as having predeceased the Participant.

(ii) In the case of a Participant who participated in both the START Plan and the DPSP at different times prior to the DPSP Merger and had a Beneficiary designation in effect under each plan, the Beneficiary designation in effect under the plan in which the Participant was an active participant immediately prior to the DPSP Merger (or, in the case of a Participant who was not an active participant in either plan immediately prior to the DPSP Merger, the Beneficiary designation in effect under the plan in which the Participant was most recently an active participant) shall control as of the DPSP Merger, and the Beneficiary designation in effect under the other plan shall be void from that point on.

(iii) For the period prior to the merger of the Morgan Stanley 401(k) Savings Plan into this Plan on December 31, 2012, in the event a Participant participates in this Plan and the Morgan Stanley 401(k) Savings Plan, any Beneficiary designation made by a Participant under this Plan shall not be effective unless the designated Beneficiary is the same as the beneficiary designated by the Participant under the Morgan Stanley 401(k) Savings Plan.

(f) Administrative Procedures. The Plan Administrator may require Participants to complete such process as may be established by the Plan Administrator before any election under this Section 11 may take effect; provided, that such process shall conform to applicable rules under the Code and that the Plan Administrator shall provide the Participant and the Participant’s surviving spouse or Beneficiary such information, within such time periods, as is required under the Code and applicable law.

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(g) Optional Direct Rollover of Eligible Rollover Distributions.

(i) A Participant who receives a distribution described in Section 11(a) or a withdrawal described in Section 12 may direct the Plan Administrator to directly roll over all or any portion of the distribution or withdrawal as permitted by Code sections 401(a)(31) and 402(c).

(ii) A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only as permitted in Code section 402(c)(2).

(iii) The election under this Section 11(g) shall not be applicable to (1) any distribution which represents the minimum amount required to be distributed under Code section 401(a)(9), (2) any hardship distribution under Section 12(f) or (3) any distribution of dividends pursuant to Section 8(b). The election under this Section shall be available with respect to any distribution or withdrawal made to or by a spouse of a Participant following the death of the Participant or pursuant to a qualified domestic relations order (as defined in Code section 414(p)) if the election described herein would have been available to the Participant had the Participant been the recipient of the distribution or withdrawal.

(iv) The Plan Administrator may, in its sole discretion, adopt such administrative rules as may be permitted by Code section 401(a)(31) or regulations promulgated thereunder which limit or restrict the applicability of this Section 11(g) to all or a portion of certain distributions or withdrawals.

(v) Effective January 1, 2007, the non-spouse Beneficiary of a Participant following the death of the Participant may direct the Plan Administrator to directly

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roll over all or any portion of a distribution or withdrawal made to such non-spouse Beneficiary to an individual retirement plan described in Code sections 408(a) or 408(b). Any such rollover shall be made in accordance with the requirements of Code section 402(c)(11) and any guidance promulgated thereunder.

(vi) Effective January 1, 2008, an individual receiving a distribution that is eligible for a direct rollover under the provisions of this Section 11(g) may also direct the Plan Administrator to directly roll over all or any portion of such distribution to a Roth individual retirement arrangement described in Code section 408A. Notwithstanding the previous sentence, for taxable years beginning before January 1, 2010, but only to the extent provided in Code section 408A, the ability to roll a distribution over to a Roth individual retirement arrangement shall not be available if the individual has modified adjusted gross income for the year of the rollover exceeding $100,000 or is married and files a separate tax return; provided, however, that it shall be the responsibility of the individual receiving the distribution, and not the Plan Administrator, to assure compliance with this restriction.

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SECTION 12. WITHDRAWALS AND LOANS

This Section 12 sets forth the rules governing withdrawals and loans under the Plan. Additional distribution forms not explicitly provided for in the Plan also shall be available to the extent required by Code section 411(d)(6).

(a) General Rule. A Participant who is an Employee may elect to withdraw a specified amount from his or her Accounts, subject to the following provisions.

(b) Limitations on Withdrawals. Withdrawals shall be subject to the following limitations:

(i) To make a withdrawal, a Participant must complete such process as may be established by the Plan Administrator.

(ii) Effective September 2, 2008, a Participant may not make more than eight withdrawals (other than hardship withdrawals described in Section 12(f)) per calendar year, provided that a Participant may make more than eight withdrawals in a calendar year if, after electing eight partial withdrawals in a calendar year, the Participant elects a lump sum distribution of the total value of his or her interest in the Trust Fund. The minimum amount a Participant may elect to withdraw shall be $500 or, if less, the total value of the applicable Accounts.

(iii) A Participant may withdraw amounts attributable to After-Tax Contributions at any time.

(iv) A Participant may withdraw any or all amounts allocated to his or her Accounts, to the extent vested, after attaining age 59 1/2.

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(v) Notwithstanding the foregoing, prior to age 59 1/2, a Participant may receive a hardship distribution, as provided in Section 12(f), or a Qualified Reservist Distribution, as provided in Section 12(h), from his or her Accounts, to the extent vested.

(c) Source and Amount of Withdrawals. In the case of a withdrawal, including a hardship withdrawal or a Qualified Reservist Distribution, the Plan Administrator shall withdraw assets from the Participant’s Accounts in the order determined by the Plan Administrator on a nondiscriminatory basis in accordance with applicable law. The amount being withdrawn shall be taken pro rata from the Investment Funds in which such Accounts are invested (except that the Plan Administrator may, on a nondiscriminatory basis, permit Participants to choose whether or not investments in the Morgan Stanley Stock Fund shall be included for this purpose).

(d) Time of Payment of Withdrawals. Withdrawals and hardship withdrawals described in this Section 12 will be paid as soon as administratively practicable following the approval of the Participant’s request for a withdrawal.

(e) Form of Payment of Withdrawals. All withdrawals under this Section 12 shall be distributed in the form of a lump sum payment consisting of (i) cash equal to the value of the portion of the Participant’s Accounts being withdrawn or (ii) at the election of the Participant and as permitted under this Section 12, whole shares of Morgan Stanley Stock (as may be credited to the Participant’s Account) and cash equal to the amount of any uninvested cash plus the value of the portions of the Participant’s Accounts that are invested in all Investment Funds other than the Morgan Stanley Stock Fund, in such proportions as the Participant may elect and in the aggregate equal to the value of the portion of the Participant’s Accounts being withdrawn. Unless the Participant elects

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otherwise, payment will be made in accordance with clause (i) of the preceding sentence. If a distribution is made in the form of shares of stock, any unpaid dividends which may be due with respect to such stock and any portion to be distributed representing fractional shares of such stock shall be paid in cash.

(f) Hardship.

(i) In case of a hardship withdrawal, the Plan Administrator shall withdraw assets from the Participant’s Accounts in the order determined by the Plan Administrator on a uniform and nondiscriminatory basis in accordance with applicable law.

Notwithstanding anything herein to the contrary, amounts in the Participant’s Accounts attributable to Retirement Contributions, Fixed Contributions, MS Transition Contributions, Citi Pension Transition Contributions, or, prior to September 2, 2008, Roth Elective Deferrals shall not be available for a hardship withdrawal.

(ii) The Plan Administrator may from time to time prescribe written rules of uniform application by which Participants who make a hardship withdrawal may not make elective or employee contributions to this or any other plan of a Participating Company for a period to be determined by the Plan Administrator.

(iii) A distribution will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant has obtained all distributions (including any available dividend distributions under this Plan), other than hardship distributions, and all nontaxable loans available under all plans maintained by any member of the Affiliated Group, and the distribution is not in excess of the amount of the immediate and heavy financial need.

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(iv) In reviewing a request for a hardship distribution, the Plan Administrator shall apply the following rules on a nondiscriminatory basis to all Participants eligible for such hardship distributions.

(1) All requests for such payments must be made in such manner as the Plan Administrator shall designate.

(2) All such requests must be accompanied by such documentation as the Plan Administrator may require.

(3) The Plan Administrator will review all requests and will make a determination as to whether the request should be approved or rejected.

(4) The Plan Administrator will consider the facts relevant to each requested hardship distribution, subject to appropriate regulations.

(5) The Plan Administrator may delegate its responsibilities under this Section 12(f) to one or more persons.

(v) For purposes of this Section 12(f), the term “hardship” shall mean immediate and heavy financial needs of the Participant where such Participant lacks other reasonably available financial resources, arising out of any one or more of the following:

(1) expenses for (or necessary to obtain) medical care described in Code section 213(d) for the Participant or the Participant’s spouse, children or dependents (as defined in Code section 152, without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B)), or, in accordance with regulations issued by the Secretary of Treasury, any other person designated by the Participant as his/her Beneficiary who is a domestic partner of the Participant;

(2) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

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(3) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant or the Participant’s spouse, children or dependents (as defined in Code section 152, without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B)), or, in accordance with regulations issued by the Secretary of Treasury, any other person designated by the Participant as his/her Beneficiary who is a domestic partner of the Participant;

(4) payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(5) amounts necessary to pay the funeral expenses of the Participant’s deceased parent, spouse, children, dependents (as defined in Code section 152 without regard to Code section 152(d)(1)(B)), or, in accordance with regulations issued by the Secretary of Treasury, any other person designated by the Participant as his/her Beneficiary who is a domestic partner of the Participant;

(6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (relating to damage from fire, storm, shipwreck, theft or other casualty loss, but without regard to whether such loss exceeds 10% of the Participant’s adjusted gross income);

(7) a Qualified Hurricane Sandy Distribution or a Qualified Disaster Recovery Assistance Distribution,

(8) any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from a hardship withdrawal under this Section 12(f); or

(9) such other instances of deemed immediate and heavy financial needs together with such additional methods for the hardship withdrawal to be deemed necessary to satisfy such needs as the Commissioner of Internal Revenue shall provide through the publication of revenue rulings, notices and other documents of general applicability.

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(g) Loans.

(i) Availability of Loans. A Participant may elect, in such form and manner as the Plan Administrator may prescribe, to borrow from his Plan Accounts under the Trust Fund an amount in cash not to exceed the amount permitted under Section 12(g)(ii). No more than one loan to a Participant may be outstanding at any time, except that, (1) in the case of a MS Participant who had two loans outstanding under the DPSP as of February 28, 2001, such loans may continue to be outstanding following that date and (2) in the case of a Participant who had an account under both the DPSP and the START Plan prior to the DPSP Merger and had a loan outstanding against each such account, such loans may continue to be outstanding at the same time following the DPSP Merger. The Plan Administrator may, in its discretion, impose additional conditions and restrictions on a Participant’s eligibility for a loan under this Section 12(g), subject to applicable law. Effective September 2, 2008, notwithstanding anything herein to the contrary, a Participant who is a member of the Management Committee of Morgan Stanley shall be ineligible to take a loan from the Plan.

(ii) Limitations on Loans. Each loan under this Section 12(g) shall be limited to an amount not to exceed (when added to the outstanding balance of all other loans made to the Participant by all tax qualified plans maintained by the Affiliated Group) the lesser of:

(1) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans from all such plans to the Participant during the one-year period ending on the day before the date on which the loan is made, over the outstanding balance of loans from all such plans to the Participant on the date on which the loan is made, and

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(2) one-half of the vested balance of the Participant’s Accounts as of the most recent Valuation Date.

Notwithstanding the foregoing, no loan shall be granted under this Section 12(g) in an amount less than $500 (effective September 2, 2008, $1,000).

Notwithstanding anything herein to the contrary, amounts in the Participant’s Accounts attributable to Retirement Contributions, Fixed Contributions and Citi Pension Transition Contributions shall not be available for a loan nor be included in determining the maximum loan amount available to the Participant under the Plan. Amounts attributable to Roth Elective Deferrals (or the earnings thereon) shall be available for a loan and included in determining the maximum loan amount available to a Participant under the Plan.

(iii) Sources of Loan Proceeds and Designation of Payments. Loans made pursuant to this Section 12(g) and payments thereof, shall be charged pro rata against each Investment Fund in which the Participant is invested (except that the Plan Administrator may, on a nondiscriminatory basis, permit Participants to choose whether or not investments in the Morgan Stanley Stock Fund shall be included for this purpose) and shall be appropriately charged against the Participant’s Accounts in such order as the Plan Administrator shall determine on a nondiscriminatory basis. Prior to the disbursement of the proceeds of a loan, an amount equal to the loan amount shall be transferred from the Participant’s Accounts to a special loan fund (consisting solely of the Participant’s loans) established for the purpose of disbursing the loan to the Participant.

(iv) Loans Evidenced by Note and Secured by Interest in Account. A loan granted pursuant to this Section 12(g) shall be evidenced by such documents as the Plan Administrator shall designate including a note which shall bear a reasonable rate of interest as determined by the Plan Administrator from time to time in a nondiscriminatory manner and

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which otherwise shall conform to the repayment terms set forth in this Section 12(g). A loan made to a Participant pursuant to this Section 12(g) shall be secured by an interest in the Participant’s Accounts and/or by such other interests as the Plan Administrator may determine to constitute adequate security. The occurrence of an event of default under the loan note shall entitle the Trustee of the Plan to reduce the balance of the Participant’s Accounts up to the amount of the Plan’s security interest therein. The loan note shall be an asset solely of the borrowing Participant’s Accounts and interest on the loan shall be credited to the Participant’s Accounts.

(v) Loan Repayment Terms. A loan made pursuant to this Section 12(g) shall be repaid over a period not to exceed five years from the date of the loan, unless the Participant certifies in writing to the Plan Administrator that the loan proceeds are to be used solely to acquire a dwelling unit which is to be used, within a reasonable period of time, as the Participant’s principal residence, in which case, the loan shall be repaid over a period not to exceed 15 years from the date of such loan. Such repayment shall be made in level installments of principal and interest which the Participant shall authorize to be repaid by payroll deductions or by such other method as is determined by the Plan Administrator on a uniform and nondiscriminatory basis. Loan repayments (principal and interest) will be proportionately credited among the Participant’s Accounts from which the loan proceeds were transferred pursuant to Section 12(g)(iii) above and reinvested in Investment Funds based on the Participant’s then-current directions with respect to the investment of contributions, or in such other manner as is determined by the Plan Administrator in its discretion on a uniform and nondiscriminatory basis. The entire outstanding amount of the loan may be prepaid without penalty at any time. Partial prepayment shall not be permitted. The note shall provide that in all events the outstanding principal and interest due thereon shall be repaid not later than the date of

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the Participant’s termination of employment or such other date as the Plan Administrator shall specify. Effective September 2, 2008, if a Participant with an outstanding loan is rehired by a Participating Company within 60 days of his termination of employment, loan repayments shall automatically recommence in accordance with this subsection 12(g)(v). Notwithstanding the foregoing, effective January 1, 2010, in the discretion of the Plan Administrator on a nondiscriminatory basis, the note may provide (or may be amended to provide) that if a Participant with an outstanding loan terminates employment as a result of a Release, such Participant may continue making loan repayments directly to the Benefit Center for up to the lesser of (1) the remainder of the period of such loan or (2) a period of up to one year after such Participant’s termination of employment and that any outstanding principal and interest due at the end of such period shall be paid immediately thereafter. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

(vi) Loans Available on Nondiscriminatory Basis. All loans made pursuant to this Section 12(g) shall be made available to all Participants on a reasonably equivalent, nondiscriminatory basis; and any Participant to whom a loan is made agrees to such changes in the terms of the loan as may be required by changes in the applicable law or regulations.

(vii) Other Provisions Relating to Loans. To the extent required by ERISA section 408 or Code section 4975, notwithstanding the preceding provisions of this Section 12(g), loans may be made to a Participant who is, at the time of the loan, both a former employee and a “party in interest” as defined in ERISA section 3(14) with respect to the Plan. In the case of any such loan, the preceding provisions of this Section 12(g) dealing with payment by payroll deduction and acceleration on termination of employment shall not apply. Loans shall not be made available to highly compensated employees (as defined in Code section 414(q)) in an amount greater than the amount made available to other employees.

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(viii) Suspension of Loan Repayments during Military Service. Loan repayments will be suspended under this Plan as permitted under Code section 414(u)(4).

(ix) Loan Administrative Fee. Effective September 2, 2008, the Plan Administrator shall assess a loan administrative fee of $75 for each new loan granted to a Participant, which, effective September 1, 2008, shall be applied to pay Plan expenses. The amount of the loan administrative fee shall be deducted from the amount of the loan proceeds forwarded to the Participant, but shall not reduce the principal amount of the loan.

(x) Securities Laws Restrictions. Notwithstanding anything in this Section 12(g) to the contrary, a Participant’s ability to take a loan, or to prepay the outstanding balance of a loan, shall be subject to such conditions and restrictions as the Plan Administrator may determine to be necessary or advisable to ensure compliance with all applicable securities laws.

(xi) Loan Procedures. The Plan Administrator shall promulgate loan procedures consistent with this Section 12, which, as amended from time to time, are hereby incorporated into and which hereby form a part of this Plan.

(h) Qualified Reservist Distribution. An eligible Participant may request a Qualified Reservist Distribution on or after January 1, 2009. In the case of a Participant who receives a Qualified Reservist Distribution, such Participant shall not be eligible to make elective or employee contributions to this Plan or any other plan of a Participating Company during the 6-month period following such Qualified Reservist Distribution.

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SECTION 13. INCORPORATION OF CERTAIN CODE REQUIREMENTS BY REFERENCE

(a) Incorporation of Code Section 401(a)(9).

(i) Anything in the Plan to the contrary notwithstanding, distributions under this Plan shall meet the requirements of Code section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental death benefit requirement of Code section 401(a)(9)(G). Distributions shall be made in accordance with Treas. Reg. sections 1.401(a)(9)-1 through 1.401(a)(9)-9. Such requirements shall override any inconsistent distribution options in the Plan. Such requirements are incorporated herein by reference.

(ii) In the case of MS Participants, the following provisions apply:

(1) With respect to a MS Participant who attained age 70 1/2 prior to January 1, 1999, payment of the amounts credited to the MS Participant’s Accounts commenced no later than the April 1st next following the year in which the MS Participant attained (or would have attained, in the case of a deceased MS Participant) age 70 1/2, whether or not such MS Participant had terminated Service; provided that a MS Participant who attained age 70 1/2 after December 31, 1995 and prior to January 1, 1999 and who was an Employee on the April 1st next following the year in which such MS Participant attained age 70 1/2, could make an irrevocable one-time election to defer receipt of payment of his or her Accounts until his or her termination from Service, but in no event later than the April 1st next following the year in which such termination from Service occurs.

(2) With respect to a MS Participant who attains age 70 1/2 on or after January 1, 1999, payment of the amounts credited to the MS Participant’s Accounts shall commence on the April 1st next following the later of the year in which the MS Participant (A) attains age 70 1/2, or (B) terminates from Service.

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(3) With respect to a MS Participant who attains age 70 1/2 on or after January 1, 2000 and who has separated from service, the entire value of the MS Participant’s interest in the Trust Fund shall be distributed to the MS Participant not later than the April 1st next following the Year in which the MS Participant attains (or would have attained, in the case of a deceased MS Participant) age 70 1/2, except that a MS Participant who is receiving minimum required distributions in a series of payments as set forth in Code section 401(a)(9)(A)(ii) as of March 1, 2001 shall be entitled to continue receiving such payments.

(iii) In the case of IIG Participants, the following provisions apply:

(1) In the case of an IIG Participant who attained age 70- 1/2 after December 31, 1995 and before January 1, 2002 and who was an Employee as of April 1 of the year following the year in which the IIG Participant attained age 70- 1/2, the IIG Participant could elect, on or after such April 1, to begin receiving distributions as if such IIG Participant’s required beginning date under Code section 401(a)(9) were such April 1 or such later date.

An IIG Participant who attains age 70- 1/2 after December 31, 2001 shall not have the right to elect distributions pursuant to the preceding paragraph. Distribution of such an IIG Participant’s Plan Benefit shall be made as of the April 1 next following the later of the year in which the IIG Participant (i) attains age 70- 1/2, or (ii) terminates from service or in accordance with the other provisions of the Plan.

(iv) Effective January 1, 2002, the following rules shall govern the payment of the annual distribution under this Section to a Participant who has not terminated from service. The payment for a year subsequent to the year in which payments commence shall be made only if the Participant elects at the time and in such manner prescribed by the Plan

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Administrator to receive payment in such year. The failure to make such an election shall be deemed to be an election by the Participant to defer receipt of the payment, and the amount of such deferred payment shall thereafter be held in the Accounts maintained for the Participant under the Plan and adjusted as provided in Section 9.

(b) Incorporation of Code Section 415 Limitations. The limitations on allocations and contributions of Code section 415 are incorporated herein by reference. For purposes of applying those limitations the following rules shall apply:

(i) Definitions. For purposes of this Section 13, compensation means Testing Compensation.

(ii) Disposition of Excess Amounts.

(1) If the annual additions otherwise made to the Accounts of a Participant would cause the limitations of Code section 415 that are applicable to that Participant to be exceeded for the limitation year, the amount by which such limitations are exceeded will be eliminated (A) by returning to the Participant the Participant’s Pre-Tax Contributions, Roth Elective Deferrals and/or After-Tax Contributions for such limitation year, in whole or in part as necessary, and then (B) to the extent necessary, by reducing any Company Contributions allocated to the Participant in accordance with Section 6. Such excess amounts of Company Contributions shall be applied to reduce such contributions for such Participant for the next limitation year (and succeeding limitation years, if necessary).

(2) Notwithstanding the foregoing, if a Participant is not covered by the Plan as of the end of the limitation year as of which such excess amount arose, the excess amounts shall be held in an unallocated suspense account and allocated and re-allocated in the next limitation year to other eligible Participants in the Plan. If such allocation or re-allocation

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will cause the limitations of Code section 415 to be exceeded with respect to each eligible Participant for such following limitation year, the excess amount shall be held unallocated in the suspense account until the next limitation year. If the suspense account is in existence at any time during a particular limitation year, other than the limitation year as of which the excess amounts arose, all amounts in the suspense account must be allocated and re-allocated to other eligible Participants in the Plan (subject to the limitations of Code section 415) before any Company Contributions which would constitute annual additions may be made to the Plan for that limitation year.

(3) Notwithstanding the foregoing, the correction methods described in this Section 13(b)(ii) shall be used only to the extent permitted under Code section 415.

(iii) Coordination With Another Defined Contribution Plan. If, in addition to this Plan, a Participant is covered under another qualified defined contribution plan or a welfare benefit fund, as defined in Code section 419(e), maintained by the employer during any limitation year and a Participant’s annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date. If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of:

(1) the total excess amount allocated as of such date, times

(2) the ratio of (A) the annual additions allocated to the Participant for the limitation year as of such date under this Plan to (B) the total annual additions allocated to

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the Participant for the limitation year as of such date under this and all the other qualified defined contribution plans. Any excess amount attributed to this Plan will be disposed of in the manner described in Section 13(b)(ii).

(iv) Regulations under Code section 415. The limitations imposed by this Section 13(b) will be administered in accordance with the regulations promulgated under Code section 415 and any other rulings and regulations issued by the Secretary of the Treasury under Code section 415.

(c) Military Service.

(i) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u) and other applicable law.

(ii) Effective January 1, 2007, the beneficiary of a Participant on a leave of absence to perform military service with reemployment rights described in Code section 414(u) where the Participant cannot return to employment on account of his or her death, shall be entitled, in accordance with Code section 401(a)(37), to any additional benefits (other than benefit accruals relating to the Participant’s period of qualified military service) that would be provided under the Plan had the Participant died as an active Employee.

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SECTION 14. FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION

(a) General.

(i) The general administration of the Plan shall be placed in the Plan Administrator.

(ii) The Plan Administrator shall be a “named fiduciary” with respect to the Plan, as such term is defined in ERISA section 402(a).

(iii) The Plan Administrator shall be the Plan’s “administrator,” as such term is defined in ERISA section 3(16).

(iv) The Committee established in accordance with Section 16 shall be the “named fiduciary,” as defined under ERISA section 402(a), that, subject to Section 16(c), shall have the authority to act with respect to any claim for benefits under the Plan.

(v) The Benefit Plan Appeals Committee established in accordance with Section 17 shall be the “named fiduciary,” as defined under ERISA section 402(a), that shall have the authority to act with respect to any appeal from the denial of a claim for benefits under the Plan.

(iv) The Plan Administrator, Committee, Benefit Plan Appeals Committee and each other person who has Fiduciary Responsibilities with respect to the Plan shall be bonded if and as required by ERISA.

(b) Procedure and Performance of Duties; Delegation.

(i) The Plan Administrator may employ such agents, counsel, accountants or other persons (who also may be employed by a Participating Company or Affiliated Group member) as the Plan Administrator may consider necessary or advisable to properly carry out the administration of the Plan.

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(ii) The Plan Administrator may delegate its Fiduciary Responsibilities to any other person as the Plan Administrator in its sole discretion shall decide. Upon a delegation of Fiduciary Responsibilities, the person or persons to whom such Fiduciary Responsibilities are delegated shall be solely responsible for the performance of such Fiduciary Responsibilities, except as provided by law, and all references in the Plan to the Plan Administrator shall be deemed to be references to such person. The Plan Administrator shall perform its delegation functions in the same manner as it performs all of its other Fiduciary Responsibilities pursuant to Section 14(b)(iii) below.

(iii) The Plan Administrator shall perform only its Fiduciary Responsibilities as provided in the Plan except those Fiduciary Responsibilities which are delegated pursuant to Section 14(b)(ii) above, if any, and except those Fiduciary Responsibilities which are to be performed by the Trustee pursuant to the Trust Agreement.

(c) General Powers of Plan Administrator. The Plan Administrator shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities under the Plan. Subject to Sections 16 and 17, the Plan Administrator shall have the exclusive right to determine any question arising under or in connection with the administration of the Plan, including, but not limited to, the authority to interpret the Plan, to remedy ambiguities, inconsistencies or omissions arising under or in connection with the Plan, to direct disbursements by the Trustee and to exercise the other rights and powers specified herein.

(d) Rules and Regulations. Subject to the limitations set forth in the Plan, the Plan Administrator may from time to time establish such uniform and nondiscriminatory rules and regulations as it may deem appropriate or necessary for the transaction of business and for the administration of the Plan.

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(e) Conversion of Amounts of Earnings. The Plan Administrator shall have full and final authority with respect to Earnings paid in a foreign currency to convert such Earnings into currency of the United States, in such manner as the Plan Administrator may from time to time determine, for purposes of the Plan.

(f) Indemnification. To the fullest extent permitted by law, the Company will indemnify and save harmless the Plan Administrator, each member of the Committee established in accordance with Section 16, each member of the Benefit Plan Appeals Committee established in accordance with Section 17, and each other person to whom Fiduciary Responsibilities are delegated under the terms of the Plan against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act as Plan Administrator, member of the Committee, member of the Benefit Plan Appeals Committee or delegate, except (i) in the case of willful misconduct or lack of good faith or (ii) with respect to any person who is not an employee, officer, advisory director, Senior Advisor or director of the Company or a member of the Affiliated Group. This Section 14(f) shall not supersede any separate agreement or contract between the Company or a member of the Affiliated Group or the Plan and any person to whom Fiduciary Responsibilities are delegated.

(g) Quorum. A majority of the members of the Committee or Benefit Plan Appeals Committee or any delegate of either of them at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee or Benefit Plan Appeals Committee or by such delegate, as the case may be, at any meeting shall be by the vote of a majority of those present at any such meeting.

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(h) Action Without Meeting. Any action required or permitted to be taken at any meeting of the Committee or the Benefit Plan Appeals Committee or by any delegate of either of them may be taken without a meeting if a written consent thereto is signed by all members of the Committee or Benefit Plan Appeals Committee or by such delegate, as the case may be, and such written Consent is filed with the records of the proceedings of the Committee or Benefit Plan Appeals Committee or of such delegate, as the case may be.

(i) Meeting by Telephone Conference. Members of the Committee, the Benefit Plan Appeals Committee or any delegate of either of them may participate in a meeting of the Committee, Benefit Plan Appeals Committee or such delegate, as the case may be, by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

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SECTION 15. INVESTMENT POLICY

From time to time, the Investment Committee shall establish an investment policy for the Plan which is consistent with the objectives of the Plan, with its short-term and long-term financial needs and with the requirements of ERISA. The investment policy, as established and amended from time to time, shall be communicated in writing to the Trustee as appropriate.

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SECTION 16. CLAIMS PROCEDURE

(a) Claims. Sections 16 and 17 shall provide the exclusive rules relating to claims for benefits under the Plan.

The Board of Directors shall appoint a claims committee (referred to herein as the “Committee”), which shall consist of one or more individuals who may (but need not) be employees of the Company. The Committee shall be the named fiduciary that shall have the authority to act with respect to any claim for benefits under the Plan. The Committee may adopt such rules and procedures, consistent with ERISA and the Plan, as it deems necessary or appropriate in carrying out its responsibilities under this Section 16. The Committee may delegate some or all of its rights, privileges and duties to such person(s) as it may choose; to the extent of such a delegation all references in this Section to the Committee shall be deemed to be references to such person(s).

The Committee in its capacity as named fiduciary with respect to claims for benefits shall have the discretionary right to interpret the Plan, including those provisions governing eligibility and benefits, and to determine any questions arising under or in connection with claims for benefits under the Plan, including without limitation, the authority to make factual determinations. The Committee shall have full authority to determine the entitlement, rights or eligibility of employees, participants and/or any other persons, and the amount of benefits, if any, due under the Plan. The Committee shall make reasonable efforts to timely address claims presented to it, taking into account the timeframes included in ERISA and the regulations thereunder. The Committee shall also have the right and authority to remedy ambiguities, inconsistencies or omissions, arising under or in connection with claims for benefits under the Plan. The construction and interpretations of the Plan and the determinations of the Committee hereunder shall be final and binding on all persons, other than the Benefit Plan Appeals Committee established in accordance with Section 17 hereof.

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All claims for benefits shall be submitted to the Committee at such address as the Committee shall designate from time to time. Claims for benefits must be in writing on the form prescribed by the Committee and must be signed by the person or persons indicated on such form.

(b) Denial of Claims. In the event any claim for benefits is denied, in whole or in part, the Committee shall notify the claimant of such denial in writing and shall advise the claimant of his right to a review thereof. Such written notice shall set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial, reference to the specific Plan provisions upon which the denial is based, a description of any additional information or material that is necessary for the claimant to perfect his claim for benefits, an explanation of why such information or material is necessary, and an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA if the claim is denied on review. Such written notice shall be furnished to the claimant within 90 days after the Committee receives the claim, unless special circumstances require an extension of time for processing the claim. In no event shall such an extension exceed a period of 90 days from the end of the initial 90-day period; if such an extension is required, written notice thereof shall be furnished to the claimant before the end of the initial 90-day period. Such notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision.

(c) Small Claims. Any claim to be determined by the Committee may be determined by a Global Director of Human Resources, or his delegate,

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if a Global Director of Human Resources (or such delegate) determines that the amount involved is $40,000 or less. In any case where a Global Director of Human Resources (or delegate) determines a claim, the provisions of Sections 16 and 17 shall apply to a Global Director of Human Resources (or delegate) in the same manner as would be applicable to the Committee. A Global Director of Human Resources has delegated his authority under this provision to the Director of Benefits. Any action to be taken by a Global Director of Human Resources hereunder may be taken by any one person in such position.

(d) Authority to Terminate Committee Member. The Board of Directors shall have the express authority to terminate the appointment of any member of the Committee provided for in this Section 16 through written action of the Board of Directors or its delegate.

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SECTION 17. BENEFIT PLAN APPEALS COMMITTEE

(a) Establishment of Benefit Plan Appeals Committee. The Board of Directors shall appoint a “Benefit Plan Appeals Committee,” which shall consist of one or more individuals who may (but need not) be employees of the Company. The Benefit Plan Appeals Committee shall be the named fiduciary that shall have the authority to act with respect to any appeal from the denial of a claim for benefits under the Plan. The Benefit Plan Appeals Committee shall make reasonable efforts to timely address appeals from denied claims presented to it, taking into account the timeframes included in ERISA and the regulations thereunder. The Benefit Plan Appeals Committee may adopt such rules and procedures, consistent with ERISA and the Plan, as it deems necessary or appropriate in carrying out its responsibilities under Section 16 and this Section 17. The Benefit Plan Appeals Committee may delegate some or all of its rights, privileges and duties to such person(s) as it may choose; to the extent of such a delegation all references in this Section to the Benefit Plan Appeals Committee shall be deemed to be references to such person(s).

(b) Appeals from Claim Denials. Any person whose claim for benefits is denied, in whole or in part, or such person’s duly authorized representative, may appeal from such denial by submitting a request for review of the claim to the Benefit Plan Appeals Committee within six months after receiving the written notice of denial from the Committee. The request for review may include the reason the claimant believes the claim was improperly denied and any additional comments, documents, records and other information that may be appropriate (which will be considered by the Benefit Plan Appeals Committee without regard to whether it was considered by the Committee in its initial review of the claim). The Benefit Plan Appeals Committee shall provide the claimant, upon request and

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without charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim under applicable legal standards. A request for review shall be in writing and shall be submitted to the Benefit Plan Appeals Committee at such address as the Committee shall designate from time to time. The request for review shall set forth all of the grounds on which it is based, all facts in support thereof and any other matters that the claimant deems pertinent. The Benefit Plan Appeals Committee may require the claimant (or his representative) to submit such additional facts, documents or other material as it deems necessary or appropriate in making its review.

(c) Decision on Review. The Benefit Plan Appeals Committee shall act upon a request for review within 60 days after receipt thereof, unless special circumstances require an extension of time for processing, in which event a decision shall be rendered not more than 120 days after the receipt of the request for review. If such an extension is required, written notice thereof shall be furnished to the claimant (or his representative) before the end of the initial 60-day period. If the Benefit Plan Appeals Committee extends the review period for the appeal due to the claimant’s failure to submit information necessary to decide the appeal, the period for deciding the appeal will be tolled from the date on which the extension notice is sent until the date on which the claimant responds to the request for additional information. The Benefit Plan Appeals Committee shall give written notice of its decision to the claimant (or his representative) and to the Committee. In the event that the Benefit Plan Appeals Committee confirms the denial of the claim for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial and reference to the specific Plan provisions upon which such denial is based, the claimant’s right to receive, upon request and without charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim under applicable legal standards, and the claimant’s right to bring a civil action under ERISA.

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(d) Exhaustion of Administrative Remedies. No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written claim for benefits in accordance with Section 16(a), (ii) has been notified that the claim has been denied, (iii) has filed a written request for a review of the claim in accordance with Section 17(b) and (iv) has been notified in writing that the Benefit Plan Appeals Committee has affirmed the denial of the claim. In addition, no legal or equitable action for benefits under the Plan may be brought after the earliest of (i) six months after the Benefit Plan Appeals Committee has affirmed the denial of the claim, (ii) three years after the date the claimant’s benefits under the Plan commenced, or (iii) the end of the otherwise applicable statute of limitations period.

(e) Authority of Benefit Plan Appeals Committee. The Benefit Plan Appeals Committee in its capacity as named fiduciary shall have the discretionary right to interpret the Plan, including those provisions governing eligibility and benefits, and to determine any questions arising under or in connection with the administration of the Plan, including without limitation, the authority to make factual determinations. The Benefit Plan Appeals Committee shall have full authority to determine the entitlement, rights or eligibility of employees, participants and/or any other persons, and the amount of benefits, if any, due under the Plan. The Benefit Plan Appeals Committee shall also have the right and authority to remedy ambiguities, inconsistencies or omissions, arising under or in connection with the Plan. The construction and interpretations of the Plan and the determinations of the Benefit Plan Appeals Committee hereunder shall be final and binding on all persons.

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(f) Authority to Terminate Committee Member. The Board of Directors shall have the express authority to terminate the appointment of any member of the Benefit Plan Appeals Committee provided for in this Section 17 through written action of the Board of Directors or its delegate.

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SECTION 18. EXPENSES OF PLAN AND TRUST FUND

The reasonable expenses of administering the Plan and the Trust Fund shall be charged to and paid out of the Trust Fund, unless they are paid by the Company or a Participating Company. The expenses of administering the Plan shall include, without limitation, the compensation of the Trustee, the expenses (such as brokerage fees and stock transfer taxes) incurred by the Trustee in the performance of its duties hereunder, real or personal property taxes, income taxes (if any) and other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund or any property in the Trust Fund, and all other proper charges and disbursements of the Trustee. Legal fees and related legal expenses arising out of legal services rendered to the Trustee (whether or not rendered in connection with judicial or administrative proceedings, and whether or not incurred prior to the termination of the Trust Agreement) shall be considered to be reasonable expenses of administering the Plan and Trust Fund only to the extent (a) they are reasonable in amount, and (b) the payment of such expenses out of the Trust Fund is permitted by applicable law. Nothing contained herein shall be construed to require the Trust Fund or, Company or Participating Company to pay any fee or expense allocable under another Section of the Plan to a specific Participant’s Account.

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SECTION 19. AMENDMENT AND TERMINATION

(a) Amendment of Plan. The Company reserves the right to make from time to time any amendment or amendments to all or any part of the Plan (for the Company and for the other Participating Companies), including amendments which are retroactive in effect. Such amendment or amendments may be effected by action of the Company’s Board of Directors or its delegate. The Company’s Board of Directors has authorized the Executive Committee of the Company’s Board of Directors to take such actions. Beginning after May 31, 2011, the preceding sentence shall no longer apply and the Company’s Board of Directors has delegated its authority in respect of the Plan to the Management Committee of Morgan Stanley & Co. LLC.

Notwithstanding the foregoing:

(i) no amendment shall have the effect of vesting in the Participating Companies any interest in any property of the Trust Fund; and

(ii) no amendment shall have any retroactive effect so as to deprive any Participant or Beneficiary of any amount credited to the Participant’s or Beneficiary’s Accounts, except as provided in Section 19(c) or as otherwise permitted by law.

(b) Termination of Plan. The Plan is intended to be permanent, but the Company reserves the right to terminate the Plan, in whole or in part, at any time. Such termination may be effected by action of the Company’s Board of Directors or its delegate. The Company’s Board of Directors has authorized the Executive Committee of the Company’s Board of Directors to take such action. Beginning after May 31, 2011, the preceding sentence shall no longer apply and the Company’s Board of Directors has delegated its authority in respect of the Plan to the Management Committee of Morgan Stanley & Co. LLC. No such action shall have the effect of:

(i) vesting in the Participating Companies any interest in any property of the Trust Fund; or

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(ii) retroactively depriving any Participant or Beneficiary of any amount credited to the Participant’s or Beneficiary’s Accounts, except as provided in Section 19(c) or as otherwise permitted by law.

(c) Amendment Required for Qualification. All provisions of this Plan, and all benefits and rights granted hereunder, are subject to any amendments, modifications or alterations which are necessary from time to time to qualify the Plan under Code section 401(a) or 501(a) to continue the Plan as so qualified, or to comply with any other provision of law. Accordingly, notwithstanding Section 19(a) or any other provision of this Plan, the Company or its delegate may amend, modify or alter the Plan, with or without retroactive effect, in any respect or manner necessary to qualify the Plan under Code section 401(a).

(d) No Reversion of Funds. No part of the Trust Fund shall revert to any Participating Company nor be used for or diverted to purposes other than the exclusive purpose of providing benefits to Participants and Beneficiaries who have an interest in the Plan and defraying the reasonable expenses of administering the Plan; provided, that funds may be returned to Participating Companies under the following circumstances:

(i) Any contribution made as a result of a mistake of fact may be refunded within one year after the date of such contribution;

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(ii) All employer contributions are expressly conditioned on their deductibility under Code section 404, and any employer contribution shall be returned to the extent that the contribution is disallowed as a deduction, within one year after such disallowance;

(iii) Amounts held unallocated pursuant to Sections 13(b)(ii) and (iii) upon termination of the Plan shall be returned to the appropriate Participating Company.

(e) Full Vesting Upon Termination. Upon termination, partial termination or the complete discontinuance of contributions to the Plan (the “terminating events”), other than as provided in Section 19(d), the account balance of each affected Participant shall be 100% vested and nonforfeitable to the extent required by Code section 411(d)(3). In the event a terminating event occurs, except as provided in Section 19(d), no part of the Trust Fund shall revert to any Participating Company or be used for or diverted to purposes other than providing benefits to Participants and Beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust Fund. Upon the occurrence of a terminating event, the Trust Fund shall continue until distributed as provided in Section 11, subject to ERISA section 403(d)(1), provided that in the event of a partial termination, the Trust Fund shall continue with respect to unaffected Participants and Beneficiaries notwithstanding any distributions made as a result of the partial termination to affected Participants and Beneficiaries.

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SECTION 20. MISCELLANEOUS

(a) Inalienability of Rights. The interest and property rights of any person in the Plan, in the Trust Fund or in any distribution to be made under the Plan shall not be subject to option nor be assignable, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any act in violation hereof shall be void. Notwithstanding the foregoing, the following shall not constitute a violation of this Section 20(a): (i) the creation, assignment or recognition of a right to all or any portion of a Participant’s Plan Benefit made pursuant to a state domestic relations order, provided that such order is determined to be a “qualified domestic relations order” (as defined in Code section 414(p)) (“QDRO”) under procedures adopted by the Plan Administrator or (ii) effective August 5, 1997, the required offset of a Participant’s benefits pursuant to a judgment or settlement described in Code section 401(a)(13)(C) or the payment of a Federal tax levy or collection by the United States of an unpaid tax assessment as described in Treasury Regulation section 1.401(a)-13(b)(2). The Plan may pay benefits pursuant to a QDRO that provides for the payment of benefits to an “alternate payee” (as such term is defined in Code section 414(p)) prior to the date a Participant has attained “earliest retirement age” (as such term is defined in Code section 414(p)). Unless otherwise specified in the QDRO, payment shall be made pro rata from each of the Participant’s Accounts and pro rata from the Investment Funds in which any Account is invested. Effective January 1, 2012, in the event a domestic relations order is submitted for determination of its status as a QDRO in accordance with this Section 20(a), a ‘QDRO determination fee’ of $750 shall be assessed and allocated among the Participant’s and the alternate payee’s interests under the Plan as follows:

(1) As provided in such QDRO, or, if not specified;

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(2) If 100% of the Participant’s Account is assigned to the alternate payee, against the interest assigned to the alternate payee; or

(3) If any portion less than 100% of the Participant’s Account is assigned to the alternate payee, evenly between the Participant and the alternate payee.

(b) Plan Mergers. The Plan shall not merge or consolidate with, nor transfer assets or liabilities to, any other plan unless each Participant would receive a Plan Benefit immediately after the merger, consolidation or transfer (if the Plan then terminated) which is equal to or greater than the Plan Benefit such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

(c) Payments to and From the Plan. All Employee and Company Contributions shall be paid to the Trustee for investment and reinvestment as part of the Trust Fund pursuant to the Trust Agreement. All benefits and withdrawals payable under the Plan shall be paid out of the Trust Fund by the Trustee pursuant to the directions of the Plan Administrator and the terms of the Trust Agreement.

(d) No Right in Trust Fund or to Employment. No person shall have any rights in or to the Trust Fund, or any part thereof, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. The establishment of the Plan, the granting of benefits and any action of any member of the Affiliated Group or any other person shall not be held or construed to confer upon any person any right to be continued as an Employee nor to confer any right or interest in the Trust Fund other than as provided herein. No provision of the Plan shall restrict the right of any member of the Affiliated Group to discharge any Employee at any time, with or without cause.

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(e) Competency to Handle Benefits. If, in the opinion of the Plan Administrator, any person becomes unable to handle properly any property distributable to such person under the Plan, or if a person to whom a benefit is payable hereunder is an infant, the Plan Administrator may make any reasonable arrangement for distribution on such person’s behalf as it deems appropriate.

(f) Governing Law. This Plan shall be construed in accordance with ERISA and, to the extent permissible under ERISA, the laws of the State of New York.

(g) Costs of Legal Action. If a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, including in connection with a Participant’s or other person’s death or divorce, the cost to the Plan, Trustee, Participating Companies, Plan Administrator, Committee or Benefit Plan Appeals Committee or any member thereof of bringing, prosecuting or defending the action shall be charged to the extent permitted by law to the sums, if any, which were involved in the action or were payable to the person concerned.

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SECTION 21. EXECUTION

To record the amendment and restatement of the Plan to read as set forth herein, the Company has caused its authorized officers to affix the corporate name and seal hereto, effective as of January 1, 2013.

MORGAN STANLEY DOMESTIC HOLDINGS INC.

By	/s/ JEFFREY BRODSKY

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MORGAN STANLEY 401(k) PLAN

APPENDIX A

IIG PARTICIPATING COMPANIES

Participating Companies

Dean Witter Futures and Currency Management (“FCM”) Inc.

Morgan Stanley Investment Inc., fka Dean Witter Intercapital Inc.

Dean Witter Realty Inc.

Morgan Stanley DW Inc. fka Dean Witter Reynolds Inc.

Morgan Stanley Bank, fka Mountainwest Financial Corp.

Morgan Stanley Distributors Inc., fka Dean Witter Distributors Inc.

Morgan Stanley Services Company Inc., fka Dean Witter Services Co. Inc.

Morgan Stanley Dean Witter Trust FSB, fka Dean Witter Trust FSB

Morgan Stanley International Incorporated (“MSII”), with respect to MSII employees primarily servicing business units or cost centers of otherwise Participating Companies, effective January 1, 1999

Morgan Stanley Dean Witter Commercial Financial Services, Inc., effective January 1, 2001

Morgan Stanley Dean Witter Online Inc., effective May 1, 2000 through October 31, 2000

Morgan Stanley Dean Witter Credit Corporation, fka Novus Financial Corporation, effective January 1, 2000 through December 31, 2000

Discover Financial Services, Inc., fka Novus Services, Inc., through July 1, 2007

Discover Bank, fka Greenwood Trust Company, through July 1, 2007

NOVUS Credit Services Inc., through July 1, 2007

Morgan Stanley Real Estate Advisor, Inc., effective November 20, 2003

PULSE EFT Association, Inc., effective January 16, 2005 through July 1, 2007

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Morgan Stanley Management Services II, Inc., effective September 1, 2005

MSDW Online. Employees of MSDW Online and its subsidiaries (collectively, “MSDW Online”) commenced participation in the START Plan in accordance with the following rules: As of May 1, 2000, employees of MSDW Online who otherwise meet the eligibility rules of the START Plan (taking into account these provisions), shall be Employees, Eligible Employees or Immediately Eligible Employees, as the case may be, under the terms of the START Plan, and MSDW Online (including each of its subsidiaries) shall be a Participating Company in the START Plan. Effective May 1, 2000, in the case of an employee who was an employee of MSDW Online prior to such date, Years of Service for periods prior to May 1, 2000, shall be determined by applying the service crediting rules under the START Plan to that period of employment. Notwithstanding the foregoing, Employees who were participants in the Discover Brokerage Direct 401(k) Profit Sharing Plan (the “MSDW Online Plan”) as of April 30, 2000 will automatically become Participants in the START Plan on May 1, 2000, and shall be subject to the following transition rules: such Employees’ deferral elections under the MSDW Online Plan on April 30, 2000, shall be given effect under the START Plan on and after May 1, 2000, subject to the provisions of Section 5(c) of the START Plan; the vested portion of each such Employee’s Matching Contribution Account shall be determined solely in accordance with the otherwise applicable provisions of the START Plan, taking into account his or her service rendered to MSDW Online prior to May 1, 2000 to the extent provided above; for purposes of determining the amount of Matching Contributions and forfeitures, if any, to be allocated to such Employees for the Plan Year ending December 31, 2000, such Employee’s elective deferrals to the MSDW Online Plan during the period beginning January 1, 2000 and ending December 31, 2000 (in addition to deferrals under the START Plan during such period), shall be taken into account as Basic and Supplemental Pre-Tax Contributions, subject to the limitations set forth in the START Plan.

In addition, for purposes of determining the amount of Matching Contributions and forfeitures, if any, to be allocated for Plan Years ending on or after December 31, 2000, with respect to Participants who are employees of MSDW Online, MSDW Online shall be considered a member of the “Securities” Business Segment.

Effective as of the end of February 28, 2001, contingent on the receipt of a favorable determination from the Internal Revenue Service, the MSDW Online Plan shall be merged with and into the START Plan. Prior to such merger on February 28, 2001, the contributions, benefits, and other rights of Participants who were participants in the MSDW Online Plan are determined under the terms of the MSDW Online Plan as in effect prior to its merger into the Plan. Any person who was covered under the MSDW Online Plan prior to its merger into the START Plan and who was entitled to benefits under the provisions of such plans as in effect on February 28, 2001 shall continue to be entitled to the same amount of accrued benefits without change under the START Plan; provided, however, that the forms of distribution (including for these purposes the time, manner and medium of distribution) available with respect to such accrued benefits shall

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be the forms of distribution available under the otherwise applicable provisions of the START Plan plus such forms of distribution as may be required to be provided under Code section 411(d)(6).

MSDW Commercial Financial Services, Inc. Employees of MSDW Commercial Financial Services, Inc. (“CFS”) commenced participation in the START Plan in accordance with the following rules: As of January 1, 2001, employees of CFS who otherwise meet the eligibility rules of the START Plan (taking into account these provisions), shall be Employees, Eligible Employees or Immediately Eligible Employees, as the case may be, under the terms of the START Plan, and CFS shall be a Participating Company in the START Plan. Effective January 1, 2001, in the case of an employee who was an employee of a member of the Affiliated Group prior to such date, Years of Service shall include, for vesting and eligibility purposes, service performed for such member of the Affiliated Group, determined with respect to the rules for crediting service under the START Plan.

In addition, for purposes of determining the amount of Matching Contributions and forfeitures, if any, to be allocated for Plan Years ending on or after December 31, 2001, with respect to Participants who are employees of CFS, CFS shall be considered a member of the “Securities” Business Segment.

PULSE EFT Association, Inc. Any individual who became an Employee in connection with the acquisition of PULSE EFT Association pursuant to an Agreement and Plan of Merger dated as of November 13, 2004 among Discover Financial Services, Inc., DAP I Acquisition Co. and PULSE EFT Association, and who was, immediately prior to becoming an Employee, an employee of PULSE EFT Association, shall (i) become eligible to commence participation in the Plan effective January 16, 2005, and (ii) the term “Period of Service” shall include such individual’s service up to five years with PULSE EFT Association for purposes of determining the vested percentage of such Employee’s Plan Benefit pursuant to Section 10 of the Plan. An Hour of Service as defined in Section 4(b) of the Plan shall include each hour for which a former employee of PULSE EFT Association was paid, or entitled to payment, for the performance of services for PULSE EFT Association.

The PULSE EFT Association 401(k) Plan (the “PULSE Plan”) shall be merged with and into the Plan effective October 31, 2005. The contributions, benefits and other rights of Participants in the PULSE Plan with respect to the period prior to such merger shall be determined under the terms of the PULSE Plan as in effect prior to its merger with the Plan, except as provided in Section 10(b)(iii) herein. Any person who was covered under the PULSE Plan prior to its merger with the Plan and who was entitled to benefits under the provisions of the PULSE Plan as in effect prior to its merger with the Plan shall continue to be entitled to the same amount of accrued benefits without change under the Plan; provided, however, that effective October 31, 2005 for benefits with annuity starting dates beginning on or after October 31, 2005, the forms of distribution (including for these purposes the time, manner and medium of distribution) available with respect to such accrued benefits shall be the forms of distribution available under the

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otherwise applicable provisions of the Morgan Stanley 401(k) Plan plus any other forms of distribution that were available under the PULSE Plan immediately prior to October 31, 2005 and that may not be eliminated under Code section 411(d)(6).

Cessation of Participation of Discover Employers. Effective July 1, 2007, Discover Financial Services (fka Novus Services, Inc.), Discover Bank (fka Greenwood Trust Company), NOVUS Credit Services Inc., and PULSE EFT Association, Inc. shall cease to be Participating Companies in the Plan as set forth in the following provisions:

1. Definitions.

(a) “Discover Employer” means Discover Financial Services and any affiliate spun off from the Morgan Stanley Group pursuant to the Distribution Agreement.

(b) “Discover 401(k) Plan” shall mean the Discover Financial Services 401(k) Plan.

(c) “Distribution Agreement” means the 2007 Separation and Distribution Agreement between Morgan Stanley and Discover Financial Services.

(d) “Effective Time” means the time of the spin-off of the Discover Employers from the Morgan Stanley Group pursuant to the Distribution Agreement.

(e) “Morgan Stanley Group” means Morgan Stanley and all Affiliated Group members (determined by treating Morgan Stanley as a Participating Company), excluding, for periods after the Effective Time, the Discover Employers.

(f) “Transferred Employee” means (i) any current employee of a Discover Employer as of the Effective Time and (ii) any former employee of a Discover Employer as of the Effective Time, excluding any former employee more recently employed by a member of the Morgan Stanley Group that is not a Discover Employer. A Transferred Employee also shall include any individual not described in the preceding sentence who, as of the Effective Time, has a benefit under the Plan with respect to employment with an entity listed in Supplement C, D, E or F of Exhibit B to the Morgan Stanley Employees Retirement Plan, other than an entity which is a member of the Morgan Stanley Group and not a Discover Employer.

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2. Special Provisions in Connection with Plan Transfer

(a) Transfer of Assets and Liabilities. As of the Effective Time, the assets and liabilities attributable to all benefits accrued by all Transferred Employees under the Plan shall be transferred to the Discover 401(k) Plan.

(b) Discover Employers. As of the Effective Time, each Discover Employer that has previously adopted the Plan shall cease to be a Participating Company and shall instead become a participating employer in the Discover 401(k) Plan.

(c) Participation and Benefits. As of the Effective Time, each Transferred Employee participating in the Plan shall cease to participate in the Plan and shall instead become a participant in the Discover 401(k) Plan in accordance with the provisions of the Discover 401(k) Plan. The Discover 401(k) Plan shall provide each Transferred Employee with a benefit that is not less than the accrued benefit of such Transferred Employee under the Plan as of the Effective Time (plus the accrued benefit of such Transferred Employee under the Morgan Stanley ESOP as of the Effective Time, which shall also be transferred to the Discover 401(k) Plan as of the Effective Time), and all rights with respect to such accrued benefit, including, without limitation, rights with respect to vesting and forms of distribution, required by applicable law. No Transferred Employee who is employed by a Discover Employer immediately prior to the Effective Time shall be treated as experiencing a termination of employment for Plan purposes at the Effective Time solely by reason of the spin-off of the Discover Employers.

(d) Cessation of Liability With Respect to Transferred Employees. As of the Effective Time, the Plan shall have no further liability or responsibility with respect to the benefits accrued by the Transferred Employees under the Plan, and such transfer shall be in full discharge of such responsibilities and liabilities.”

(e) Conditions. The transfers described in the foregoing provisions shall be conditioned upon the following: (i) the providing by Discover Financial Services to the Plan Administrator of all records and information reasonably necessary to carry out such transfers; and (ii) a commitment by Discover Financial Services to apply for and obtain a determination letter from the Internal Revenue Service that the Discover 401(k) Plan is qualified under Code section 401(a).

3. Special Provisions in Connection with Spin-off of Discover Employers. As soon as practicable following the Effective Time, all Discover stock investments held in each participant’s account under the Morgan Stanley ESOP as a result of the spin-off of Discover Financial Services and the other Discover Employers from the Morgan Stanley Group shall be transferred to such participant’s account under this Plan and invested in the Discover Stock Fund (an Investment Fund under this Plan prior to November 30, 2009). Following such transfer, the amounts transferred shall continue to be subject to any vesting restrictions applicable to such amounts under the terms of the Morgan

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Stanley ESOP (for which purpose, the Morgan Stanley ESOP’s vesting provisions are generally summarized in Section 10 of this Plan). The forms of distribution available with respect to such amounts shall be the forms of distribution available under this Plan, plus such other forms as may be required to be provided under Code section 411(d)(6), as determined by the Plan Administrator. Effective at the end of August 31, 2008, the Morgan Stanley ESOP shall be merged with and into the Plan. Accordingly, as of that time, all amounts transferred from the Morgan Stanley ESOP, including the amounts described in this provision, shall be subject only to the terms of this Plan.

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MORGAN STANLEY 401(k) PLAN

APPENDIX B

MORGAN STANLEY PARTICIPATING COMPANIES

Participating Companies	Date of Adoption of Plan

Morgan Stanley & Co. LLC (but only to the extent provided by the otherwise applicable terms of the Plan) (formerly known as Morgan Stanley & Co. Incorporated, a Participating Company in the Plan from 07/01/1970 to 05/31/2011)	06/01/2011
Morgan Stanley Realty Incorporated (formerly Brooks, Harvey & Co., Inc.)	01/20/1977

Morgan Stanley Asset Management Inc.	09/18/1980

Morgan Stanley International Incorporated (excluding, effective 1/1/99, MSII employees primarily servicing business units and/or cost centers of subsidiaries of the former Dean Witter, Discover & Co. (“DWD”), determined immediately prior to DWD’s merger with Morgan Stanley Group Inc., that are not participating Employers under DPSP)	06/01/1979

MS Securities Services Inc.	07/13/1981

Morstan Development Company Inc.	08/11/1971

MS Trust Company	01/01/1989 – 09/30/1998

Morgan Stanley Investments LP (formerly Miller Anderson & Sherrerd, L.L.P.)	01/01/1996

Van Kampen Investments Inc. and its subsidiaries	01/01/1997(i) – the date immediately prior to the date of the consummation of the VK Transaction Agreement (as defined below)

Morgan Stanley Management Services, Inc.	05/01/2003

Morgan Stanley Real Estate Advisor, Inc.	11/20/2003

Barra, Inc.	06/03/2004 – the day prior to the Closing Date (as defined below)

Morgan Stanley Fund Services Inc.	05/01/2005

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Broadway 522 Fifth JV LLC	11/16/2006

MSCI Inc. (fka Morgan Stanley Capital International Inc.)	05/01/2003 – the day prior to the Closing Date (as defined below)

Morgan Stanley Capital Group Inc.	11/16/2004

FrontPoint Partners LLC	01/01/2007 – the date immediately prior to the date of the consummation of the transactions described in the FrontPoint Transaction Agreement (as defined below)

FrontPoint Management Inc.	01/01/2007 – the date immediately prior to the date of the consummation of the transactions described in the FrontPoint Transaction Agreement (as defined below)

Morgan Stanley Mortgage Capital Holdings LLC	06/16/2007

Effective June 1. 2009, Morgan Stanley Smith Barney Holdings LLC, and its subsidiaries as listed below, to the extent their employees are eligible for the Plan, as set forth below:

•     Morgan Stanley Smith Barney LLC

•     Morgan Stanley Smith Barney Payco LLC

06/01/2009

The Saxon Companies (as defined below), including: • SCI Services, Inc. • Saxon Mortgage, Inc. • America’s Moneyline, Inc. • Saxon Mortgage Services, Inc. • Saxon Funding Management, Inc.	06/01/2011

Miller Anderson & Sherrerd. Each employee and each partner of Miller Anderson & Sherrerd, L.L.P. (“MAS”) as of January 1, 1996 will be deemed to have an Employment

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Commencement Date as of the date such employee’s or partner’s service with MAS commenced. As of January 1, 1996, an Hour of Service shall include each hour for which an employee or partner of MAS was paid, or entitled to payment, for the performance of services for MAS. As of January 1, 1996, the term Service shall also include all service with MAS prior to January 1, 1996.

LTCB-MAS Investment Management. Each former employee of LTCB-MAS Investment Management, Inc. (“LTCB”) who is employed by a participating employer in the DPSP on or after January 1, 1996 will be deemed to have an Employment Commencement Date as of the date such employee’s service with LTCB commenced. As of January 1, 1996, an Hour of Service shall include each hour for which an employee of LTCB was paid, or entitled to payment, for the performance of services for LTCB. As of January 1, 1996, the term Service shall also include all service with LTCB prior to January 1, 1996.

VKAC. With respect to Eligible Employees who were formerly employees of VK/AC Holding, Inc. and its subsidiaries (collectively referred to as “VKAC”), Eligible Employees who were participants in the Van Kampen American Capital, Inc. Profit Sharing and Savings Plan as of December 31, 1996 will automatically become Members of the DPSP on January 1, 1997. Each former employee of VK/AC Holding, Inc. and its subsidiaries (“VKAC”) as of January 1, 1997 will be deemed to have an Employment Commencement Date as of the date such employee’s service with VKAC commenced. As of January 1, 1997, an Hour of Service shall include each hour for which an employee of VKAC was paid, or entitled to payment, for the performance of services for VKAC. As of January 1, 1997, the term Service shall also include all service with VKAC prior to January 1, 1997.

Effective as of January 1, 1997, the Van Kampen American Capital, Inc. Profit Sharing and Savings Plan (the “VKAC Plan”) was merged with and into the DPSP. Prior to January 1, 1997, the contributions, benefits, and other rights of Participants who were participants in the VKAC Plan were determined under the terms of the VKAC Plan as in effect immediately prior to its merger into the DPSP. Any person who was covered under the VKAC Plan as in effect on December 31, 1996 and whose service terminated under such plan prior to January 1, 1997 and who was entitled to benefits under the provisions of such plan as in effect on such dates shall continue to be entitled to the same amount of benefits without change under the DPSP.

In addition, with respect to members in the VKAC Plan whose employment terminated and who had previously received a distribution of their partially vested interest in their Employer Profit Sharing and Employer Matching Contribution Accounts who are reemployed by the Company or any other participating employer in the DPSP before incurring five consecutive One Year Breaks in Service, the unvested portion of such member’s accounts will continue to vest under the DPSP if the member elects to repay all of the amounts previously distributed to him.

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Furthermore, with respect to former employees of VKAC who were participants in the VKAC Plan, which was merged into the DPSP effective as of January 1, 1997, the following special distribution provisions apply:

In-Kind Mutual Fund Share and Travelers Stock Distributions. A Member of the DPSP who was a Participant in the VKAC Plan and a participant in the American Capital Management & Research, Inc. Profit Sharing and Savings Plan (the “American Capital Plan”) prior to January 1, 1995 may elect to have distributions from their accounts that were invested in the American Capital Mutual Funds or the Travelers Stock Fund on December 31, 1996 made in-kind to the extent provided herein.

(1) Effective for distributions prior to September 6, 2000, lump sum distributions of amounts invested in the American Capital Corporate Bond Fund, Inc., the American Capital Enterprise Fund, Inc., the American Capital Pace Fund, Inc., or the American Capital Reserve Fund, Inc. shall be paid at the election of the participant or beneficiary in cash, in shares of such funds, or in some combination thereof.

(2) Effective for distributions prior to March 1, 2001, any distribution of amounts from the “Travelers Stock Fund” (maintained pursuant to the American Capital Plan), or the successor to such fund maintained under the VKAC Plan, shall be paid at the election of the participant or beneficiary in cash, in shares of Travelers stock, or some combination thereof. Notwithstanding any provision of the DPSP to the contrary, any amounts that are held in the Travelers Stock Fund on March 1, 2001 shall be transferred to the Morgan Stanley Stock Fund as soon as practicable after such date.

(3) Distributions hereunder shall be made in accordance with the distribution and valuation rules and procedures with respect to in-kind distributions under the American Capital Plan, as in effect immediately prior to January 1, 1995.

(i) Cessation of Participation of Van Kampen Investments Inc. Effective immediately prior to the date of the consummation of the transactions described in the Transaction Agreement (the “VK Transaction Agreement”) dated as of October 19, 2009 between Invesco Ltd. and Morgan Stanley (the “Closing Date”), (i) Van Kampen Investments Inc. and its subsidiaries shall cease to be Participating Companies in the Plan; (ii) employees of Van Kampen Investments Inc. and its subsidiaries shall cease to actively participate in the Plan; and (iii) current employees of Van Kampen Investments Inc. and its subsidiaries described as “Transferred Employees” in the VK Transaction Agreement immediately prior to the Closing Date shall become fully vested in all amounts allocated to their Accounts. An employee of Van Kampen Investments Inc. or a subsidiary who would have been eligible to receive a Retirement Contribution for 2010 pursuant to Section 6(c) of the Plan (as then in effect) but for Van Kampen Investments Inc. and its subsidiaries’ cessation of participation immediately prior to the Closing Date shall receive a contribution for the year based on his or her Years of Service and eligible earnings, if any, prior to the Closing Date. An employee of Van Kampen Investments Inc. who would have been eligible to receive a Matching Contribution for 2010 pursuant to Section 6(a) of the Plan (as then in effect) but for Van Kampen Investments Inc. and its subsidiaries’ cessation of participation immediately prior to the Closing Date shall receive such a contribution for the year based on his or her Matched Contributions and Earnings prior to the Closing Date.

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Kearny Realty Investors. With respect to Eligible Employees who were formerly employees of Kearny Realty Investors, Inc. or its subsidiaries (collectively, “Kearny”), the following rules shall apply: As of January 1, 1998, an Hour of Service shall include each hour for which such former employee of Kearny was paid, or entitled to payment, for the performance of services for Kearny. As of January 1, 1998, the term Service shall also include all service with Kearny prior to January 1, 1998; provided, however, that each former Employee of Kearny shall only be credited with the lesser of his actual period of service with Kearny or 5 years. Notwithstanding the foregoing, Eligible Employees who were participants in the Kearny Realty Investors, Inc. 401(k) Profit Sharing Plan (the “Kearny 401(k) Plan”) as of December 31, 1998 will automatically become Members of the DPSP on January 1, 1999. Each such former employee of Kearny will be deemed to have an Employment Commencement Date as of the date such employee’s service with Kearny commenced.

Effective at the end of December 31, 1998, the Kearny 401(k) Plan and the Kearny Realty Investors, Inc. Money Purchase Pension Plan (collectively, the “Kearny Plans”) are merged with and into the DPSP. Prior to such merger on December 31, 1998, the contributions, benefits, and other rights of Members who were participants in the Kearny Plans were determined under the terms of the Kearny Plans as in effect immediately prior to their merger into the DPSP. Any person who was covered under the Kearny Plans prior to their merger into DPSP as in effect prior to their merger into the DPSP on December 31, 1998 and who was entitled to benefits under the provisions of such plans as in effect on December 31, 1998 shall continue to be entitled to the same amount of benefits without change under the DPSP; provided, however, that any amounts from the Kearny Realty Investors, Inc. Money Purchase Pension Plan that are merged with and into the DPSP will not be eligible for any in-service withdrawal, hardship withdrawal or loan under the DPSP and such other restrictions as may be required by law shall apply to such amounts.

Furthermore, a participant in the Kearny Plans prior to their merger into the DPSP as of December 31, 1998 will be entitled to receive his accrued benefits under the Kearny Plans as of December 31, 1998 pursuant to any benefit payment option available under the Kearny Plans prior to their merger into the DPSP as of December 31, 1998, subject to any spousal consent requirements as may be required under the Kearny Plans and under the Code; provided, however, that in the case of a participant in the Kearny 401(k) Plan the only joint and survivor annuity options available will be a joint and 50% survivor annuity and a joint and 100% survivor annuity. Effective January 1, 2008, a joint and 75% survivor annuity shall also be available to such a former participant in the Kearny 401(k) Plan.

Effective for annuity starting dates on or after January 1, 2002, the benefit forms available under the DPSP to any persons who were participants in the Kearny Plans as of December 31, 1998 shall be limited to the benefit forms that are available under the DPSP and shall not include benefit forms that were formerly available under the Kearny Plans, except for any such benefit forms as may be required to be provided by law.

Subject to the otherwise applicable limits on contributions and allocations under the Plan, the amount of Firm Contributions to be allocated in 1999 to each former employee of Kearny who became an employee of a participating employer in the DPSP as of January 1, 1999 shall be equal to the amount of contributions that would have been allocated to such former

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employee of Kearny in 1999 under the terms of the Kearny Plans, as in effect immediately prior to the merger of the Kearny Plans into the DPSP, less the value allocated to each such former employee of Kearny under the Morgan Stanley ESOP (other than as Matching Allocations, as such term is defined in the Morgan Stanley ESOP). Nothing in this paragraph shall affect the amount to be contributed on behalf of, or allocated to, any such former Kearny employee in any year other than 1999.

Sale of Company’s Global Custody and Correspondent Clearing Businesses. Each former Member who was an Eligible Employee in the Company’s global custody or correspondent clearing businesses immediately prior to the date of the sales of those businesses and who (i) remains an employee of the purchasers of those businesses (or their successors), as applicable, as of December 31, 1998, or (ii) terminates employment with the Company without having received an offer of employment from the purchasers of those businesses on or before December 31, 1998 will, to the extent permitted by ERISA and the Internal Revenue Code, receive a Firm Contribution equal to the amount that would have been contributed on behalf of such former Member had he remained an Eligible Employee as of December 31, 1998. The Firm Contribution will be based on the Base Salary paid to such former Member while an Eligible Employee for the 1998 Plan Year.

Graystone Partners. Each former employee of Graystone Partners, L.P. (“Graystone”) who is employed by a participating employer in the DPSP on or after November 1, 1999 will be deemed to have an Employment Commencement Date as of the date such employee’s service with Graystone commenced. As of November 1, 1999, an Hour of Service shall include each hour for which an employee of Graystone was paid, or entitled to payment, for the performance of services for Graystone.

Weyerhaeuser Corporation. Each employee of the Weyerhaeuser Corporation (“Weyerhaeuser”) who is hired by a participating employer in the DPSP as of April 13, 2000 to work in the business of Morgan Stanley Dean Witter Alternative Investment Partners will be deemed to have an Employment Commencement Date as of the date such employee’s service with Weyerhaeuser commenced. As of April 13, 2000, an Hour of Service shall include each hour for which an employee of Weyerhaeuser was paid, or entitled to payment, for the performance of services for Weyerhaeuser.

Dean Witter Financial Advisors. Notwithstanding any provision of the DPSP to the contrary, effective January 1, 2000, an Eligible MS Employee shall not include an employee of Dean Witter Reynolds Inc. who is a Financial Advisor licensed under state law as an employee of the Company in order to provide commercial brokerage mortgage services, regardless of such employee’s classification for other purposes of the Company.

Ansett Worldwide Aviation Services, Inc. Each former employee of Ansett Worldwide Aviation Services, Inc. (“AWAS, Inc.”) who is employed by a participating employer in the DPSP on or after September 28, 2000 will be deemed to have an Employment Commencement Date as of the date such employee’s service with AWAS, Inc. commenced. As of September 28, 2000, an Hour of Service shall include each hour for which an employee of AWAS, Inc. was paid, or entitled to payment, for the performance of services for AWAS, Inc. As of September 28, 2000, the term Service shall also include all service with AWAS, Inc. prior

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to September 28, 2000. Notwithstanding the foregoing, effective March 1, 2002, (i) employees of AWAS shall cease to actively participate in the DPSP and no additional contributions shall be made by or on behalf of such employees and (ii) AWAS shall cease to be a participating employer in the DPSP. As soon as administratively practicable following March 1, 2002, all assets and liabilities relating to employees of AWAS shall be transferred to the Ansett Worldwide Aviation Services, Inc. 401(k) Plan or such other plan as AWAS shall designate to receive such transfer (the “AWAS Plan”). Such transfer shall be made in cash, except that with respect to any participant loan to an employee of AWAS under the DPSP, the note with respect to such loan shall be transferred to the AWAS Plan in-kind.

Lend Lease. With respect to any individual who becomes an Employee in connection with a transfer of assets to the Company or an affiliate pursuant to an agreement between Morgan Stanley Realty Incorporated, et al., and Lend Lease Corporation Limited (“Lend Lease”) on or after November 20, 2003 and who was, immediately prior to becoming an Employee, an employee of Lend Lease, the term “Service” shall include such individual’s service with Lend Lease for purposes of determining (i) such Employee’s eligibility for participation and membership in the Plan pursuant to Section 3 of the Plan and (ii) the vested percentage of such Employee’s Plan Benefit pursuant to Section 10 of the Plan; provided, however, that each such Employee shall only be credited with the lesser of his actual period of service with Lend Lease or five years for purposes of this sentence. An Hour of Service as defined in Section 4(c) of the Plan shall include each hour for which a former employee of Lend Lease was paid, or entitled to payment, for the performance of services for Lend Lease.

Barra, Inc. With respect to any individual who becomes an Employee in connection with the acquisition by the Company or an affiliate pursuant to an Agreement and Plan of Merger among Barra, Inc., Morgan Stanley and Morgan Stanley Risk Holdings, Inc. on or after June 3, 2004 and who was, immediately prior to becoming an Employee, an employee of Barra, Inc. or an affiliate, the term “Period of Service” shall include such individual’s service up to five years with Barra, Inc. for purposes of determining (i) such Employee’s eligibility for participation and membership in the Plan pursuant to Section 3 of the Plan and (ii) the vested percentage of such Employee’s Plan Benefit pursuant to Section 10 of the Plan. An Hour of Service as defined in Section 4(b) of the Plan shall include each hour for which a former employee of Barra, Inc. was paid, or entitled to payment, for the performance of services for Barra, Inc.

The Barra, Inc. 401(k) Plan (the “Barra Plan”) shall be merged with and into the Plan effective February 10, 2005. The contributions, benefits and other rights of Participants in the Barra Plan with respect to the period prior to such merger are determined under the terms of the Barra Plan as in effect prior to its merger with the Plan. Any person who was covered under the Barra Plan prior to its merger with the Plan and who was entitled to benefits under the provisions of the Barra Plan as in effect prior to its merger with the Plan shall continue to be entitled to the same amount of accrued benefits without change under the Plan; provided, however, that effective February 10, 2005 for benefits with annuity starting dates beginning on or after February 10, 2005, the forms of distribution (including for these purposes the time, manner and medium of distribution) available with respect to such accrued benefits shall be the forms of distribution available under the otherwise applicable provisions of the Morgan Stanley 401(k)

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Plan plus any other forms of distribution that were available under the Barra Plan immediately prior to February 10, 2005 and that may not be eliminated under Code section 411(d)(6). Notwithstanding anything herein to the contrary, effective August 1, 2008, any individual who (i) terminated service with the Company prior to July 21, 2008, (ii) formerly participated in the Barra Plan and (iii) has a balance under the Plan that was subject to a graded vesting schedule in accordance with the terms of the Barra Plan, shall be fully vested in such balance.

FrontPoint Partners LLC and FrontPoint Management Inc. Any individual who became an Eligible Employee in connection with the acquisition of FrontPoint Partners LLC and FrontPoint Management Inc. pursuant to an agreement titled “Agreement and Plan of Merger Dated as of October 31, 2006 Among MS Holdings Incorporated, MS Acquisition Sub X LLC, FrontPoint Partners LLC and the Unitholder’s Committee Identified Herein,” and who was, immediately prior to becoming an Eligible Employee, an employee of FrontPoint Partners LLC or FrontPoint Management Inc., shall (i) become eligible to commence participation in the Plan effective January 1, 2007, and (ii) the term “Period of Service” shall include such individual’s service up to five years with FrontPoint Partners LLC or FrontPoint Management Inc. for purposes of determining the vested percentage of such Eligible Employee’s Plan Benefit pursuant to Section 10 of the Plan. An Hour of Service as defined in Section 4(b) of the Plan shall include each hour for which a former employee of FrontPoint Partners LLC or FrontPoint Management Inc. was paid, or entitled to payment, for the performance of services for FrontPoint Partners LLC or FrontPoint Management Inc.

The FrontPoint Partners LLC 401(k) Savings Plan (the “FrontPoint Plan”) shall be merged with and into the Plan effective on March 31, 2009. The contributions, benefits and other rights of Participants in the FrontPoint Plan with respect to the period prior to such merger are determined under the terms of the FrontPoint Plan as in effect prior to its merger with the Plan. Any person who was covered under the FrontPoint Plan prior to its merger with the Plan and who was entitled to benefits under the provisions of the FrontPoint Plan as in effect prior to its merger with the Plan shall continue to be entitled to the same amount of accrued benefits without change under the Plan, and such benefits under the provisions of the FrontPoint Plan shall vest in accordance with the provisions of the FrontPoint Plan in effect immediately prior to such merger or, if sooner, in accordance with the provisions of this Plan; provided, however, that effective on March 31, 2009 for benefits with annuity starting dates beginning on or after March 31, 2009, the forms of distribution (including for these purposes, the time, manner and medium of distribution) available with respect to such accrued benefits shall be the forms of distribution available under the otherwise applicable provisions of the Morgan Stanley 401(k) Plan (plus any other forms of distribution that were available under the FrontPoint Plan immediately prior to March 31, 2009 and that may not be eliminated under Code section 411(d)(6)).

Cessation of Participation of FrontPoint Partners LLC and FrontPoint Management Inc. Effective immediately prior to the date of the consummation of the transactions described in the Transaction Agreement (the “FrontPoint Transaction Agreement”) dated as of October 19, 2010 Among TAM Investment Holdings, Inc., FrontPoint Holdings L.P., FrontPoint Partners LLC and FrontPoint Capital Management LLC (the “Closing Date”), (i) FrontPoint Partners LLC and FrontPoint Management Inc. and their subsidiaries shall cease to be Participating Companies in the Plan; (ii) employees of FrontPoint Partners LLC and FrontPoint

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Management Inc. and their subsidiaries shall cease to actively participate in the Plan; and (iii) current employees of FrontPoint Partners LLC and FrontPoint Management Inc. and their subsidiaries described as U.S.-based “Post-Closing FrontPoint Employees” immediately prior to the Closing Date shall become fully vested in all amounts allocated to their Accounts. An employee of FrontPoint Partners LLC and FrontPoint Management Inc. and their subsidiaries who would have been eligible to receive a Retirement Contribution for 2010 pursuant to Section 6(c) of the Plan (as then in effect) but for FrontPoint Partners LLC and FrontPoint Management Inc. and their subsidiaries’ cessation of participation immediately prior to the Closing Date shall receive a contribution for the year based on his or her Years of Service and eligible earnings, if any, prior to the Closing Date. An employee of FrontPoint Partners LLC and FrontPoint Management Inc. and their subsidiaries who would have been eligible to receive a Matching Contribution for 2010 pursuant to Section 6(a) of the Plan (as then in effect) but for FrontPoint Partners LLC and FrontPoint Management Inc. and their subsidiaries’ cessation of participation immediately prior to the Closing Date shall receive such a contribution for the year based on his or her Matched Contributions and Earnings prior to the Closing Date.

Cessation of Participation of MSCI/Barra. Effective on the day prior to the closing of the secondary offering that takes Morgan Stanley’s voting interest in MSCI Inc. and Barra, Inc. below 80% (the “Closing Date”), (i) MSCI Inc. and Barra, Inc. (collectively “MSCI/Barra”) shall cease to be a Participating Company in the Plan; (ii) employees of MSCI/Barra shall cease to actively participate in the Plan; and (iii) current employees of MSCI/Barra on the day prior to the Closing Date shall become fully vested in all amounts allocated to their Accounts. An employee of MSCI/Barra who would have been eligible to receive a Retirement Contribution for 2008 pursuant to Section 6(c) of the Plan (as then in effect) but for MSCI/Barra’s cessation of participation on the day prior to the Closing Date shall receive such a contribution for the year based on his or her Years of Service and eligible earnings, if any, to the day prior to the Closing Date. An employee of MSCI/Barra who would have been eligible to receive a Matching Contribution for 2008 pursuant to Section 6(a) of the Plan (as then in effect) but for MSCI/Barra’s cessation of participation on the day prior to the Closing Date shall receive such a contribution for the year based on his or her Matched Contributions to the day prior to the Closing Date.

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Morgan Stanley Smith Barney Holdings LLC

(a) Definitions. For purposes of the following provisions and the Plan, the following terms shall have the following meanings:

(i) “Citigroup” shall mean Citigroup, Inc. and its affiliates.

(ii) “Citigroup Cost Center” shall mean a payroll cost center formerly associated with Citigroup immediately prior to the formation of MSSB.

(iii) “Citigroup Transferee” shall have the meaning given in the EMA.

(iv) “EMA” shall mean the Employee Matters Agreement, dated May 31, 2009, by and among Citigroup, Morgan Stanley, Morgan Stanley Smith Barney Holdings LLC, and Morgan Stanley Smith Barney LLC.

(v) “Morgan Stanley Cost Center” shall mean a payroll cost center formerly associated with Morgan Stanley and its affiliates immediately prior to the formation of MSSB.

(vi) “Morgan Stanley Transferee” shall have the meaning given in the EMA.

(vii) “MSSB” shall mean Morgan Stanley Smith Barney Holdings LLC and its subsidiaries referred to above.

(b) Eligibility. Subject to the provisions below relating the merger of the Morgan Stanley 401(k) Savings Plan into this Plan, with respect to employees of MSSB, the following rules shall apply:

(i) An Eligible Employee shall include any individual who is: (1) a Morgan Stanley Transferee or (2) a new employee hired by MSSB on or after June 1, 2009 into a Morgan Stanley Cost Center, and who, in each case, otherwise qualifies as an Eligible Employee.

(ii) An Eligible Employee shall not include any individual who is (1) a Citigroup Transferee or (2) a new employee hired by MSSB on or after June 1, 2009 into a Citigroup Cost Center.

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(c) Transfers Between Cost Centers. Notwithstanding the foregoing:

(i) If any individual treated as an Eligible Employee under paragraph (b)(i) above is subsequently transferred to a Citigroup Cost Center, such individual shall cease to be an Eligible Employee as of the date of such transfer; provided, however, that such individual shall be entitled to receive, for the year of such transfer, an allocation of each type of Company Contribution under Section 6 of this Plan for which such individual otherwise would have met all applicable requirements set forth in Section 6 but for the transfer. Accordingly, for example, any such individual who is transferred to a Citigroup Cost Center and then terminates employment prior to December 31, not as a result of death, Total and Permanent Disability, Retirement, or Release, shall not be eligible to receive an allocation of Company Contributions under Section 6.

(ii) If any individual who would otherwise qualify as an Eligible Employee but is excluded under paragraph (b)(ii) above is subsequently transferred to a Morgan Stanley Cost Center, such individual shall become an Eligible Employee as of the date of such transfer. Such an individual’s “Period of Service” under this Plan shall include such individual’s service as an employee of Citigroup, solely for purposes of determining: (i) such individual’s eligibility for participation in the Plan pursuant to Section 3 of the Plan, and (ii) the vested percentage of such individual’s Plan Benefit pursuant to Section 10 of the Plan.

(iii) For avoidance of doubt, any allocation of Company Contributions to an individual’s account under this Plan for the year of a transfer described in paragraph (c)(i) or (c)(ii) above shall in no event be based on compensation paid by Citigroup or through a Citigroup Cost Center or such individual’s contributions to the Morgan Stanley 401(k) Savings Plan.

The provisions of this paragraph (c) shall only be applicable to employees who transfer between Cost Centers during 2009.

SCI Services, Inc., Saxon Mortgage, Inc., America’s Moneyline, Inc., Saxon Mortgage Services, Inc. and Saxon Funding Management, Inc. The Saxon 401(k) Plan (the “Saxon Plan”) shall be merged with and into the Morgan Stanley 401(k) Savings Plan effective May 2, 2011. The contributions, benefits and other rights of Participants in the Saxon Plan with respect to the period prior to such merger are determined under the terms of the Saxon Plan as in effect prior to its merger with the Morgan Stanley 401(k) Savings Plan. Any person who was covered under the Saxon Plan prior to its merger with the Morgan Stanley 401(k) Savings Plan and who was entitled to benefits under the provisions of the Saxon Plan as in effect prior to its merger with the Morgan Stanley 401(k) Savings Plan shall continue to be entitled to the same amount of accrued benefits without change under the Morgan Stanley 401(k) Savings Plan, and such benefits under the provisions of the Saxon Plan shall vest in accordance with the provisions

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of the Saxon Plan in effect immediately prior to such merger; provided, however, that effective on May 2, 2011 for benefits with annuity starting dates beginning on or after May 2, 2011, the forms of distribution (including for these purposes, the time, manner and medium of distribution) available with respect to such accrued benefits shall be the forms of distribution available under the otherwise applicable provisions of the Morgan Stanley 401(k) Savings Plan (plus any other forms of distribution that were available under the Saxon Plan immediately prior to May 2, 2011 and that may not be eliminated under Code section 411(d)(6)).

Cessation of Participation of SCI Services, Inc., Saxon Mortgage, Inc., Americas Moneyline, Inc., Saxon Mortgage Services, Inc. and Saxon Funding Management, Inc. Effective as of the consummation of the transactions described in the Purchase Agreement (the “Saxon Purchase Agreement”) by and among SCI Services, Inc., Ocwen Financial Corporation and certain other parties dated as of October 19, 2011 (the “Saxon Closing Date”), (i) SCI Services, Inc., Saxon Mortgage, Inc., Americas Moneyline, Inc., Saxon Mortgage Services, Inc. and Saxon Funding Management, Inc. and any subsidiaries (the “Saxon Companies”) shall cease to be Participating Companies in the Morgan Stanley 401(k) Savings Plan; (ii) employees of the Saxon Companies shall cease to actively participate in the Morgan Stanley 401(k) Savings Plan; and (iii) employees of the Saxon Companies described as “Business Employees” in the Saxon Purchase Agreement immediately prior to the Saxon Closing Date shall become fully vested in all amounts allocated to their Accounts under the Morgan Stanley 401(k) Savings Plan. Any such Business Employee shall be treated as eligible to receive a Matching Contribution for 2012 pursuant to Section 6 of the Morgan Stanley 401(k) Savings Plan and such Matching Contribution shall be based on his or her 2012 Matched Contributions and Earnings prior to the Saxon Closing Date.

Merger of Morgan Stanley 401(k) Savings Plan.

(a) Plan Merger. Effective at the end of December 31, 2012, the Morgan Stanley 401(k) Savings Plan shall be merged with and into the Plan (the “Savings Plan Merger”). At that time, all assets and liabilities relating to participant accounts under the Morgan Stanley 401(k) Savings Plan (including loans made prior to such merger) shall be transferred to Accounts established for such participants under this Plan, and all such assets shall be invested in the same Investment Funds in which they were invested under the Morgan Stanley 401(k) Savings Plan.

(b) Participation. Following the Savings Plan Merger, the foregoing provisions of this Appendix B excluding certain employees of Morgan Stanley Smith Barney Holdings LLC and its subsidiaries from eligibility for this Plan (e.g., due to their status as Citigroup Transferees or employment in a Citigroup Cost Center) shall cease to apply and such employees who otherwise meet the eligibility rules of this Plan shall become Eligible Employees under this Plan. In addition, any Citigroup Transferee compensated on an hourly basis who was treated as an eligible employee under the terms of the Morgan Stanley 401(k) Savings Plan shall be treated as an Eligible Employee under this Plan. Such Eligible Employees who were eligible to actively participate in the Morgan Stanley 401(k) Savings Plan immediately prior to the Savings Plan Merger shall be eligible to actively participate in this Plan as of January 1, 2013.

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(c) Plan Benefits. The contributions, benefits and other rights of participants in the Morgan Stanley 401(k) Savings Plan with respect to the period prior to the Savings Plan Merger are determined under the terms of the Morgan Stanley 401(k) Savings Plan as in effect prior to such merger. Any person who participated in the Morgan Stanley 401(k) Savings Plan prior to the Savings Plan Merger and who was entitled to benefits under the terms of the Savings Plan as in effect immediately prior to such merger shall continue to be entitled to the same amount of accrued benefits without change under this Plan and such benefits shall continue to vest in accordance with the provisions of the Morgan Stanley 401(k) Savings Plan as in effect immediately prior to such merger. In addition, all service credited to any Citigroup Transferee for employment with Citigroup under the terms of the Morgan Stanley 401(k) Savings Plan shall also be credited under this Plan. Following the Savings Plan Merger, the forms of distribution (including the time, manner and medium of distribution) available with respect to benefits accrued under the Morgan Stanley 401(k) Savings Plan shall be the forms of distribution available under the applicable provisions of the Plan (plus any other forms of distribution that were available under the Morgan Stanley 401(k) Savings Plan immediately prior to the Savings Plan Merger and that may not be eliminated under Code section 411(d)(6)).

(d) Code Limitations on Contributions. To the extent that the Savings Plan Merger results in a plan coverage change under Treas. Reg. §§ 1.401(k)-2(c)(4) and 1.401(m)-2(c)(4), the rules under those provisions shall apply for purposes of ADP and ACP testing under this Plan. Any Excess Contributions, Excess Aggregate Contributions or Excess Elective Deferrals made by or on behalf of participants in the Morgan Stanley 401(k) Savings Plan in 2012 and remaining in that plan at the time of the Savings Plan Merger shall be subject to the applicable provisions of Section 5 of this Plan.

(e) Elections and Other Forms. All elections by a participant under the Morgan Stanley 401(k) Savings Plan prior to the Savings Plan Merger shall be given effect under this Plan, to the extent applicable, following the Savings Plan Merger, subject to a participant’s right to change such elections under the terms of the Plan. Such elections include, without limitation, dividend elections, investment elections, distribution elections and beneficiary designations. Any qualified domestic relations orders (as defined in Code section 414(p)) applied against a participant’s account under the Morgan Stanley 401(k) Savings Plan also shall be given effect under this Plan.

(f) Loans. All outstanding loans of participants under the Morgan Stanley 401(k) Savings Plan shall be transferred to this Plan. Notwithstanding the limitation on loans in Section 12(g)(i) of the Plan, in the case of a participant who has an account under both the Morgan Stanley 401(k) Savings Plan and this Plan prior to the Savings Plan Merger and has a loan outstanding against each such account, such loans may continue to be outstanding at the same time following the Savings Plan Merger.

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MORGAN STANLEY 401(k) PLAN

SUPPLEMENT A

TOP-HEAVY PROVISIONS

Section 1. Top-Heavy Provisions.

(a) Determination of Top-Heavy Status. Notwithstanding any other provision of the Plan to the contrary, the following provisions shall become effective for any Plan Year in which the Plan is a Top-Heavy Plan.

(b) Minimum Allocations. Notwithstanding any other provision of the Plan to the contrary, for any Plan Year during which the Plan is a Top-Heavy Plan, the employer contributions allocated on behalf of any Participant who is employed on the last day of the Plan Year and who is not a Key Employee shall not be less than a percentage of such Participant’s Compensation equal to the lesser of (i) three percent, or (ii) the largest percentage of Compensation that is allocated to any Key Employee for that Plan Year of employer contributions. This minimum allocation shall be determined without regard to any contributions made or benefits available under the Social Security Act, and shall be made even though, under other Plan provisions, the Participant would not be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of (i) the Participant’s failure to complete a Year of Service, (ii) the Participant’s failure to make mandatory Participant contributions to the Plan or (iii) the Participant’s receipt of Earnings in an amount less than the minimum required by the Plan for a Participant to qualify for an allocation of contributions or forfeitures. Notwithstanding the foregoing, if a top heavy minimum benefit is due to a non-Key Employee who is also a participant in the Morgan Stanley Employees Retirement Plan (the “Pension Plan”), it shall be provided under the Pension Plan and not under this Plan.

(c) Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

(d) Minimum Vesting. Notwithstanding any provision of Section 10 of the Plan to the contrary, if a Participant (other than a Participant who did not complete any Period of Service after the Plan became a Top-Heavy Plan) terminates employment with the Affiliated Group while the Plan is a Top-Heavy Plan, and after such Participant has completed three or more Years of Service, such Participant shall be 100% vested in his or her Accounts. If a Participant terminates employment with the Affiliated Group while the Plan is a Top-Heavy Plan and before the Participant has completed three Years of Service, such Participant’s vested percentage in any such amounts shall be the percentage determined in accordance with Section 10 of the Plan.

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(e) Effect of Change in Top-Heavy Status on Vesting. If the Plan is a Top-Heavy Plan at any time and thereafter ceases to be a Top-Heavy Plan, each Participant who is credited with three or more Years of Service as of December 31 of the last Plan Year in which the Plan is a Top-Heavy Plan shall thereafter continue to be 100% vested in his or her Accounts. Each Participant who is credited with fewer than three Years of Service as of December 31 of the last Plan Year in which the Plan is a Top-Heavy Plan shall have his or her vested percentage determined under Section 10 of the Plan (unless and until the Plan again becomes a Top-Heavy Plan) provided that, as long as such Participant had an Hour of Service after the Plans became a Top-Heavy Plan, no decrease in a Participant’s nonforfeitable percentage may occur in the event the Plan’s status as a Top-Heavy Plan alters during any Plan Year.

Section 2. Plan Distributions.

Notwithstanding any other provision of the Plan to the contrary, the distribution of the Plan Benefit of a Participant who is a five percent owner of the Company (as defined in Code section 416(i)) shall be made no later than April 1 of the Plan Year following the Plan Year in which he or she attains age 70- 1/2, whether or not he or she is still an Employee.

Section 3. Definitions.

For purpose of this Supplement A, the following definitions shall apply:

(a) “Aggregation Group” means a group of qualified plans consisting of: (i) each Plan of the Affiliated Group in which a Key Employee participates, and each other plan of any member of the Affiliated Group that enables any plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410; or (ii) all plans of the Affiliated Group included under (i), above, plus at the election of the Company, one or more additional plans of the Affiliated Group that satisfy the requirements of Code sections 401(a)(4) and 410 when considered together with the plans included under (i) above.

(b) “Compensation” means the total compensation actually paid to the Participant by the Affiliated Group member that employs such Participant, as reported on the Internal Revenue Service Form W-2 (or its equivalent) issued with respect to such Participant plus any elective deferrals or contributions made with respect to a Participant as described in Code section 415(c)(3)(D), including elective deferrals or contributions under Code section 401(k), 125 or 132(f)(4), provided that the annual compensation of a Participant taken into account shall not exceed the $200,000 compensation limit under Code section 401(a)(17), as adjusted for cost-in-living increases in accordance with Code section 401(a)(17)(B).

(c) “Determination Date” means the last day of the preceding Plan Year.

(d) “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination

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Date was an officer of the Company or Participating Company having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5% owner of the Company or Participating Company, or a 1% owner of the Company or Participating Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(e) “Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan or plans of the Company or Participating Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

(f) “Present Value” shall be computed only using the interest and mortality rates specified by the Plan Administrator.

(g) “Required Aggregation Group” means (i) each qualified plan of the Company or Participating Company in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Company or Participating Company which enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) or 410.

(h) “Top-Heavy Plan” means the Plan if any of the following conditions exist:

(A) If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(B) If the Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%; or

(C) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(i) “Top-Heavy Ratio” means as follows:

(A) If the Company or Participating Company maintains one or more defined contribution plans (including any simplified employee pension plans) and the Company or Participating Company has not maintained any defined benefit plan which, during the five-year period ending on the Determination Date(s) has or has had Vested Benefits, the Top-Heavy Ratio for the Plan alone or for the Required Aggregation Groups or Permissive Aggregation Groups as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s), and the denominator of which is the sum of all account balances, both computed in accordance with Code section 416 and the regulations

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thereunder. Both the numerator and the denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

(B) If the Company or Participating Company maintains one or more defined contribution plans (including any simplified employee pension plans) and the Company or Participating Company maintains or has maintained one or more defined benefit plans which, during the five-year period ending on the Determination Date(s), has or has had any Vested Benefits, the Top-Heavy Ratio for any Required Aggregation Groups or Permissive Aggregation Groups as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (A) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (A) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code section 416 and the regulations thereunder.

(C) For purposes of (A) and (B) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year or (2) who has not been credited with at least one Hour of Service with any Company or Participating Company maintaining the Plan at any time during the one-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(D) For purposes of (A) and (B) above, the present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

The accrued benefit of a Participant other than a Key Employee shall be determined under (x) the method, if any, that uniformly applies for accrual purposes under all

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defined benefit plans maintained by the Company or Participating Company, or (y) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

(j) “Valuation Date” means December 31 of each year.

1294077.4

MORGAN STANLEY 401(k) PLAN

SUPPLEMENT B

PARTICIPANTS RESIDING IN PUERTO RICO

1. Establishment and Purpose. This Supplement B provides for compliance with the provisions of the Puerto Rico Code. Puerto Rico Participants will be subject to the provisions of the Plan, in addition to and as modified by the provisions of this Supplement B. Effective as of the date of the Broker-Dealer Merger, all references to Morgan Stanley DW Inc. or Dean Witter Puerto Rico, Inc. shall be read as references to Morgan Stanley & Co. Incorporated.

2. New Definitions. For the purposes of this Supplement, certain terms are defined and added to Section 2 of the Plan. Except as provided in paragraph 3 of this Supplement B, any other capitalized term has the meaning assigned to it in Section 2 of the Plan.

“Puerto Rico Code” or “PR Code” means the Puerto Rico Internal Revenue Code of 1994, as amended from time to time.

“Puerto Rico Eligible Employee” means any Eligible IIG Employee who is a resident of Puerto Rico.

“Puerto Rico Highly Compensated Employee” means any Employee residing in Puerto Rico who is “highly compensated” with the meaning of PR Code section 1165(e)(3)(E)(iii).

“Puerto Rico Participant” means an individual described in Section 3 of the Plan and who is a resident of Puerto Rico.

3. Altered Definitions. For the purposes of this Supplement only, certain definitions contained in Section 2 of the Plan are altered as follows:

(a) “Elective Deferrals” means elective deferrals within the meaning of Code section 402(g)(3) and Article 1165-8(g)(2) of the Regulation issued under PR Code section 1165(e).

(b) “Employee” means any individual employed by any member of the Affiliated Group or any other employer required to be aggregated with any member of the Affiliated Group under Code section 414(b), (c), (m) or (o). The term “Employee” shall also include any Leased Employee deemed to be an employee of such employer as provided in Code section 414(n) or (o). The term “Employee” shall also include any employee of Morgan Stanley DW Inc. resident in Puerto Rico or any employee of Dean Witter Puerto Rico, Inc.

(c) “Excess Contributions” for a Puerto Rico Participant shall be determined by substituting the phrase “Puerto Rico Highly Compensated Employee” for the phrase “Highly Compensated Employee” and by substituting the corresponding section of the PR Code for each section of the Code.

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(d) “Excess Elective Deferrals” means those Elective Deferrals that are includible in the Puerto Rico Participant’s gross income under Code section 402(g) or under PR Code section 1165(e)(7) to the extent that such Puerto Rico Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such respective section.

(e) “Participant” means an individual so described in Section 3 of the Plan including any such individual who resides in Puerto Rico.

4. Payment of Company Contributions. For the purposes of this Supplement only, the portion of any Company Contribution made by each Participating Company in Puerto Rico for each Plan Year shall be determined by the Company and shall be paid to the Trustee at such time or times as the Participating Company in Puerto Rico shall determine, but in any event before the date for filing such Participating Company’s Puerto Rico income tax return for the Plan Year, including any extension of such date.

5. Revised Section 5 Employee Contributions. For the purposes of this Supplement only, Section 5 of the Plan will read as follows:

SECTION 5: Employee Contributions.

(a) Employee Contributions. Each Puerto Rico Participant who is an Eligible IIG Employee may make Pre-Tax Contributions to the Plan for any year equal to any whole percentage from 1% to 30% of the Puerto Rico Participant’s Earnings for such year; a Puerto Rico Participant who is an Eligible IIG Employee and who is not a Puerto Rico Highly Compensated Employee may make After-Tax Contributions to the Plan for any year equal to any whole percentage from 1% to 7% of the Puerto Rico Participant’s Earnings for such year regardless of whether the Participant is making any Pre-Tax Contributions; the Committee may at any time and from time to time limit the amount of Pre-Tax Contributions allowed to be made by some or all Eligible IIG Employees to ensure compliance with applicable nondiscrimination or other rules, provided, however, that in no event shall any such limitation restrict employees that are not Puerto Rico Highly Compensated Employees to any greater extent than similarly situated individuals that are Puerto Rico Highly Compensated Employees.

(b) Changing the Rate and Suspension of Contributions. A Puerto Rico Participant may elect as of any Valuation Date to change the rate of Pre-Tax Contributions to any other rate that is within the limitations described in Section 5(a) and 5(b) of this Supplement. The Puerto Rico Participant may elect to discontinue all Pre-Tax Contributions. Such election shall take effect as soon as reasonably practicable following its receipt.

(c) Maximum Amount of Elective Deferrals. Notwithstanding anything to the contrary herein, the amount of Elective Deferrals made with respect to any individual during a calendar year under the Plan and all other plans, contracts or arrangements of any member of the Affiliated Group may not exceed the amount of the limitation in effect under Code section 402(g)(l) and PR Code section 1165(e)(7) for taxable years beginning in such calendar year.

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(d) Distribution of Excess Elective Deferrals. A Puerto Rico Participant may assign to the Plan any Excess Elective Deferrals made during a taxable year of the Puerto Rico Participant by notifying the Plan Administrator no later than the date determined by the Plan Administrator that follows the close of such taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan. Notwithstanding any other provision of the Plan, to the extent practicable, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 following such taxable year to any Puerto Rico Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

(e) Actual Deferral Percentage Test.

(1) Elective Deferrals for Puerto Rico Participants shall not exceed the limits set forth in PR Code section 1165(e)(3). For purposes of applying such limits, PR Code section 1165(e)(3) and the regulations thereunder are incorporated by reference and are hereinafter referred to as the “PR ADP Test.”

(2) All or part of the Qualified Matching Contributions and Qualified Non-Elective Contributions made with respect to any or all Puerto Rico Eligible Employees may be treated as Elective Deferrals for purposes of the PR ADP Test provided that each of the following requirements is met:

(i) the nonelective contributions, including Qualified Non-Elective Contributions treated as Elective Deferrals for purposes of the PR ADP Test, satisfy the requirements of PR Code section 1165(a)(4);

(ii) the nonelective contributions, excluding Qualified Non-Elective Contributions treated as Elective Deferrals for purposes of the PR ADP Test, satisfy the requirements of PR Code section 1165(a)(4);

(iii) the matching contributions, including Qualified Matching Contributions treated as Elective Deferrals for purposes of the PR ADP Test, satisfy the requirements of PR Code section 1165(a)(4);

(iv) the matching contributions, excluding Qualified Matching Contributions treated as Elective Deferrals for purposes of the PR ADP Test, satisfy the requirements of PR Code section 1165(a)(4);

(v) all such Qualified Non-Elective Contributions and Qualified Matching Contributions are nonforfeitable when made and subject to the same distribution restrictions that apply to Elective Deferrals, without regard to whether such Qualified Non-Elective Contributions and Qualified Matching Contributions are actually taken into account as Elective Deferrals;

(vi) all such Qualified Non-Elective Contributions and Qualified Matching Contributions are allocated to the Accounts of Puerto Rico Eligible Employees as of a date with the Plan Year (pursuant to Treas. Reg. section 1.401(k)-2(a)(4)(i) as if such contributions were Elective Deferrals; and

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(vii) if the Plan uses the provisions of Section 5(f)(2) of this Supplement B for purposes of the PR ADP Test, then, for purposes of PR Code section 1165(a)(3) (other than the average benefit percentage test), the Plan may be aggregated with other plans of the Affiliated Group (determined with reference to PR Code section 1028) to which the qualified non-elective contributions and qualified matching contributions are made.

(f) Distribution of Excess Contributions.

(1) Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of any Plan Year to Puerto Rico Participants to whose Accounts Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions were allocated for the preceding Plan Year. The Excess Contributions shall be adjusted for income or loss up to the date of distribution. The income or loss allocable to Excess Contributions shall be determined by multiplying the income or loss allocable to the Puerto Rico Participant’s Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions for the Plan Year allocated to the Puerto Rico Participant by a fraction, the numerator of which is the Excess Contribution for the preceding Plan Year and the denominator of which is the sum of the Puerto Rico Participant’s Account balances attributable to Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions for the Plan Year.

(2) The amount of Excess Contributions to be distributed under Section 5(g)(1)) shall be reduced by Excess Elective Deferrals previously distributed under Section 5(e) for the Puerto Rico Participant’s taxable year ending with or within the Plan Year for which such Excess Contributions were made.

(g) Payroll Deductions. All Pre-Tax, and After-Tax Contributions shall be made solely through periodic payroll deductions, unless the Plan Administrator consents to another method of payment. All such contributions withheld during any calendar months shall be credited to the Trustee not later than the last day of the next following month and shall be credited to the appropriate Accounts as soon as practicable thereafter.

(h) Salary Reduction and Tax Status of Pre-Tax Contributions. For Federal and Puerto Rico tax purposes, Pre-Tax Contributions shall be deemed to be Company Contributions to the Plan, and a Puerto Rico Participant’s election to make such contributions shall constitute an election to have the amount of his or her compensation that otherwise would have been reported as taxable compensation on Form W-2/PR reduced by the amount of such contributions.

(i) Administrative Procedures. The Plan Administrator may require Puerto Rico Participants to complete and file such forms, within such time periods as it shall determine, before any election under this Section 5 may take effect.

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(j) Catch-Up Contributions. Effective May 16, 2006, a Puerto Rico Participant who shall have attained age 50 before the end of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of Code section 414(v) and Section 1165(e)(7)(C) of the Puerto Rico Code. A Puerto Rico Participant’s catch-up contributions shall be determined at the end of each such year. Catch-up contributions under this Section shall not be taken into account for purposes of the provisions of the Plan implementing the limitations of Code Sections 402(g) and 415 and Puerto Rico Code Section 1165(e), including Section 5(d) of Supplement B. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Puerto Rico Code Section 1165(e)(3), including Section 5(f) of Supplement B, by reason of making such contributions. Catch-up contributions shall not be treated as Matched Contributions for purposes of determining the amount of matching or other employer contributions that may be made on behalf of such Puerto Rico Participant under this Plan.

6. Eligible Rollover Distributions. For purposes of this Supplement only, Section 11(g) of the Plan shall, for purposes of compliance with the Puerto Rico Code, be modified as follows:

(a) With respect to a distributee who is a resident of Puerto Rico, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee. An eligible rollover distribution shall not include any distribution that is a distribution of dividends pursuant to Section 8(b).

(b) With respect to a distributee who is a resident of Puerto Rico, an eligible retirement plan is a qualified trust described in Code section 401(a) that is also qualified under section 1165(a) of the Puerto Rico Code, that accepts the distributee’s eligible rollover distribution.

(c) No portion of a distribution shall fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions. However, with respect to a distributee who is a resident of Puerto Rico, such portion may be transferred only to a qualified defined contribution plan described in Code section 401(a) that is also a qualified plan under section 1165 of the Puerto Rico Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible.

7. Amendment and Termination of This Supplement.

(a) Amendment Required for Qualification. All provisions of this Supplement, and all benefits and rights granted hereunder, are subject to any amendments, modifications or alterations which are necessary from time to time to qualify the Plan and Supplement under Code section 401(a) or 501(a) or under PR Code section 1165(a), to continue the Plan as so qualified or to comply with any other provision of law. Accordingly, notwithstanding Section 19(a) of the Plan or any other provision of this Plan, the Company may amend, modify or alter the Plan, with or without retroactive effect, in any respect or manner necessary to qualify the Plan and Supplement under Code section 401(a) or under PR Code section 1165(a).

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(b) Reversion of Funds. All employer contributions are expressly conditioned on their deductibility under Code section 404 and PR Code section 1023(n). To the extent permissible under ERISA, any employer contribution shall be returned to the appropriate Participating Company, upon its written request, to the extent that the contribution is disallowed as a deduction, within one year after such disallowance.

(c) Cessation of Participation of Puerto Rico Employees. Notwithstanding anything in this Supplement B to the contrary, effective at the end of December 31, 2011, no Puerto Rico Participant shall be entitled or permitted to make or receive any Pre-Tax Contributions, After-Tax Contributions, Catch-Up Contributions, Company Contributions or other contributions or allocations with respect to any Plan Year that commences on or after January 1, 2012. Any amounts held in the Plan attributable to periods prior to January 1, 2012 shall continue to be administered subject to the provisions of the Plan.

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MORGAN STANLEY 401(k) PLAN

SUPPLEMENT C

PROVISIONS RELATING TO DPSP PARTICIPANTS

The following provisions relate to employees of Participating Companies listed on Appendix B who participated in the DPSP prior to the DPSP Merger.

1. Transfer of Accounts. Effective as of October 1, 2002, the DPSP shall be merged with and into the Plan. At that time, all assets and liabilities relating to participant accounts under the DPSP (including loans made prior to the DPSP Merger) shall be transferred to Accounts established for such Participants under this Plan.

2. Participation. Eligible MS Employees who were active participants in the DPSP immediately prior to the DPSP Merger shall commence participation in this Plan at the time of the DPSP Merger. Eligible MS Employees who were Members in the DPSP immediately prior to the DPSP Merger shall become MS Members in this Plan at the time of the DPSP Merger. All other Eligible MS Employees shall commence participation and membership in the Plan at the times set forth in Section 3. For eligibility purposes, the service of an Eligible MS Employee shall be determined under the rules set forth in Sections 4(c) of the Plan, which are intended to be consistent with the rules in effect under the DPSP prior to the DPSP Merger and shall be interpreted accordingly.

3. Elections Remain in Effect. All elections by MS Participants in effect under the DPSP immediately prior to the DPSP Merger shall be given effect under this Plan, to the extent applicable, following the DPSP Merger, subject to an MS Participant’s right to change such elections under the terms of the Plan. Such elections include, without limitation, MS Participants’ deferral elections, investment directions (the investment options available under the DPSP and the START Plan being the same at the time of the DPSP Merger) and, subject to Section 11(e)(ii), Beneficiary designations.

4. Plan Benefits. Any person who participated in the DPSP prior to the DPSP Merger and who was entitled to benefits under the terms of the DPSP as in effect immediately prior to the DPSP Merger shall continue to be entitled to the same amount of accrued benefits without change under this Plan. Following the DPSP Merger, the forms of distribution (including the time, manner and medium of distribution) available with respect to such accrued benefits shall be the forms of distribution available under the applicable provisions of the Plan, plus such other forms of distribution as may be required to be provided under Code section 411(d)(6), as determined by the Plan Administrator. Certain former participants in the DPSP are currently receiving payment of their DPSP benefits pursuant to installment payment options that were available under the DPSP for participants who retired pursuant to the Morgan Stanley Employees Retirement Plan and commenced receiving distributions prior to March 1, 2001. The terms of such installment payment options were set forth in Article 10 of the DPSP.

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CC-1

MORGAN STANLEY 401(k) PLAN

SUPPLEMENT D

PROVISIONS RELATING TO MORGAN STANLEY ESOP PARTICIPANTS

The following provisions relate to individuals who were participants in the Morgan Stanley ESOP prior to the ESOP Merger.

1. Transfer of Accounts. Effective at the end of August 31, 2008, the Morgan Stanley ESOP shall be merged with and into the Plan. At that time, all assets and liabilities relating to participant accounts under the Morgan Stanley ESOP (including loans made prior to the ESOP Merger) shall be transferred to Accounts established for such participants under this Plan.

2. Investment of Transferred Assets. All assets transferred from the Morgan Stanley ESOP shall be invested in the Morgan Stanley Stock Fund, subject to a participant’s right to transfer investments pursuant to Sections 7(d)(ii) and 7(d)(iii) of the Plan, as applicable. The investment units representing all such transferred assets, other than assets held in a participant’s Transferred Subaccount under the Morgan Stanley ESOP, shall count as “Mandatory Units” for purposes of Section 7(d)(iii).

3. Plan Benefits. Any person who participated in the Morgan Stanley ESOP prior to the ESOP Merger and who was entitled to benefits under the terms of the Morgan Stanley ESOP as in effect immediately prior to the ESOP Merger shall continue to be entitled to the same amount of accrued benefits without change under this Plan. Following the ESOP Merger, the forms of distribution (including the time, manner and medium of distribution) available with respect to participants’ Morgan Stanley ESOP benefits shall be the forms of distribution available under the applicable provisions of the Plan, plus such other forms of distribution as may be required to be provided under Code section 411(d)(6), as determined by the Plan Administrator. Certain former participants in the DPSP are currently receiving payment of a portion of their Morgan Stanley ESOP benefits pursuant to installment payment options that were available for participants who retired pursuant to the Morgan Stanley Employees Retirement Plan and commenced receiving distributions prior to March 1, 2001.

4. Elections and Other Forms. All elections by a participant under the Morgan Stanley ESOP prior to the ESOP Merger shall be given effect under this Plan, to the extent applicable, following the ESOP Merger, subject to a participant’s right to change such elections under the terms of the Plan. Such elections include, without limitation, dividend elections, distribution elections and beneficiary designations. Any qualified domestic relations orders (as defined in Code section 414(p)) applied against a participant’s account under the Morgan Stanley ESOP also shall be given effect under this Plan.

5. Loans. All outstanding loans of participants under the Morgan Stanley ESOP shall be transferred to this Plan. Notwithstanding the limitation on loans in Section 12(g)(i) of the Plan, in the case of a participant who has an account under both the Morgan Stanley ESOP

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DD-1

and this Plan prior to the ESOP Merger and has a loan outstanding against each such account, such loans may continue to be outstanding at the same time following the ESOP Merger. Following the ESOP Merger, transferred loans shall be governed by the terms of Section 12(g), provided that repayments on any transferred loan shall be invested in the Morgan Stanley Stock Fund. A participant who took a loan under the Morgan Stanley ESOP prior to the ESOP Merger shall be ineligible to take another loan under Section 12(g) until the expiration of 12 full calendar months following the date of such loan.

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